As filed with the U.S. Securities and Exchange Commission on March 31, 2025.

Registration No. 333-285809

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Shenni Holdings Limited

神你控股有限公司

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3841	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification number)

Mr. Minghai Zhou

Biopharmaceutical Industry Park

South Bridge Yongfeng County

Jian City, Jiangxi Province, China 331500

Tel: + (86) 0796-2218888

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor
New York, NY 10168

Phone: (800) 221-0102

Fax: (800) 944-6607

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey Li, Esq. FisherBroyles, LLP 1200 G Street NW, Suite 800 Washington, D.C. 20005 (202) 830-5905	Shane Wu, Esq. Ross Carmel, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS Subject to Completion	Dated March 31, 2025

3,000,000 Ordinary Shares

Shenni Holdings Limited

This is the initial public offering of the ordinary shares of Shenni Holdings Limited, par value $0.00025 per share (“Ordinary Shares”). We are offering on a firm commitment basis 3,000,000 ordinary shares. We expect the initial public offering price of the shares to be in the range of $4 to $6 per Ordinary Share. Prior to the completion of this offering, there has been no public market for our Ordinary Shares. We will apply to have our Ordinary Shares listed on the Nasdaq Capital Market (“NASDAQ”). We have reserved the trading symbol SNI for listing on the NASDAQ. There is no guarantee or assurance that our Ordinary Shares will be approved for listing on NASDAQ. However, we will not complete this offering unless we are so listed.

The offering is being made on a “firm commitment” basis by D. Boral Capital. See “Underwriting.”

Upon the completion of this offering, we will be a “controlled company” as defined under Nasdaq Stock Market Rules 5615(c) because Mr. Minghai Zhou, the Chairman of our board of directors, will beneficially own 54.5% of the voting power of our total issued and outstanding shares assuming the Underwriter does not exercise its over-allotment option, or 53.8% of the voting power our total issued and outstanding shares if the Underwriter exercises its over-allotment option in full. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and will be subject to reduced public company reporting requirements.

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk.  See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Ordinary Shares.

Shenni Holdings Limited is not a Chinese operating company but rather a Cayman Islands holding company without material operations and our business is conducted by our subsidiaries in China and this structure involves unique risks to investors. See “Risk Factors— Risks Related to Doing Business in China —Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations” and “Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations could result in a material and negative impact on our business operations, decrease the value of our Ordinary Shares and limit the legal protections available to you and us.”

There are legal and operational risks associated with being based in and having all our operations in China. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures was published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration, effective on February 15, 2022, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year and ; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. Pursuant to the New Overseas Listing Rules, domestic companies that seek initial public offering or listing securities overseas, both directly and indirectly, shall file with the CSRC within three working days after the submission of overseas offering/listing application. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within three working days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfil filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB 1 million to RMB 10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. Chinese domestic enterprises seeking to offer securities and list on overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list and trade on a U.S. or other foreign exchange except for the filing requirement with CSRC under New Overseas Listing Rules. We manufacture, sell and distribute urology medical devices and care products as well as sell and distribute cardiovascular and cerebrovascular medical devices in China. We are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security and we don’t have documents and materials which may adversely affect national security or public interests. However, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook, may impact our ability to accept foreign investments, offer our securities to investors or to list on a U.S. or other foreign exchange, and could impact our ability to conduct our business. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless. The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which has shortened the Holding Foreign Companies Accountable Act’s timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. The Company’s auditor is headquartered in Singapore and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. The Holding Foreign Companies Accountable Act and related regulations currently does not affect the Company as the Company’s auditor is subject to PCAOB’s inspection and investigation. See “Risk Factors— The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCOAB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in Hong Kong and mainland China. A potential consequence is that our ordinary shares may be delisted by the exchange. The delisting of our ordinary shares, or the threat of our ordinary shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.”

There has been no cash or assets transfers between the holding company and its subsidiaries as of the fiscal year ended March 31, 2024 and the six months ended September 30, 2024. See Consolidated Financial Statements.  None of our subsidiaries has made any dividend payment or distribution to our holding company as of the date this prospectus and they have no plans to make any distribution or dividend payment to the holding company in the near future. Neither the Company nor any of its subsidiaries has made any dividends or distributions to U.S. investors as of the date of this prospectus.

We are a holding company incorporated as an exempted company with limited liability in the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our business through our operating subsidiaries in China. Our Ordinary Shares offered in this prospectus are shares of our Cayman Islands holding company, not the shares of our operating subsidiaries.

As a holding company, we may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. However, our subsidiaries have not made any dividends or other distributions to our holding company or any U.S. investors as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC subsidiaries via capital contribution or shareholder loans, as the case may be. See “Selected Condensed Consolidated Financial Schedule of the Company and Its Subsidiaries” beginning on page 8 of this prospectus and “Selected Consolidated Financial Statements” on page F-1 of this prospectus.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange in China (“SAFE”) by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of the Company who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. For our Hong Kong subsidiary and the holding company (“Non-PRC Entities”), there is no restrictions on foreign exchange for such entities and they are able to transfer cash among these entities, across borders and to US investors. Also, there is no regulatory restrictions and limitations on the abilities of Non-PRC Entities to distribute earnings from their businesses, including from subsidiaries to the parent company or from the holding company to the U.S. investors. However, to the extent cash/assets in the business is in PRC/Hong Kong or our PRC/Hong Kong entity, the funds/assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash/assets. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiaries in China are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their respective registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. See “Dividend Distribution” and “Risk Factors–Risks Related to Doing Business in China – Governmental control of currency conversion may limit our ability to transfer cash between us and our subsidiaries or investors including our ability to utilize our net revenues effectively and affect the value of your investment.”

As of the date of this prospectus, we do not have cash management policies and procedures in place that dictate how funds are transferred through our organization. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. See “Dividend Distribution” on page 4.

The terms “the Company”, “Shenni Holdings”, “we”, “us”, “our company”, and “our” refer to Shenni Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands. We currently conduct substantially all of our business through Shenni Sanitary and Shenni Medical Device, our indirectly wholly owned subsidiary in China. Shenni Technology Limited, a company incorporated under the laws of Hong Kong, is a holding company and a wholly owned subsidiary of the Company. The securities offered in this prospectus are securities of Shenni Holdings Limited, our Cayman Islands holding company and investors are purchasing an interest in Shenni Holdings, not our operating entity in China.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts
Proceeds to us, before expenses	$	$

(1)	We have agreed to pay the Underwriter (as defined below) a discount equal to 7% of the public offering price.

(2)	We expect our total cash expense of this offering (including cash expenses payable to our Underwriter for its out-of-pocket expense) not to exceed $[ ], exclusive of the discount above. In addition, we will pay to our underwriter 1% of the total offering amount as the Underwriter’s non-accountable expenses. These payments will further reduce proceeds available to us before expenses. For a detailed description of the compensation to be received by the underwriter, see “Underwriting.”

We have granted the Underwriter a 45-day option to purchase up to an additional 450,000 ordinary shares at the public offering price, less the underwriting discounts, to cover any over-allotments. We have agreed to issue, on the closing date of this offering, the Underwriter’s warrants to the representative of the underwriters, by D. Boral Capital, to purchase an amount equal to 5% of the aggregate number of ordinary shares sold by us in this offering with an exercisable price equal to 125% of the public offering price. For a description of other terms of the underwriters’ warrants and a description of the other compensation to be received by the underwriter, see “Underwriting.”

The offering is being made on a “firm commitment” basis. The Underwriter is obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken. We have granted D. Boral Capital, the underwriter (the “Underwriter”), an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of our Ordinary Shares to be offered by us pursuant to this offering (excluding Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. If the Underwriter exercises this option in full, the total underwriting discounts payable will be $[          ] based on an assumed offering price of $[          ] per Ordinary Share, and the total gross proceeds to us, before underwriting discounts and expenses, will be $[          ]. We have agreed to issue, on the closing date of this offering, the underwriters’ warrants to the representative of the underwriters, D. Boral Capital, to purchase an amount equal to 5% of the aggregate number of Ordinary Shares sold by us in this offering with an exercisable price equal to 125% of the public offering price. For a description of other terms of the underwriters’ warrants and a description of the other compensation to be received by the Underwriter, see “Underwriting.”

The Underwriter expect to deliver the Ordinary Shares against payment as set forth under “Underwriting,” on or about ●, 2025.

D. BORAL CAPITAL

The date of this prospectus is ●, 2025

i

About this Prospectus

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any free-writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

For investors outside the United States, neither we nor the Underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934.

Until and including ●, 2025 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus and any free writing prospectus we may authorize to be delivered to you. Neither we nor the Underwriter have authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus and any related free writing prospectus. We and the Underwriter take no responsibility for and can provide no assurances as to the reliability of any information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is only accurate as of the date of this prospectus, regardless of the time of delivery of this prospectus and any sale of our Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“China” or the “PRC”, in each case, refers to the People’s Republic of China. The term “Chinese” has a correlative meaning for the purpose of this prospectus. When used in the case of laws and regulations of “China” or “the PRC”, it refers to only such laws and regulations of mainland China.

●	“EIT” is to PRC enterprise income tax;

●	“Exchange Act” is to the Securities and Exchange Act of 1934, as amended;

●	“MOFCOM” is to the Ministry of Commerce of the PRC;

●	“Ordinary Share(s)” are to our Ordinary Shares with a par value of US$0.00025 per share;

●	“PCAOB” is to Public Company Accounting Oversight Board;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“SAFE” is to the State Administration of Foreign Exchange;

●	“Securities Act” is to the Securities Act of 1933, as amended;

●	“Shenni Holdings,” “we,” “us,” “our company,” “the Company” and “our” are to Shenni Holdings Limited, a Cayman Islands exempted company with limited liability incorporated on March 8, 2024, and its subsidiaries;

●	“Shenni HK” is to Shenni Technology Limited, a wholly owned subsidiary of the Company, incorporated under the laws of Hong Kong on April 30, 2024;

●	“Shenni Medical Device” is to Jiangxi Shenni Medical Device Co., Ltd, a wholly owned subsidiary of WFOE incorporated under the laws of the PRC on March 05, 2021;

●	“Shenkang Trading” is to Jian Shenkang Trading Co., Ltd, a wholly owned subsidiary of WFOE incorporated under the laws of the PRC on March 15, 2024;

●	“Shenni Sanitary” is to Jiangxi Shenni Sanitary Products Co., Ltd., a wholly owned subsidiary of WFOE incorporated under the laws of the PRC on August 05, 2021.

●	“U.S.” is to the United States of America;

●	“US$,” “U.S. dollars,” “$” and “dollars” are to the legal currency of the United States;

●	“VIE” is to variable interest entity;

●	“WFOE” or “Shenni Technology” are to Shenni Health Technology (Jiangxi) Co., Ltd., a wholly owned subsidiary of Shenni HK and incorporated under the laws of the People’s Republic of China on August 19, 2024;

●	“Xiangyiyuan Healthcare” is to Jiangxi Xiangyiyuan Healthcare Industry Co., Ltd, a wholly owned subsidiary of WFOE incorporated under the laws of the PRC on January 24, 2018; and

●	“Zihong Trading” is to Jiangxi Zihong Trading Co., Ltd, a wholly owned subsidiary of WFOE incorporated under the laws of the PRC on November 13, 2022.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the Underwriter of its over-allotment option.

Our business is conducted by our subsidiaries in the PRC, using Renminbi (“RMB”), the currency of China. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

iii

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes and the risks described under “Risk Factors” beginning on page 12. We note that our actual results and future events may differ significantly based upon a number of factors. This prospectus contains information from an industry report, dated January 21, 2025, commissioned by us and prepared by CEVSN Information Consulting Co., Ltd, an independent research firm, to provide information regarding our industry and our market position in China. We refer to this report as the “CEVSN Report.” The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We are a holding company incorporated in the Cayman Islands. Our ordinary shares offered in this prospectus are shares of our Cayman Islands holding company. As a holding company with no material operations of our own, we conduct our business through our operating subsidiaries in China. We own 100% equity interest of all our subsidiaries including the operating subsidiary in China and do not have a VIE structure.

We, through our operating subsidiaries in China, primarily are engaged in the business of the manufacture and distribution of urology medical devices and care products as well as sales and distribution of cardiovascular and cerebrovascular medical devices.

Our key urology medical device products are as follows and they are classified as Class II medical devices and approved for distribution and sale in China:

1.	Guide Wire: a medical device used for urological surgery and diagnosis, mainly used to guide other instruments (such as ureteroscopes, stent tubes, etc.) into the urinary tract.

2.	Catheter Sheath: a medical device used in urological surgery, mainly used to establish a catheter during endoscopic surgery, thereby facilitating the entry of endoscopes and other instruments into the urinary tract.

3.	PTA Balloon Catheter: mainly used for percutaneous transluminal angioplasty of ureteral stricture, or for ureteral dilation before ureteroscopy or stone manipulation.

Our key cardiovascular and cerebrovascular medical device products are as follows and they are classified as Class III medical devices and approved for distribution and sale in China:

1.	Catheter Series for Cardiovascular and Cerebrovascular Intervention: a tubular device used for the delivery of liquids, gases, or other substances within the body. Depending on the specific application and design, the components of a catheter may include an outer shell, inner lumen, feeding end, outlet end, guidewire, and operable parts.

2.	Guidewire Series for Cardiovascular and Cerebrovascular Intervention: a thin, flexible metal wire used in medical interventional therapy, primarily for guiding other medical devices (such as catheters, stents, etc.) into blood vessels or other body cavities.

3.	Stent Series for Cardiovascular and Cerebrovascular Intervention: medical devices used to support or repair narrowed or occluded blood vessels, cavities, or other body structures within the human body.

4.	Embolization Series for Cardiovascular and Cerebrovascular Intervention: A category of medical devices inserted into the body or natural orifices through surgical means for therapeutic or diagnostic purposes.

Our key urology care products include Shenni Oil Antimicrobial Wet Wipes, Shenni Oil Antimicrobial Spray, and Shenni Oil Feminine Intimate Care Liquid are a range of products designed for the cleaning and care of both men and women’s intimate hygiene.

Our customers are pharmaceutical and device distributors, pharmacies and hospitals.

●	Distributors and pharmacies: they are large distributors who we directly cooperate with, such as pharmaceutical and medical device distribution companies, including Huarun Jiangxi Pharmaceutical Co., Ltd, Sinopharm Holding Jiangxi Medical Device Supply Chain Co., Ltd, Sinopharm Holding Ganzhou Medical Trade Co., Ltd, and Sinopharm Holding Jiangxi Co., Ltd. We also sell to the large chain pharmacies in China, such as:

●	Hospitals: we sell to public hospitals of grade 3 or above in all provinces (autonomous regions), municipalities, and directly administered municipalities in China, as well as major private medical groups across the country.

We have entered into a Medical Devices Purchase Agreement (the “Agreement”) with our largest supplier Nanchang Mingnuo Technology Co., Ltd. The material terms of the Agreement between Jiangxi Shenni Medical Device Co., Ltd., a wholly owned subsidiary of the Company(the “Party A”) and Nanchang Mingnuo Technology Co. Ltd., Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd., the largest supplier of the Company (the “Party B”) include: (i) Party A will purchase medical devices from Party B based upon each specific order including product name, model and specification and quantity; (ii) Party A shall pay for the prices of the products within the timeline according to the contract; (iii) Party B shall deliver the products at the agreed time according to the orders; (iv) Party A shall inspect the products upon receiving them; (v) Party B shall assure that the medical device products meeting the regulatory requirements of China and their quality meet the national and industry standards; (vi) if Party A finds any quality issues of the products, it shall raise them timely and can a hire third party exam and testing institute to conduct test for the parties to settle such quality issue with Party B; (vii) Party B shall be responsible for the repair, maintenance and after sales services for its products; (viii) if Party B fails to deliver the products according to the contract, it shall pay for a liquidated damage at 2% of the price of the undelivered products; and (ix) if any part of the agreement is inconsistent with the mandatory standards of the regulations in China, such mandatory standards shall apply.

We derive our revenue primarily from three sources: (i) sales and distribution of cardiovascular and cerebrovascular medical devices, (ii) sales and distribution of urology medical devices, (iii) sales and distribution of urology care products. During the fiscal year ended March 31, 2024, our revenue increased by approximately 1618.7%, to approximately $10.58 million from $0.62 million for the fiscal year ended March 31, 2023. During the six months ended September 30, 2024, our revenue increased by approximately 807.8%, to approximately $11.18 million from $1.23 million for the six months ended September 30, 2023. In the fiscal year ended March 31, 2024, our net income amounted to approximately $1.54 million, representing an increase of approximately 1377.2%, compared to net loss of $0.12 million in the fiscal year ended March 31, 2023. The significant increase in revenue and net income in the fiscal year ended March 31, 2024 comparing to the fiscal year ended March 31, 2023 was primarily attributable to (i) new business of sales and distribution of cardiovascular and cerebrovascular medical devices that we developed during fiscal year 2024 and (ii) increased marketing and promotion activities after the control measures for COVID-19 lifted in China since February 2023. We have made major adjustments of our business strategy to sell and distribute for high-end medical device products of other manufacturers, in addition to the urology medical devices that manufactured by ourselves. Due to the long cycle, high difficulty and high investment in research and development of our own products and obtaining the registration and permits for such products, we have decided to rapidly enter the market as a distributor for certain high-quality products made by other manufacturers to quickly grow our business and increase our revenues. This new business model has generated revenues for the new products of intracranial stenting systems, intracranial support catheters, releasable spring coils, nerve guidewires, guidewires, balloon catheters, microcatheters, embolization stents, single-use intracranial thrombus aspiration catheters, and flow-directed embolization devices during fiscal year 2024, which accounted for 98% of our increased revenue. During the six months ended September 30, 2024, our net income amounted to approximately $1.87 million, representing an increase of approximately 948.5%, compared to net income of $0.18 million in the six months ended September 30, 2023.

We are committed to the research, development, production, and sales of high quality urology medical devices and care product as well as sales and distribution of high quality cardiovascular and cerebrovascular medical devices and other medical devices. We aim to bring smarter, efficient, and accessible and minimally invasive surgical instruments to doctors and patients in China. We have a team of professionals specializing in medical device research and development, production, quality control, marketing, sales and distribution.

Our operating subsidiaries are incorporated and operating in mainland China and they have received all required permissions from Chinese authorities to operate their current business in China, which are Business license, Good Manufacturing Practice Permit, Bank Account Open Permit, Healthcare Product Permit, Medical Device Manufacture Permit and Medical Device Distribution Permits.

As a manufacturer and distributor of urology medical devices and care products as well as distributor of cardiovascular and cerebrovascular medical devices, we do not believe that we and our subsidiaries are Critical Information Infrastructure Operators (“CIIO”) or Online Platform Operators as defined in Cybersecurity Review Measures published by Cyberspace Administration of China, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration on December 28, 2021 and became effective on February 15, 2022. As of the date of this prospectus, we and our subsidiaries (1) are not required to obtain permissions from any PRC authorities to issue our securities being registered for sale to foreign investors other than the filing requirement with CSRC within three business days after we make any oversea securities offering under New Overseas Listing Rules, (2) are not subject to permission requirements from China Securities Regulatory Commission (the “CSRC”), Cyberspace Administration of China (“CAC”) or any other authority that is required to approve of our business operations in China other than the permits and approvals that we have obtained, and (3) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. On February 17, 2023, the CSRC released the New Overseas Listing Rules with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. Pursuant to the New Overseas Listing Rules, domestic companies that seek initial public offering or listing securities overseas, both directly and indirectly, shall file with the CSRC within three working days after the submission of overseas offering/listing application. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within three working days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfil filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB 1 million to RMB 10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. We are subject to the relevant filing procedures of the CSRC in connection with our overseas offerings under the New Overseas Listing Rules, including the public offering pursuant to this registration statement. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. PRC domestic enterprises seeking to offer securities and list in overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. Our operating subsidiaries manufacture and sell urology medical devices and care products as well as sell cardiovascular and cerebrovascular medical devices in China and they are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security and they don’t have documents and materials which may adversely affect national security or public interests. However, given the current PRC regulatory environment, it is uncertain whether we, our PRC subsidiary or VIE and its subsidiaries, will be able to obtain such permission or be required to obtain other permission from the PRC government to list on U.S. exchanges or offer its securities overseas, and even when such permission is obtained, whether it will be denied or rescinded. If we or our subsidiaries do not receive or maintain such permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, it could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, cause the value of our securities to significantly decline or become worthless and could result in a material and negative impact on our business operations, including fines or penalties imposed by the relevant PRC regulatory authority, revocation our subsidiaries’ business licenses and suspension of their respective business operations.

Our independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis with the last inspection in December 2023 and is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. The Holding Foreign Companies Accountable Act and related regulations currently does not affect the Company as the Company’s auditor is subject to PCAOB’s inspection and investigation. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. If it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, the lack of inspection could cause the trading in our securities to be prohibited under the Holding Foreign Companies Accountable Act, and as a result Nasdaq may delist our securities. If our securities are unable to be listed on another securities exchange, such a delisting would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares. Further, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to list our Ordinary Shares on Nasdaq, which could materially impair the market for and market price for our securities.

Dividend Distribution

Our PRC operating entity receives substantially all of our revenue in RMB. Under our current corporate structure, to fund any cash and financing requirements, we may rely on dividend payments from Shenni HK and WFOE. WFOE may receive dividend payments from our operating subsidiaries. WFOE may make distribution of such payments to Shenni HK as dividends.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, WFOE is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

Current PRC regulations permit our PRC subsidiary to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiary in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Under the existing laws of Hong Kong, funds from capital accounts can be repatriated and remitted overseas without restrictions, and there is no foreign exchange control imposed. According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

As of the date of this prospectus, WFOE has not made any dividends or distributions to Shenni HK, Shenni HK has not made any dividends or distribution to the holding company, and no dividends or distributions have been made by the Company to its shareholders. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.  Pursuant to the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Tax Evasion With Respect to Taxes On Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5%, if the recipient of the relevant dividends qualifies certain necessary requirements, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. The 5% withholding tax rate, however, does not automatically apply and in current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by WFOE to its immediate holding company, Shenni HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Shenni HK intends to apply for the tax resident certificate if and when WFOE plans to declare and pay dividends to Shenni HK.

Our Competitive Strengths

We believe the following strengths differentiate us from our competitors and are key drivers of our success:

1.	Geographic Advantage: Located in Yongfeng County, Jiangxi Province, the birthplace of the Chinese revolution and known as the hometown of Ouyang Xiu, providing a rich cultural foundation and talent resources.

2.	Professional Team: Equipped with a team of medical device industry experts in R&D, production, quality management, and marketing, ensuring the professionalism and market competitiveness of the products.

3.	Innovation-Driven: The company focuses on innovation, continuously developing new products to meet the changing market demands in the field of minimally invasive surgery.

4.	Quality Control: Implementing a strict quality management system to ensure that each product meets high standards, enhancing brand credibility and customer trust.

5.	Market Layout: Having established cooperative relationships with well-known domestic hospitals to establish a stable revenue stream and develop and distribute new products to demonstrate the Company’s market foresight.

6.	Value-Oriented: Adhering to the values of integrity, cooperation, innovation, passion, and customer-centricity, forming a strong corporate culture that promotes continuous and healthy development.

Our Growth Strategies

In order to enhance our competitive position and expand our markets, we intend to pursue the following strategies and leverage our strengths to further grow our business:

1.	R&D Investment: Continuously increase investment in R&D to promote product innovation and technological upgrades to meet market demands.

2.	Market Diversification: Further expand domestic markets in China with new business and products, especially the development of new products, to achieve sales growth. We plan to develop a total of 20 new product in the next 2-3 years. Currently, we are developing new products of trocars, suturing devices, and staplers that are mainly applied in various minimally invasive surgeries, including cholecystectomy (gallbladder removal), appendectomy (appendix removal), gastrointestinal surgeries, and circumcision. In 2026 and 2027, we plan to develop new types of catheters, ligators, and foreign body forceps, which will be primarily used in pulmonary surgeries, gastrointestinal surgeries, and vascular ligation as well as microwave ablation needles, ablation electrodes, and drainage tubes, which will be mainly used for tissue ablation and drainage/irrigation during surgeries

3.	Brand Building: Strengthen brand promotion and marketing to enhance brand awareness and influence.

4.	Talent Cultivation: Attract and cultivate high-quality talent, establish effective talent incentive and training mechanisms, and ensure the company’s innovative vitality and sustainable development.

5.	Optimize Supply Chain: Improve the efficiency and response speed of the supply chain through technological and managerial innovations, reducing costs.

6.	Customer Relationship Management: Strengthen communication and services with customers to improve customer satisfaction and loyalty.

Corporate History and Structure

Shenni Holdings Limited is a holding company incorporated in the Cayman Islands on March 8, 2024. Shenni Holdings established its directly wholly owned subsidiary Shenni Technology Limited, a Hong Kong company, on April 30, 2024. Shenni HK established a wholly foreign-owned subsidiary Shenni Technology in China, on August 19, 2024. Shenni Technology has the following Chinese subsidiaries: Shenni Sanitary, Shenni Medical Device, Zihong Trading, Xiangyiyuan Healthcare and Shenkang Trading. In anticipation of this offering, we completed a reorganization of the Company in August 2024.

The Ordinary Shares offered in this offering are shares of the Cayman Islands holding company. As a holding company with no material operations of our own, we conduct all of our operations through our subsidiaries based in China.

Since Shenni Holdings and its subsidiaries are effectively controlled by the same controlling shareholders before and after the reorganization, they are considered under common control. The above-mentioned reorganization accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Upon the reorganization, the Company has subsidiaries in countries and jurisdictions including PRC and Hong Kong. Details of the subsidiaries of the Company are set out below:

Subsidiaries	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
Shenni Sanitary	August 05, 2021	Jiangxi, China	100%	Sales and Distribution of Sanitary Products
Shenni Medical Device	March 05, 2021	Jiangxi, China	100%	Manufacture and Sale of Medical Devices
Zihong Trading	November 13, 2022	Jiangxi, China	100%	Trading of Stationery, Office Supplies, and Sanitary Products
Xiangyiyuan Healthcare	January 24, 2018	Jiangxi, China	100%	Sales of Food, Beverage, Health Food, Consumer Products, Cosmetics, Pharmaceutical products and Medical Devices
Shenkang Trading	March 15, 2024	Jiangxi, China	100%	Trading of Sanatory and Healthcare Products
Shenni HK	April 30, 2024	Hong Kong	100%	Holding Company
Shenni Technology/WFOE	August 19, 2024	Jiangxi, China	100%	Holding Company

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of this prospectus and immediately upon the completion of this offering, assuming no exercise of the over-allotment by Underwriter:

Mr. Minghai Zhou
Mr. Xiaoping Zhou
Ms. Meilian Wang
Ms. Jianying Rao
Mr. Zhixiong Liu
100%
100%
100%
100%
100%
YUANSHENGLANGHE (BVI) LIMITED
YINGBEIJIA (BVI) LIMITED
WEIHAO(BVI) LIMITED
OUGONG(BVI) LIMITED
XIANGYIYUAN(BVI) LIMITED
PUBLIC SHAREHOLDERS
Pre-IPO%/Post-IPO%
60%/ [ ]%
25%/ [ ]%
5%/ [ ]%
5%/ [ ]%
5%/ [ ]%
N/A/ [ ]%
Shenni Holdings Limited
"Shenni Holdings"
Cayman Islands, March 8, 2024
100%
Shenni Technology Limited
"Shenni HK"
Hong Kong, April 30, 2024
100%
Offshore
Onshore
Shenni Medical Technology (Jiangxi) Co., Ltd
"Shenni Technology/WFOE", China, August 19, 2024
100%
Jiangxi Shenni Sanitary Products Co., Ltd
"Shenni Sanitary", China, August 05, 2021
100%
100%
100%
100%
100%
Jiangxi Shenni Medical Device Co., Ltd
"Shenni Medical Device"
China, March 05, 2021
Jiangxi Zihong Trading Co., Ltd
"Zihong, Trading"
China, November 13, 2022
Jiangxi Xiangyiyuan Healthcare Industry Co., Ltd
"Xiangyiyuan Healthcare"
China, January 24, 2018
Jian Shenkang Trading Co., Ltd
"Shenkang Trading"
China, March 15, 2024

As a result of our corporate structure, Shenni Holdings’ ability to pay dividends may depend upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Implications of Being a “Foreign Private Issuer”

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD (Fair Disclosure) aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	our insiders are not required to comply with Section 16 of the Exchange Act requiring such individuals and entities to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including but not limited to (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Ordinary Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Implications of Being a “Controlled Company”

Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering, Mr. Minghai Zhou, the Chairman of our board of directors, will beneficially own 54.5% of the voting power for election of directors assuming the Underwriter does not exercise its over-allotment option, or 53.8% of the voting power for election of directors if the Underwriter exercises its over-allotment option in full. As a result, upon completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules. As a “controlled company,” we will be permitted to elect not to comply with certain corporate governance requirements. See “Risk Factors—Risks related to our Ordinary Shares and this offering— We will be a “controlled company” as defined under the Nasdaq Stock Market Rules. As a result, we may rely on exemptions from certain corporate governance requirements and holders of our Ordinary Shares may not have the same protections generally available to shareholders of other companies listed on stock exchanges in the United States.”

Selected Condensed Consolidated Financial Schedule of the Company and Its Subsidiaries

You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this prospectus, “Selected Consolidated Financial Data,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We have derived the audited financial data for the fiscal years ended March 31, 2023 and 2024 from our audited financial statements included in this prospectus. We also have derived the unaudited financial data for the six months ended September 30, 2023 and 2024 from our unaudited financial statements included in this prospectus.

Results of Operations Data:

	For the years ended March 31,
	2024	2023
	US$	US$
Revenues	10,577,562	615,448
Net income(loss)	1,537,717	(120,401)
Basic and diluted earnings per share	0.051	(0.004)
Weighted average number of Ordinary Shares issued and outstanding	30,000,000	30,000,000

	For the six months ended September 30,
	2024	2023
	US$	US$
Revenues	11,175,922	1,231,154
Net income	1,865,313	177,900
Basic and diluted earnings per share	0.062	0.006
Weighted average number of Ordinary Shares issued and outstanding	30,000,000	30,000,000

Balance Sheet Data:

	As of September 30,	As of March 31,
	2024	2024	2023
	US$	US$	US$
Cash and restricted cash	984,964	130,575	89,963
Working capital	3,073,092	1,342,551	(136,982)
Total assets	11,097,428	9,763,565	5,670,998
Total liabilities	6,948,004	7,592,488	5,075,762
Total shareholders’ equity	4,149,424	2,171,077	595,236

Corporate Information

Our principal executive offices are located at Biopharmaceutical Industry Park, South Bridge Yongfeng, Jian City, Jiangxi Province, China. Our telephone number at this address is +86-0796-2218888. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices.

Summary of Risk Factors

We are a holding company incorporated in the Cayman Islands, investing in our Ordinary Shares involves significant risks. All of our revenues were generated by our PRC operating subsidiary. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects.

Risks Related to Our Business

●	The Company is subject to risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19). (see page 12 of this prospectus)

●	We have a substantial customer concentration, with a limited number of customers accounting for a large portion of our revenues. (see page 13 of this prospectus)

●	We depend on developing new products and improving existing products and processes to grow our business and consequently, we are subject to risks associated with rapid market changes. (see page 13 of this prospectus)

●	We may be subject to product liability claims, and we do not have insurance coverage to cover these claims. (see page 13 of this prospectus)

●	Uncertain economic or social conditions may adversely impact demand for our products or cause our customers and other business partners to suffer financial hardship, which could adversely impact our business. (see page 12 of this prospectus)

●	A significant change in customer relationships or in customer demand for our products could have a significant impact on our business (see page 13 of this prospectus)

●	If the reputation of the Company or one or more of our brands erodes significantly, it could have a material impact on our financial results. (see page 14 of this prospectus)

●	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position. (see page 19 of this prospectus)

●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations. (see page 20 of this prospectus)

Risks Relating to Doing Business in China

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations. (see page 22 of this prospectus)

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business. (see page 25 of this prospectus)

●	PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of this offering to make loans to our PRC subsidiaries or to make additional capital contributions to our PRC subsidiaries, which may materially and adversely affect our liquidity and our ability to fund and expand our business. (see page 25 of this prospectus)

●	Uncertainties and quick change in the PRC legal system could result in a material and negative impact our business operations, decrease the value of our Ordinary Shares and limit the legal protections available to you and us. (see page 24 of this prospectus)

●

There are significant regulatory, liquidity, and enforcement risks for being based in or having the majority of our operations in China. The Chinese government exerts substantial influence over the manner in which we must conduct our business or the offerings conducted overseas and/or foreign investment in China-based issuers, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless. If Chinese government specifically exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result not only in a material change in our operations, but also the value of the securities we are registering for sale. Any risks that any actions by the Chinese government to exert more oversight and control, specifically, over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless (see page 27 of this prospectus)

●

Because we are a Cayman Islands corporation and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. (see page 27 of this prospectus)

●

The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCOAB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in mainland China. A potential consequence is that our ordinary shares may be delisted by the exchange. The delisting of our ordinary shares, or the threat of our ordinary shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections. (see page 28 of this prospectus)

●

The filing with the China Securities Regulatory Commission (“CSRC”) is required in connection with this public offering, any other future offerings and certain events of the Company under New Overseas Listing Rules, and we cannot assure you that we will be able to timely make such filing, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to timely file with the CSRC for such offerings. (see page 30 of this prospectus)

●	Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China. (see page 33 of this prospectus)

Risks Related to Our Ordinary Shares and This Offering

●	There has been no public market for our shares prior to this offering, and if an active trading market does not develop you may not be able to resell our shares at or above the price you paid, or at all. (see page 35 of this prospectus)

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively. (see page 36 of this prospectus)

●	We are not likely to pay cash dividends in the foreseeable future. (see page 36 of this prospectus)

These risks are discussed more fully in the section titled “Risk Factors” beginning on page 12 of this prospectus, and other information included in this prospectus, for a discussion of these and other risks and uncertainties that we face.

The Offering

Below is a summary of the terms of the offering:

Issuer	Shenni Holdings Limited

Securities being offered:	3,000,000 Ordinary Shares.

Initial offering price:	We currently estimate that the initial public offering price will be between $4.00 and $6.00 per Ordinary Share.

Number of Ordinary Shares outstanding before the offering:	30,000,000 of our Ordinary Shares are outstanding as of the date of this prospectus.

Over-allotment option	We have granted the Underwriter an option for a period of 45 days to purchase up to an aggregate of 450,000 additional Ordinary Shares.

Number of Ordinary Shares Outstanding After the Offering :	33,000,000 Ordinary Shares assuming no exercise of the Underwriter’s over-allotment option. 33,450,000 Ordinary Shares assuming full exercise of the Underwriter’s over-allotment option.

Gross proceeds to us, net of underwriting discounts but before expenses[1]:	Between $11,160,000 and $16,740,000, based on an offering price between $4.00 and $6.00 per share.

Use of proceeds:

We intend to use the net proceeds of this offering: (1) 40% for development of new product line; (2) 30% for expansion and Construction of the production facility; (3) 20% for marketing and promotion; and (4) 10% for working capital and general corporate matters, see “Use of Proceeds” on page 43.

Lock-up	All of our directors and officers and certain shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period 180 days after the effectiveness of the registration statement, of which this prospectus forms a part. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Transfer Agent	[ ]

Proposed Nasdaq Symbol:	SNI

Risk factors:	Investing in our Ordinary Shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 12.

1	Excludes Ordinary Shares pursuant to the Underwriter’s over-allotment option.

RISK FACTORS

An investment in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our Ordinary Shares. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business

The Company is subject to risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19).

The Company is impacted by public health crises such as the global pandemic associated with COVID-19. The outbreak has significantly increased economic and demand uncertainty. The COVID-19 pandemic has created unique global and industry-wide challenges, including challenges to many aspects of our business. In the first half of 2020, the COVID-19 pandemic resulted in quarantines, travel restrictions, the temporary closure of business venues and facilities in China, and the adoption of remote working, with some of these restrictive measures still sporadically in effect today. The Company primarily conducts its business operations in the PRC. In response to the evolving dynamics related to the COVID-19 outbreak, the Company has followed the guidelines of local government authorities as it prioritizes the health and safety of its employees, suppliers, customers and business partners. During the heights of the COVID-19 pandemic, our office and manufacturing facility were temporarily closed for about three weeks in early 2020.

The ability of our suppliers, vendors and other partners in our supply chain to timely deliver products was also adversely affected, and may continue to be adversely affected, by the COVID-19 pandemic for similar reasons. The COVID-19 pandemic may impact the manufacturing and sourcing of products and materials in China, as it may result in potential factory closures, inability to obtain raw materials, supply chain disruptions and disruption of transportation of goods produced in China. The COVID-19 pandemic has disrupted supply chain, which has increased our freight costs and delayed our product delivery. Starting in July 2020, our business has recovered as individuals and entities resumed their business activities which were delayed or postponed due to the COVID-19 outbreak. However, travel restrictions, quarantine requirements and/or temporary closure of office buildings and facilities have been imposed by local governments due to the outbreak of Omicron variant in Hunan province and many other cities in China, including Shenzhen, Xi’an, Shanghai, Nanchang and Taiyuan in 2022. In early December 2022, Chinese government eased the strict control measure for COVID-19, which has led to surge in increased infections and disruption in our business operations in December 2022 and January 2023. Any future impact of COVID-19 on our operation results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and resurgence of COVID-19 variants and the actions taken by government authorities to contain COVID-19 or treat its impact, almost all of which are beyond our control. Due to the significant uncertainties surrounding any further outbreak or resurgence of COVID-19 and actions that might be taken by governmental authorities, the extent of the future business disruption and the related financial impacts on our business cannot be reasonably estimated at this time.

Uncertain economic or social conditions may adversely impact demand for our products or cause our customers and other business partners to suffer financial hardship, which could adversely impact our business.

Our business could be negatively impacted by reduced demand for our products related to one or more significant local, regional or national economic or social disruptions. These disruptions have included and may in the future include: a slow-down, recession or inflationary pressures in the general economy; reduced market growth rates; tighter credit markets for our suppliers, vendors or customers; a significant shift in government policies; significant social unrest; the deterioration of economic relations between countries or regions, including potential negative consumer sentiment toward non-local products or sources; or the inability to conduct day-to-day transactions through our financial intermediaries to pay funds to or collect funds from our customers, vendors and suppliers. Additionally, these and other economic conditions may cause our suppliers, distributors, contractors or other third-party partners to suffer financial or operational difficulties that they cannot overcome, resulting in their inability to provide us with the materials and services we need, in which case our business and results of operations could be adversely affected.

Customers may also suffer financial hardships due to economic conditions such that their accounts become uncollectible or are subject to longer collection cycles. In addition, if we are unable to generate sufficient sales, income and cash flow, it could affect the Company’s ability to achieve expected share repurchase and dividend payments.

We have a substantial customer concentration, with a limited number of customers accounting for a large portion of our revenues.

We derive a large portion of our revenues from a few major customers. For the year ended on March 31, 2024, our largest customer accounted for approximately 32% of the Company’s total revenue. For the year ended on March 31, 2023, our largest customer accounted for approximately 8% of the Company’s total revenue. For the six months ended on September 30, 2024, our largest customer accounted for approximately 24% of the Company’s total revenue. For the six months ended on September 30, 2023, our largest customer accounted for approximately 32% of the Company’s total revenue. There are inherent risks whenever a large percentage of the total revenue is concentrated with one customer. It is not possible for us to predict the future level of demand for our products that will be generated by such customer or the future demand for our products by such customer. If such customer experiences declining or delayed demands due to market, economic or competitive conditions, we could be pressured to reduce our prices or they could decrease the purchase quantity of our products, which could have an adverse effect on our margins and financial position, and could negatively affect our revenues and results of operations.  If our largest customer terminates the purchase of our products, such termination would materially negatively affect our revenues, results of operations and financial condition.

We depend on developing new products and improving existing products and processes to grow our business and consequently, we are subject to risks associated with rapid market changes.

Our growth depends, in part, on our ability to successfully introduce new products and product line extensions and improve and reposition our existing products to meet the requirements of customers. This, in turn, depends on our ability to predict and respond to evolving trends, demands and preferences of our customers. We primarily are in the business of urology care products and medical devices. The success of introducing new products depends on customer preferences, which differ across and within each of the markets where we operate or plan to operate and may shift over time in response to changes in demographics, social trends, economic circumstances, and marketing efforts of our competitors. The development and introduction of new products and product line extensions also involve considerable costs. In addition, it may be difficult to establish new supplier relationships and determine appropriate product selections when developing a new product or product line extension. Any new product or product line extension may not generate sufficient customer interest and sales to become a profitable product or to cover the costs of its development and promotion and may negatively affect our operating results and damage our reputation. If we are not able to anticipate, identify or develop and market products to respond to the changes in the requirements and preferences of customers, or if our new product introductions or repositioned products fail to gain customer acceptance, we may not grow our business as anticipated, our sales may decline and our business, financial condition and results of operations may be materially adversely affected.

We may be subject to product liability claims, and we do not have insurance coverage to cover these claims.

We manufacture urology medical devices and care products. Any defect of our products for their intended purposes, failure to use our products properly or the malfunction of our products could result in damages. In such cases, we may be subject to product liability claims arising from the design, manufacture or sale of our products. If these claims are decided against us, and we are found to be liable, we may be required to pay substantial damages. In addition, we do not currently maintain any product liability insurance for the products offered by us. As a result, any material product liability claim or litigation could have a material and adverse effect on our business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our reputation.

We rely on a limited number of vendors, and the loss of one of our significant vendors could harm our business, and the loss of any one of such vendors could have a material adverse effect on our business.

We purchase all the cardiovascular and cerebrovascular medical device products that we sell from third party manufacturers. We purchase a significant portion of our raw materials from a few major suppliers. For the year ended March 31, 2024, our largest supplier accounted for approximately 85% of our total purchases. For the year ended March 31, 2023, top three major suppliers accounted for approximately 16%,16%, and 15% of our total purchases, respectively. For the six months ended September 30, 2024, our largest supplier accounted for approximately 72% of our total purchases. For the six months ended September 30, 2023, our largest supplier accounted for approximately 72% of our total purchases, respectively. If any of these suppliers increase the price for raw materials, we could be pressured to increase our product prices or reduce our profit margin, which could cause us to lose customers and negatively affect our revenues and profit margin.

A significant change in customer relationships or in customer demand for our products could have a significant impact on our business.

We sell most of our products distributors, pharmacies, and hospitals. Our success depends on our ability to successfully manage relationships with our customers, which includes our ability to offer trade terms that are mutually acceptable and are aligned with our pricing and profitability targets. Continued concentration among our distributor and hospital customers could create significant cost and margin pressure on our business, and our business performance could suffer if we cannot reach agreement with a key customer on trade terms and principles. Our business could also be negatively impacted if a key customer were to significantly reduce the inventory level of or shelf space allocated to our products as a result of increased offerings of other branded manufacturers, private label brands and generic non-branded products or for other reasons, significantly tighten product delivery windows or experience a significant business disruption.

If the reputation of the Company or one or more of our brands erodes significantly, it could have a material impact on our financial results.

The Company’s reputation, and the reputation of our brands, form the foundation of our relationships with key stakeholders and other constituencies, including consumers, customers and suppliers. The quality and safety of our products are critical to our business. Many of our brands have nationwide recognition and our financial success directly depends on the success of our brands. The success of our brands can suffer if our marketing plans or product initiatives do not have the desired impact on a brand’s image or its ability to attract consumers. Our results of operations or cash flows could also be negatively impacted if the Company or one of our brands suffers substantial harm to its reputation due to a significant product recall, product-related litigation, defects or impurities in our products, product misuse, changing consumer perceptions of certain ingredients, negative perceptions of packaging (such as plastic and other petroleum-based materials), lack of recyclability or other environmental impacts, concerns about actual or alleged labor or equality and inclusion practices, privacy lapses or data breaches, allegations of product tampering or the distribution and sale of counterfeit products. Additionally, negative or inaccurate postings or comments on social media or networking websites about the Company or one of its brands could generate adverse publicity that could damage the reputation of our brands or the Company. If we are unable to effectively manage real or perceived issues, including concerns about safety, quality, ingredients, efficacy, environmental or social impacts or similar matters, sentiments toward the Company or our products could be negatively impacted, and our results of operations or cash flows could suffer. Our Company also devotes time and resources to citizenship efforts that are consistent with our corporate values and are designed to strengthen our business and protect and preserve our reputation, including programs driving ethics and corporate responsibility, strong communities, equality and inclusion and environmental sustainability. While the Company has many programs and initiatives to further these goals, our ability to achieve these goals is impacted in part by the actions and efforts of third parties including local and other governmental authorities, suppliers, vendors and customers. If these programs are not executed as planned or suffer negative publicity, the Company’s reputation and results of operations or cash flows could be adversely impacted.

We rely on third parties in many aspects of our business, which creates additional risk.

Due to the scale and scope of our business, we must rely on relationships with third parties, including our suppliers, distributors, contractors, commercial banks and external business partners, for certain functions. If we are unable to effectively manage our third-party relationships and the agreements under which our third-party partners operate, our results of operations and cash flows could be adversely impacted. Further, failure of these third parties to meet their obligations to the Company or substantial disruptions in the relationships between the Company and these third parties could adversely impact our operations and financial results. Additionally, while we have policies and procedures for managing these relationships, they inherently involve a lesser degree of control over business operations, governance and compliance, thereby potentially increasing our financial, legal, reputational and operational risk.

Our business results depend on our ability to manage disruptions in our global supply chain.

Our ability to meet our customers’ needs and achieve cost targets depends on our ability to maintain key manufacturing and supply arrangements, including execution of supply chain optimizations and certain sole supplier or sole manufacturing plant arrangements. The loss or disruption of such manufacturing and supply arrangements, including for issues such as labor disputes or controversies, loss or impairment of key manufacturing sites, discontinuity or disruptions in our internal information and data systems or those of our suppliers, inability to procure sufficient raw or input materials (including water, recycled materials and materials that meet our labor standards), significant changes in trade policy, natural disasters, increasing severity or frequency of extreme weather events due to climate change or otherwise, acts of war or terrorism, disease outbreaks or other external factors over which we have no control, have at times interrupted and could, in the future, interrupt product supply and, if not effectively managed and remedied, could have an adverse impact on our business, financial condition, results of operations or cash flows.

Our businesses face cost fluctuations and pressures that could affect our business results.

Our costs are subject to fluctuations, particularly due to changes in the prices of commodities (including certain petroleum-derived materials like resins and paper-based materials like pulp) and raw and packaging materials and the costs of labor, transportation, energy, pension and healthcare. Inflation pressures could also result in increases in these input costs. Therefore, our business results depend, in part, on our continued ability to manage these fluctuations through pricing actions, cost saving projects and sourcing decisions, while maintaining and improving margins and market share. Failure to manage these fluctuations could adversely impact our results of operations or cash flows.

If we become subject to additional scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our Ordinary Shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed China-based companies has decreased in value and, in some cases, has become virtually worthless. Many of these companies have been subject to shareholder lawsuits and SEC enforcement actions and have conducted internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our business operations will be severely hindered and your investment in our Ordinary Shares could be rendered worthless.

We face growing competition in urology medical devices and care products market as well as the cardiovascular and cerebrovascular medical devices market in China. We may not be able to keep pace with competition in our industry, which could adversely affect our market share and result in a decrease in our future sales and earnings.

The competition in urology medical devices and care products as well as the cardiovascular and cerebrovascular medical devices in China is getting fiercer in recent years. We compete primarily on the basis of our technology, price, product quality, customer service and brand recognition. Our competitors may compete with us in the following ways:

●	provide products and services that are similar to ours, or that are more attractive to customers than ours;

●	provide products and services we do not offer;

●	offer aggressive discounts to gain market share and to promote their businesses;

●	adapt at a faster rate to market conditions, new products and customer demands; and

●	market, promote and provide their products and services more effectively.

Our competitors may have much more financial, technological, R&D, marketing, distribution and other resources than we do. They may also have a longer operating history, a larger customer base or wider and deeper market coverage. In addition, when we expand to new markets, we will face competition from new domestic or foreign competitors, which may also enter our current market.

Although we do not compete against other manufacturers and distributors solely based on prices, if our competitors offer their products and services at lower prices, we may be forced to provide aggressive discounts or rebates to our customers and our revenue may decrease.

Technologies adopted by us and our competitors are developing rapidly, and new developments often lead to price competition, outdated products and changes in market patterns. Any significant increase in competition could have a significant negative impact on our revenue and profitability, as well as on our business and prospects. We cannot assure you that we will be able to constantly distinguish our products and services from our competitors, maintain and improve our relationship with different participants in urology medical devices and care products related industries, or increase or even maintain our existing market share. We may lose market share. If we cannot compete effectively, our financial situation and operating results may deteriorate seriously.

We may incur net losses in the future.

We had incurred profits (loss) of $1,537,717 and $(120,401) in the fiscal years offended March 31, 2024 and 2023, respectively. We cannot assure you that we will be able to generate net income or will have retained earnings in the future. The fiscal year of 2023 was dominated by responses to the COVID-19 outbreaks and control measures taken by local government to prevent the spread of COVID-19 in China and the economy has been back to normal since February 2023 in China. We will continue to grow our business, attract customers and partners and further enhance and develop our products and services. Our efforts in new products and business development may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may not be able to maintain profitability.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

Although we believe that our current cash and cash equivalents, anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for at least 12 months following this offering, we may need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

We may incur substantial debt in the future, which may adversely affect our financial condition and negatively affect our operations.

We may decide in the future to finance our business and operations through incurring debt. The incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenue is insufficient to repay debt obligations;

●	acceleration of obligations to repay the indebtedness (or other outstanding indebtedness), even if we make all principal and interest payments when due, if we breach any covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	diverting a substantial portion of cash flow to pay principal and interest on such debt, which would reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes; and

●	creating potential limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate.

The occurrence of any of these risks could adversely affect our operations or financial condition.

Our interim results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our interim results of operations, including the levels of our net revenues, expenses, net income (loss) and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful, especially given our limited operating history. Accordingly, the results for any interim period are not necessarily an indication of future performance. Fluctuations in interim results may adversely affect the market price of our Ordinary Shares. Factors that may cause fluctuations in our interim financial results include:

●	our ability to attract new clients and retain existing clients;

●	changes in our mix of products and services and introduction of new products and services;

●	the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and manufacturing facility;

●	our decision to manage client volume growth during the period;

●	the impact of competitors or competitive products and services;

●	increases in our costs and expenses that we may incur to grow and expand our operations and to remain competitive;

●	changes in the legal or regulatory environment or proceedings, or export licensing or enforcement by government regulators, including fines, orders or consent decrees;

●	general economic, industry and market conditions; and

●	the timing of expenses related to the development or acquisition of technologies or businesses.

Despite our marketing efforts, we may not be able to promote and maintain our brand in an effective and cost-efficient way and our business and results of operations may be harmed accordingly.

We believe that developing and maintaining awareness of our brand and business effectively is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract quality clients depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our products and services. Despite our marketing efforts, it is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our marketplace and better serve our customers. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our system and products;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

●	risks of entering markets in which we have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

●	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired product line and technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	potential disruptions to our ongoing businesses; and

●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced our existing products and services or that any new or enhanced products and services, if developed, will achieve market acceptance or prove to be profitable.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management, particularly the executive officers named in this prospectus. While we have the ability to provide different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

If the basic salary of certain employees fails to meet the local minimum salary standard, we may be faced with labor disputes or additional compensation costs.

The remuneration we pay to our employees in general consists of basic salary, subsidy and performance bonuses subject to different departments. In accordance with the Labor Contract Law of People’s Republic of China, if the salary paid by the employer to its employee is below the local minimum salary standard, the labor administrative authorities shall order the employer to pay the shortfall; where payment is not made within the stipulated period, the employer shall be ordered to pay compensation to the employee based on 50% to 100% of the amount payable. In principle, each province has its own local minimum standard and the local minimum salary standard is subject to change each year. Our basic salary for our employees in China has been meeting the current local minimum salary standard. However, we cannot assure you that we can adjust the employees’ basic salary in time to meet the changing minimum standard. In such cases, we may be faced with labor disputes or additional compensation.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including research and development, sales and marketing, manufacturing, service and financial personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled marketing, technical, and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our products and services could be damaged, resulting in a material adverse effect on our business.

We do not have any business insurance coverage except for property insurance and workers’ compensation insurance.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, the Company and its subsidiaries do not carry any business interruption insurance, product liability insurance or any other business insurance policies except for property insurance and workers’ compensation insurance. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, the Company and its subsidiaries may incur uninsured losses, and any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

We may have exposure to greater than anticipated tax liabilities.

We are subject to enterprise income tax, value-added tax, and other taxes in each province and city in China where we have operations. Our tax structure is subject to review by various local tax authorities. The determination of our provision for income tax and other tax liabilities requires significant judgment. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our estimates are reasonable, the ultimate decisions by the relevant tax authorities may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made.

Cybersecurity incidents could disrupt business operations, result in the loss of critical and confidential information and adversely impact our reputation and results of operations.

Global cybersecurity threats can range from uncoordinated individual attempts to gain unauthorized access to our information technology (“IT”) systems to sophisticated and targeted measures known as advanced persistent threats. While we employ measures to prevent, detect, address and mitigate these threats (including access controls, data encryption, vulnerability assessments, management training, continuous monitoring of our IT networks and systems and maintenance of backup and protective systems), cybersecurity incidents, depending on their nature and scope, could potentially result in the misappropriation, destruction, corruption or unavailability of critical data and confidential or proprietary information (our own or that of third parties) and the disruption of business operations. While no cybersecurity attack to date has had a material impact on our financial condition, results of operations or liquidity, the threat remains and the potential consequences of a material cybersecurity incident include reputational damage, litigation with third parties, diminution in the value of our investment in research, development and engineering, and increased cybersecurity protection and remediation costs, which in turn could adversely affect our competitiveness and results of operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, patents, copyrights, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality agreements with all our employees and officers as well as non-compete agreements with our executive officers to protect our proprietary rights. See “Business—Intellectual Property” and “Regulation—Regulation on Intellectual Property Rights.” Thus, we cannot assure you that any of our intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or that such intellectual property will be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all and we might have to invest on research and development on our own technologies in such areas.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may be introduced or amended from time to time.   Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002, (“Sarbanes-Oxley”). Our senior management does not have experience managing a publicly-traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may be unable to implement programs and policies in an effective and timely manner or that adequately respond to the increased legal, regulatory and reporting requirements associated with being a publicly traded company. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties, distract our management from attending to the management and growth of our business, result in a loss of investor confidence in our financial reports and have an adverse effect on our business and stock price.

We rely on our information systems to manage our production and otherwise oversee our operations. Any malfunction of our systems could harm our ability to conduct our business operations.

We depend on a variety of information technology systems for the efficient functioning of our business, including, without limitation, production management, logistics, website, and other aspects of operations. Our technology systems may not deliver desired results or may do so on a delayed schedule. Any improper functioning of our technology systems could cause interruptions or deoptimization of our operations. For example, we rely on the production management software to oversee our production lines. Our technology systems are subject to damage or interruption from power surges and outages, facility damage, physical theft, computer and telecommunications failures, inadequate or ineffective redundancy, malicious code (including computer viruses, worms, ransomware, or similar), cyberattacks (including account compromise; phishing; spamming; denial of service attacks; and application, network or system vulnerability exploitation), software upgrade failures or code defects, natural disasters and human error. Design defects or damage or interruption to these systems may require a significant investment to fix or replace, disrupt our operations, result in the loss or corruption of critical data, and harm our reputation, all of which could materially and adversely affect our business or results of operations.

Our business depends on the continued success of our brand, and if we fail to maintain and enhance the recognition of our brand, or the recognition of our brand is adversely affected by any negative publicity concerning us, our reputation and operating results may be harmed.

We believe that our brand equity is an important competitive edge of ours and has earned us loyal customers. A well-recognized brand is critical to maintaining and expanding our customer base. From time to time, we conduct marketing activities to enhance our brand and to guide public perception of our brand and services. In order to create and maintain brand awareness and brand loyalty, to influence public perception and to retain existing and attract new customers, we may need to increase our marketing expenditures. We cannot assure you, however, that such marketing activities and the increased marketing expenditure may yield the brand promotion effect we expect. If we do not continue to maintain and strengthen our brand image and grow the value of our brand, we may lose the opportunity to build a critical mass of users, and our business and operating results may be adversely affected.

Negative publicity about us and our business, shareholders, affiliates, directors, officers, other employees, business partners, users, businesses with similar names to ours without our authorization, as well as the industry in which we operate, can harm our brand and reputation. Negative publicity concerning these parties could be related to a wide variety of matters, including, but are not limited to:

●	alleged misconduct or other improper activities committed by our directors, officers and other employees, in particular with respect to employees’ unlawful actions in business executions;

●	false or malicious allegations or rumors about us or our directors, shareholders, affiliates, officers and other employees;

●	Problems and damages caused by our products;

●	complaints by our users and customers about our products;

●	security breaches of confidential customer or transaction data;

●	employment-related claims relating to alleged wrongful discharge, employment discrimination, wage and hour violations; and

●	governmental and regulatory investigations or penalties resulting from our failure to comply with applicable laws and regulations.

In addition to traditional media, there has been increasing use of social media platforms and similar media in China that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on instant messaging applications and social media platforms is virtually immediate without affording us an opportunity for redress or correction. The opportunity for dissemination of information, including inaccurate information, is seemingly limitless and readily available. Information concerning our company, shareholders, affiliates, directors, officers and other employees may be posted on such platforms at any time. The risks associated with any such negative publicity or incorrect information cannot be completely eliminated or mitigated and may materially harm our reputation, business, financial condition and results of operations.

If we fail to offer consumers high-quality products or fail to maintain the quality of our products once they are in circulation, our business, reputation, results of operations and financial condition will be materially and adversely affected.

Offering high-quality products is essential to the success of our business. To ensure that we can continually offer high quality products to consumers, we have a quality assurance team that establishes, communicates and monitors quality standards by product category. Despite the fact that we have implemented a host of quality control measures, we cannot assure you that our products will not have any quality issues in the future. Any product quality issue may result in claims, lawsuits, fines, penalties and negative publicities, and loss of customers confidence in our products, which in turn would have material and adverse effects on our business, reputation, operating results and financial conditions. A product recall or an issue related to product liability, product defect or personal injury may damage our reputation and brand image. Additionally, new laws and regulations may impose additional requirements and other obligations on our business, which may materially and adversely affect our business, financial condition and results of operations.

Increasing focus with respect to environmental, social and governance matters may impose additional costs on us or expose us to additional risks. Failure to comply with the laws and regulations on environmental, social and governance matters may subject us to penalties and adversely affect our business, financial condition and results of operation.

The PRC government and public advocacy groups have been increasingly focused on environment, social and governance (“ESG”) issues in recent years, making our business more sensitive to ESG issues and changes in governmental policies and laws and regulations associated with environment protection and other ESG-related matters. Investor advocacy groups, certain institutional investors, investment funds, and other influential investors are also increasingly focused on ESG practices and in recent years have placed increasing importance on the implications and social cost of their investments. Regardless of the industry, increased focus from investors and the PRC government on ESG and similar matters may hinder access to capital, as investors may decide to reallocate capital or to not commit capital as a result of their assessment of a company’s ESG practices. In the PRC, there are comprehensive environmental regulations and policies governing product manufacturing in general, and the PRC may adopt more stringent standards in terms of ESG matters in the future. Any ESG concern or issue could increase our regulatory compliance costs. The heightened ESG standards may also increase our cost of revenues as they cause our suppliers and business partners to incur extra expenses in ensuring ESG-friendly sourcing and manufacturing processes. If we do not adapt to or comply with the evolving expectations and standards on ESG matters from investors and the PRC government or are perceived to have not responded appropriately to the growing concern for ESG issues, regardless of whether there is a legal requirement to do so, we may suffer from reputational damage and the business, financial condition, and the price of our ordinary shares could be materially and adversely effected.

Unfavorable fluctuations in the price, availability and quality of raw materials to our suppliers could cause material production delays or materially increase our capital expenditure.

The success of our overall business depends in part on our ability to timely obtain sufficient quantities of the necessary raw materials and components at commercially acceptable terms from our suppliers so that we can manufacture our products at reasonable speed and cost. Generally, unfavorable fluctuations in price, quality, or availability of necessary raw materials could have a negative effect on our financial margins and our ability to deliver our products to the market in a timely manner. If supplies of the necessary raw materials and components substantially decrease or if there are significant increases in prices of such raw materials and components, our suppliers may incur additional costs to acquire sufficient quantities of these materials in order to maintain our product offering schedules. We may have to increase the prices of our products due to the increase in our procurement cost. Any of the abovementioned factors may materially and adversely harm our business, brand image, financial condition, results of operations or reputation.

Any lack of requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations.

In accordance with the relevant laws and regulations in jurisdictions in which we operate, we are required to maintain various approvals, licenses, permits and filings to operate our business. These approvals, licenses, permits and filings are obtained upon satisfactory compliance with, among other things, the applicable laws and regulations. If government authorities in jurisdictions where we operate require additional licenses or permits or provides more strict supervision requirements in the future, or if we have to obtain relevant licenses or permits in a short period of time, there is no guarantee that we would be able to obtain such licenses or permits or meet all the supervision requirements in a timely manner, or at all.

Risks Relating to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, in addition to the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, cybersecurity, anti-monopoly, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things, and such change of rules and policies can happen quickly.

The Company’s sales, purchases and expense transactions are mostly in RMB, and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China, the central bank of China. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, guidance of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant guidance over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may exert influence on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations.

Furthermore, we and our China-based operating entities, as well as our investors, face uncertainty about future actions by the Chinese government that could significantly affect our financial performance and operations. Failure to take timely and appropriate measures to adapt to any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

As of the date of this prospectus, there are no laws, regulations or other rules requiring our China-based operating entities to obtain permission or approvals from Chinese authorities to offer securities to foreign investors or list on U.S. exchanges, and neither we nor our China-based operating entities have received or were denied such permission. However, there is a risk that we or our China-based operating entities will not receive or be denied permission from Chinese authorities to offer our securities to foreign investors or list on U.S. exchanges in the future, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our shares to significantly decline or be worthless.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to those who pay for our products, our profitability and results of operations may be materially and adversely affected.

In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. In addition, pursuant to the PRC Labor Contract Law and its implementation rules, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employee’s probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

In October 2010, the Standing Committee of the National People’s Congress promulgated the PRC Social Insurance Law, effective on July 1, 2011 and amended and became effective on December 29, 2018. On April 3, 1999, the State Council promulgated the Regulations on the Administration of Housing Funds, which was amended on March 24, 2002 and March 24, 2019 and came into effect on the same day. Companies registered and operating in China are required under the Social Insurance Law and the Regulations on the Administration of Housing Funds to apply for social insurance registration and housing fund deposit registration within 30 days of their establishment and to pay for their employee’s different social insurance, including pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to the extent required by law. We could be subject to orders by the competent labor authorities for rectification and failure to comply with the orders may further subject us to administrative fines.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practices do not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. We cannot assure you that we have complied or will be able to comply with all labor-related laws and regulations including those relating to obligations to make social insurance payments and contribute to the housing provident funds. If we are deemed to have violated relevant labor laws and regulations, we could be involved in labor-law related disputes, required to provide additional compensation to our employees and our business, financial condition and results of operations will be adversely affected.

Uncertainties and quick change in the PRC legal system could result in a material and negative impact our business operations, decrease the value of our Ordinary Shares and limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims.

Our WFOE is a foreign-invested enterprise and is subject to laws and regulations applicable to foreign-invested enterprises as well as various Chinese laws and regulations generally applicable to companies incorporated in China. However, since these laws and regulations are relatively new and the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules are subject to change from time to time.

We may rely on dividends and other distributions on equity paid by our WFOE to fund any cash and financing requirements we may have. Any limitation on the ability of our WFOE to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we may rely on dividends and other distributions on equity to be paid by our wholly-owned WFOE for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our WFOE incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, our operating entities may allocate a portion of their after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at their discretion. Each of our PRC subsidiaries may allocate a portion of their after-tax profits based on PRC accounting standards to a discretionary surplus fund at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by SAFE.

Any limitation on the ability of WFOE to pay dividends or make other distributions to us, could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of this offering to make loans to our PRC subsidiaries or to make additional capital contributions to our PRC subsidiaries, which may materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiaries. We may make loans to our PRC subsidiaries, or we may make additional capital contributions to our WFOE.

Any loans by us to our WFOE, which is treated as a foreign-invested enterprise under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to WFOE to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange, or SAFE. We may also decide to finance WFOE by means of capital contributions. These capital contributions must be filed with the PRC Ministry of Commerce or its local counterpart. With respect to the proceeds we expect to receive from this offering, they will be a capital contribution or a loan to our subsidiaries in China. If it is a capital contribution, the PRC subsidiaries would, within 30 days from the occurrence of the change in registered capital and total investment amount, fill in and submit online a “Filing Declaration Form for Change of Foreign Investment Enterprise” and related documents, and complete filing formalities for the change through the integrated management system. In addition, we will finance the activities of our operating subsidiaries with the proceeds from this offering in RMB.

On August 29, 2008, SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE approval, and such RMB capital may not, in any case, be used to repay RMB loans if the proceeds of such loans have not been used. Such requirements are also known as the “payment-based foreign currency settlement system” established under the SAFE Circular 142. Violations of SAFE Circular 142 could result in severe monetary or other penalties. Furthermore, SAFE promulgated a circular on November 19, 2010, or Circular No. 59 and another supplemental circular on July 18, 2011, known as Circular No. 88, which tightens the examination on the authenticity of settlement of net proceeds from an offering and requires that the settlement of net proceeds shall be in accordance with the description in its prospectus.

On February 13, 2015, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or the SAFE Notice 13, which became effective on June 1, 2015. Pursuant to SAFE Notice 13, instead of applying for approvals regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals will be required to apply for such foreign exchange registrations, or Foreign Direct Investment (“FDI”) registration, from qualified banks. The qualified banks, under the supervision of SAFE, will directly examine applications and manage registrations. For any entity that fails to comply with the FDI registration requirements of the SAFE Notice 13, the SAFE would conduct business control over the capital account information system of such entity, and banks would not carry out foreign exchange businesses under the capital account for such entity. After the non-compliant entity submitting the satisfied information and reasons to the SAFE as required, the SAFE would cancel business control. But the entity violating foreign exchange regulations would be subject to administrative punishment according to the SAFE Notice 13.

On March 30, 2015, SAFE issued the Circular on the Reform of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises (“SAFE Circular 19”), which became effective on June 1, 2015, and which abolished the application of SAFE Circular 142, Notice 13 and Circular No. 88 when it becomes effective. Pursuant to SAFE Circular 19, foreign-invested enterprises may either continue to follow the payment-based foreign currency settlement system or elect to follow the “conversion-at-will” of the foreign currency settlement system. Where a foreign-invested enterprise follows the conversion-at-will of the foreign currency settlement system, it may convert any or 100% amount of the foreign currency in its capital account into RMB at any time. The converted RMB will be kept in a designated account known as “Settled but Pending Payment Account,” and if the foreign-invested enterprise needs to make further payment from such designated account, it still needs to provide supporting documents and go through the review process with its bank. In addition, foreign-invested enterprises shall not use its capital and RMB obtained from foreign exchange settlement for purposes within the following negative list: (a) directly or indirectly for expenditures outside of its business scope or expenditures prohibited by national laws and regulations; (b) directly or indirectly for investment in securities, except as otherwise prescribed by applicable laws and regulations; (c) directly or indirectly for the disbursing RMB entrusted loans (other than as permitted in its business scope); (d) for repayment of inter-corporate borrowings (including money advanced by third parties) and the repayment of certain RMB bank loans that have been sub-lent to third parties; and (e) for the expenditures related to the purchase of real estate which is not for self-use, unless it is a foreign-invested real estate enterprise. On October 23, 2019, the SAFE promulgated the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-Border Trade and Investment, or SAFE Circular 28, which removes the restrictions on domestic equity investments by non-investment foreign-invested enterprises with their capital funds, provided that certain conditions are met. The applicable foreign exchange circulars and rules may limit our ability to transfer the net proceeds from this offering and the concurrent private placements to our Mainland PRC subsidiaries and convert the net proceeds into RMB, which may adversely affect our business, financial condition, and results of operations.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, including SAFE Circular 142 or SAFE Circular 19, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our WFOE or with respect to future capital contributions by us to our WFOE. As of the date of this prospectus, our WFOE has not completed the process of the FDI registration. Failure of FDI registration may result in restrictions on the settlement of the foreign exchange by WFOE, and our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected.

We may not be able to obtain certain treaty benefits on dividends paid by our WFOE to us through our Hong Kong subsidiary.

Under the Enterprise Income Tax Law, dividends generated from retained earnings after January 1, 2008 from a PRC company to a foreign parent company are subject to a withholding tax rate of 10% unless the foreign parent’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential withholding arrangement. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with respect to Taxes on Income, or the Hong Kong Tax Treaty, which became effective on December 8, 2006, as amended, a company incorporated in Hong Kong, such as Shenni HK, will be subject to withholding income tax at a rate of 5% on dividends it receives from its WFOE if it holds a 25% or more interest in that particular WFOE, or 10% if it holds less than a 25% interest in that subsidiary. On October 27, 2009, the SAT promulgated a tax notice or Circular 601, which provides that tax treaty benefits will be denied to “conduit” or shell companies without business substance, and a beneficial ownership analysis will be used based on a “substance-over-the-form” principle to determine whether or not to grant tax treaty benefits. On June 29, 2012, the SAT further issued the Announcement of the State Administration of Taxation regarding Recognition of “Beneficial Owner” under Tax Treaties, or Announcement 30, which provides that a comprehensive analysis should be made when determining the beneficial owner status based on various factors that are supported by various types of documents including the Memorandum and Articles of Association, financial statements, records of cash movements, board meeting minutes, board resolutions, staffing and materials, relevant expenditures, functions and risk assumption as well as relevant contracts, patent and copyright certificates and other information. As a result, although our WFOE is wholly owned by Shenni HK, we cannot assure you that we would be entitled to the tax treaty benefits and enjoy the favorable 5% rate applicable under the Hong Kong Tax Treaty on dividends payable by WFOE. If Shenni HK cannot be recognized as the beneficial owner of the dividends to be paid by our WFOE to us, such dividends will be subject to a normal withholding tax of 10% as provided by the Enterprise Income Tax Law.

Litigation and negative publicity surrounding China-based companies listed in the U.S. may result in increased regulatory scrutiny of us and negatively impact the trading price of our Ordinary Shares and could have a material adverse effect upon our business, including our results of operations, financial condition, cash flows and prospects.

We believe that litigation and negative publicity surrounding companies with operations in China that are listed in the U.S. have negatively impacted stock prices for such companies. Various equity-based research organizations have published reports on China-based companies after examining, among other things, their corporate governance practices, related party transactions, sales practices and financial statements that have led to special investigations and stock suspensions on national exchanges. Any similar scrutiny of us, regardless of its lack of merit, could result in a diversion of management resources and energy, potential costs to defend ourselves against rumors, decreases and volatility in the trading price of our Ordinary Shares, and increased directors and officers insurance premiums and could have a material adverse effect upon our business, including our results of operations, financial condition, cash flows and prospects.

There are significant regulatory, liquidity, and enforcement risks for being based in or having the majority of our operations in China. The Chinese government exerts substantial influence over the manner in which we must conduct our business or the offerings conducted overseas and/or foreign investment in China-based issuers, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

As such, our business is subject to various government and regulatory interferences. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry, which could result in a material change in our operation and the value of our Ordinary Shares.

Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, although we are currently not required to obtain permission from any of the PRC federal or local government other than the filing requirement with CSRC and has not received any denial to list on the U.S. exchange, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our shares to significantly decline or be worthless. If Chinese government specifically exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result not only in a material change in our operations, but also the value of the securities we are registering for sale. Any risks that any actions by the Chinese government to exert more oversight and control, specifically, over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Because we are a Cayman Islands corporation and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

We are incorporated in the Cayman Islands and conduct our operations primarily in China. All of our assets are located outside of the United States and the proceeds of this offering will primarily be held in banks outside of the United States. In addition, a majority of our directors and officers reside outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may not permit you to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities.”

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCOAB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in Hong Kong and mainland China. A potential consequence is that our ordinary shares may be delisted by the exchange. The delisting of our ordinary shares, or the threat of our ordinary shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

On November 5, 2021, the SEC adopted the PCAOB rule to implement HFCA Act, which provides a framework for the PCAOB to determine whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (the “Commission-Identified Issuers”). A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

On December 16, 2021, the PCAOB issued its determinations (the “Determination”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. The Determination includes lists of public accounting firms headquartered in mainland China and Hong Kong that the PCAOB is unable to inspect or investigate completely.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong.  On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

The enactment of the HFCA Act and related regulations and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could cause investors uncertainty for affected issuers and the market price of our ordinary shares could be adversely affected, and we could be delisted if our auditor is unable to meet the PCAOB inspection requirement.

The lack of access to PCAOB inspections prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China and Hong Kong makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures and quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections.

Our auditor, Audit Alliance LLP, headquartered in Singapore, is an independent registered public accounting firm that issues the audit report included in this prospectus. As an auditor of publicly traded companies in the United States and a firm registered with the PCAOB, Audit Alliance LLP is subject to U.S. laws under which the PCAOB conducts regular inspections to assess compliance with applicable professional standards with the last inspection on September 27, 2024. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

Substantially all of our revenues from domestic sales and expenditures are denominated in RMB, whereas our reporting currency is the U.S. dollar. As a result, fluctuations in the exchange rate between the U.S. dollar and RMB will affect the relative purchasing power in RMB terms of our U.S. dollar assets and the proceeds from this offering. Our reporting currency is the U.S. dollar while the functional currency for our operating entities is RMB. Gains and losses from the remeasurement of assets and liabilities that are receivable or payable in RMB are included in our consolidated statements of operations. The remeasurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This could have a negative impact on our business, financial condition or results of operations as reported in U.S. dollars. If we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our Ordinary Shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from this initial public offering into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the market price of our Ordinary Shares.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may exert influence on your investment.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive principally all of our revenues in RMB. Under our current corporate structure, our company in the Cayman Islands will rely on dividend payments from our WFOE to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our WFOE is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our business. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. As the date of this prospectus, our PRC subsidiaries did not make adequate contributions to social insurance plans and housing fund plans for our employees. With respect to the underpaid employee benefits, the PRC subsidiaries may be required to make up the contributions for these plans as well as to pay late fees and fines. For example, an employer that has not made social insurance contributions at a rate and based on an amount prescribed by the law, or at all, may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times of the amount overdue. If there is a failure to pay the full amount of housing fund as required, the housing fund management center may require payment of the outstanding amount within a prescribed period. If the payment is not made within such time limit, an application may be made to the PRC courts for compulsory enforcement.

If we fail to make adequate payments in the future, we may be required to make up the contributions for these plans. In an extreme situation, where we failed to contribute social security premiums in full amount and do not a provide guarantee, the social security premiums collection agency may apply to a Chinese court for seizure, foreclosure or auction of our properties of value equivalent to the amount of social security premiums payable, and the proceeds from auction shall be used for contribution of social security premiums.  As of the date of this prospectus, we had not received any notice from the local authorities or court or any claim or request from these employees in this regard. If we are subject to deposit, seizure, foreclosure or auction in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

The filing with the China Securities Regulatory Commission (“CSRC”) is required in connection with this offering and any other future offerings and certain events of the Company under New Overseas Listing Rules, and we cannot assure you that we will be able to timely make such filing, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to timely file with the CSRC for such offerings.

On February 17, 2023, the CSRC released the New Overseas Listing Rules with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. Pursuant to the New Overseas Listing Rules, domestic companies that seek initial public offering or listing securities overseas, both directly and indirectly, shall file with the CSRC within three working days after the submission of overseas offering/listing application. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within three working days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfil filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB 1 million to RMB 10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. We are subject to the relevant filing procedures of the CSRC in connection with our overseas offerings under the New Overseas Listing Rules, including the public offering pursuant to this registration statement. Given the current PRC regulatory environment, it is uncertain when and whether we and our PRC subsidiaries will receive any comments from CSRC on its filing or may be required to obtain other permissions or approvals from the PRC government to list on U.S. exchanges in the future, and even if and when such permissions or approvals are obtained, whether they will be denied or rescinded. If we or any of our PRC subsidiaries do not receive or maintain such permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we or our subsidiaries are required to obtain such permissions or approvals in the future, it could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless.

We are subject to a variety of laws and obligations regarding data security, cybersecurity, privacy and personal information protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, results of operations, our listing and the offering.

Our operations are located and conducted in China. As such we are subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These PRC laws apply not only to third-party transactions, but also to transfers of information between us, Machinery Co. and its subsidiaries, and other parties with which we have commercial relations. These laws continue to develop, and the relevant PRC regulatory authorities may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

Pursuant to the Cybersecurity Law of the PRC, which was promulgated by the SCNPC on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the CAC. Pursuant to the Cybersecurity Review Measures (the “Cybersecurity Review Measures (2021)”), which was promulgated by the CAC and other relevant PRC governmental authorities on December 28, 2021 and took effect on February 15, 2022, replacing the original Cybersecurity Review Measures promulgated on April 13, 2020, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to the cybersecurity review. In addition, a network platform operator holding more than one million users’ personal information must go through the cybersecurity review if it seeks to list abroad. As of the date of this prospectus, we don’t believe the CAC oversight impacts our business and this offering. We are nota CIIO and have not been informed by any PRC government agency that consider us as a CIIO, and we possess personal information of less than one million users. Further, we have not been involved in any cybersecurity-related investigation initiated by the CAC or any other PRC government authority, and have not received any cybersecurity-related warning or sanction from the PRC government authorities, or any notice from relevant authorities requesting that we file for the cybersecurity review.

Pursuant to the PRC Data Security Law, which was promulgated by the SCNPC on June 10, 2021 and took effect on September 1, 2021, data collection shall be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security, which puts data into different groups according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations in case the data is falsified, damaged, disclosed, illegally obtained or illegally used. If our data processing activities were found to be not in compliance with this law, we could be ordered to make corrections, and under certain serious circumstances, such as severe data divulgence, we could be subject to penalties, including the revocation of our business licenses or other permits.

On August 20, 2021, the SCNPC approved the Personal Information Protection Law, which became effective on November 1, 2021. The Personal Information Protection Law regulates the processing of personal information, including the collection, storage, use, processing, transmission, provision, disclosure, deletion, etc. Companies in violation of the Personal Information Protection Law may be subject to warnings and admonishments, forced corrections, confiscation of corresponding income, suspension of related services, and fines. We had not collected identifiable or sensitive personal information of individual end-users, such as ID card numbers and real names. However, in the event we inadvertently access or become exposed to customers’ personal identifiable or sensitive information, then we may face heightened exposure to the Personal Information Protection Law.

On February 24, 2023, the CSRC, the MOF, National Administration of State Secrets Protection and National Archives Administration of China jointly revised the Confidentiality and Archives Administration Provisions, which came into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require that, overseas listed PRC domestic enterprises, as well as those to be listed, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals.

Although we have taken measures to comply with all applicable laws and regulations on privacy, data security, cybersecurity and data protection, we cannot guarantee the effectiveness of the measures undertaken by us and our business partners. Any failure to comply with these applicable laws and regulations could result in proceedings against us by government authorities or others, including notification for rectification, confiscation of illegal earnings, fines, or other penalties and legal liabilities, which could affect our business, financial condition, results of operations and the value of our Class A Ordinary Shares.

The M&A Rules and certain other PRC regulations establish detailed procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules discussed in the preceding risk factor and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and detailed, including requirements in some instances that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that MOFCOM be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to offshore investment activities by PRC residents may limit our WFOE’s ability to increase its registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014, which requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. Thereafter, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015, which amends SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

If our shareholders who are PRC residents or entities do not complete their registration as required, our WFOE may be prohibited from distributing its profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our WFOE.

Our major shareholders who are PRC residents are currently undergoing registration process required under SAFE Circular 37. However, we cannot provide assurance of successful registration. Also, we may not be informed of the identities of all the PRC residents holding direct or indirect interests in our Company, and we cannot provide any assurance that these PRC residents will comply with our request to make or obtain any applicable registrations or continuously comply with all requirements under SAFE Circular 37 or other related rules. Failure or inability of the relevant shareholders and entities to comply with the registration procedures set forth in these regulations may subject us to fines and legal sanctions, such as restrictions on our cross-border investment activities, limitations on our ability to contribute additional capital to our WFOE and WFOE’s ability to distribute dividends and the proceeds from any reduction in capital, share transfer or liquidation to us. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC law for circumventing applicable foreign exchange restrictions. As a result, our business operations and our ability to distribute profits to you could be materially and adversely affected.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the WFOE of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our directors, executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year will be subject to these regulations when our Company becomes an overseas listed company upon the completion of this offering. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our WFOE and limit our WFOE’s ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law. See “Regulation—Regulations on Stock Incentive Plans.”

We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

We entered into a number of transactions with related parties. For example, all of our PRC subsidiaries lease the property owned by from Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd., a related party. Such related party transactions must be made or entered into on bona fide terms in the best interests of the Company and not with the effect of constituting a fraud on the minority shareholders.

Transactions with related parties present potential for conflicts of interest, as the interests of related party may not align with the interests of our shareholders. Although we believe these transactions were in our best interests, we cannot assure you that these transactions were entered into on terms as favorable to us as those that could have been obtained in an arms-length transaction. We may also engage in transactions with related parties in the future. Conflicts of interests arise when we transact business with related parties. These transactions, individually or in the aggregate, may have an adverse effect on our business and results of operations or may result in government enforcement actions or other litigation.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. See “Taxation—People’s Republic of China Taxation.” However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our Ordinary Shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Ordinary Shares.

In addition to the uncertainty as to the application of the “resident enterprise” classification, we cannot assure you that the PRC government will not amend or revise the taxation laws, rules and regulations to impose stricter tax requirements or higher tax rates. Any of such changes could materially and adversely affect our financial condition and results of operations.

Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.

From time to time, the Company may receive requests from certain U.S. agencies to investigate or inspect the Company’s operations, or to otherwise provide information. While the Company will be compliant with these requests from these regulators, there is no guarantee that such requests will be honored by those entities who provide products or services to us or with whom we associate, especially those entities located in China. Furthermore, an on-site inspection of our facilities by any of these regulators may be limited or entirely prohibited. Such inspections, though permitted by the Company and its affiliates, are subject to the unpredictability of the Chinese enforcers, and may therefore be impossible to facilitate.

We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of our operating company’s equity interests. Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfers of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

On October 17, 2017, the SAT promulgated the Bulletin of SAT on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (“Bulletin 37”), which became effective on December 1, 2017, and Circular 698 was then replaced effective December 1, 2017. Bulletin 37, among other things, simplified procedures of withholding and payment of income tax levied on non-resident enterprises.

We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our Company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 7 and Bulletin 37, and may be required to expend valuable resources to comply with Circular 59, Circular 7 and Bulletin 37 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 7 and Bulletin 37 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC Enterprise Income Tax Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 or Circular 7 and Bulletin 37, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

In addition, in accordance with the Individual Income Tax Law promulgated by the Standing Committee of NPC, later amended on August 31, 2018 and effective January 1, 2019, where an individual carries out other arrangements without reasonable business purpose and obtains improper tax gains, the tax authorities shall have the right to make tax adjustments based on a reasonable method, and levy additional tax and collect interest if there is a need to levy additional tax after making tax adjustments. As a result, our beneficial owners, who are PRC residents, may be deemed to have carried out other arrangements without reasonable business purpose and obtained improper tax gains for such indirect transfer, and thus be levied tax.

We may not be able to use certain of our leased properties due to failure to comply with PRC laws and regulations on leased property, which may expose us to potential fines and negatively affect our ability to use the properties we lease.

Pursuant to the Administrative Measures for Commodity Housing Leasing, parties to a lease agreement are required to file the lease agreements for registration and obtain property leasing filing certificates for their leases. Our leasehold interests in leased properties have not been registered with the relevant PRC government authorities as required by PRC law, which may expose us to potential fines if we fail to remediate after receiving any notice from the relevant PRC government authorities. As of the date of this prospectus, we believe that failure to complete the lease registration will not affect the legal effectiveness of our lease agreements according to PRC law, but the real estate administrative authorities may require the parties to the lease agreements to complete lease registration within a prescribed period of time, and the failure to do so may subject the parties to fines from RMB1,000 to RMB10,000 for each of such lease agreements. There can be no assurance that legal disputes or conflicts concerning such leases and tenancies will not arise in the future.

As of the date of this prospectus, our PRC subsidiaries have a total of 5 leases and have not completed filings for any of the lease agreements. As of the date of this prospectus, we are not aware of any actions, claims or investigations threatened against us with respect to the defects in our leasehold interests. However, if any of our leases is terminated as a result of challenges by third parties or governmental authorities for lack of title certificates or proof of authorization to lease, we do not expect to be subject to any fines or penalties, but we may be forced to relocate the affected offices, warehouse and stores and incur additional expenses relating to such relocation. Any dispute or claim in relation to the titles of the properties that our PRC Subsidiaries occupy, including any litigation involving allegations of illegal or unauthorized use of these properties, could require us to relocate the business operations occupying these properties.

Risks Related to Our Ordinary Shares and This Offering

There has been no public market for our shares prior to this offering, and if an active trading market does not develop you may not be able to resell our shares at or above the price you paid, or at all.

Prior to this public offering, there has been no public market for our Ordinary Shares. We will apply to have our Ordinary Shares listed on NASDAQ.  If an active trading market for our Ordinary Shares does not develop after this offering, the market price and liquidity of our Ordinary Shares will be materially adversely affected. The public offering price for our Ordinary Shares will be determined by negotiations between us and the underwriters and may bear little or no relationship to the market price for our Ordinary Shares after the public offering. You may not be able to sell any Ordinary Shares that you purchase in the offering at or above the public offering price.  Accordingly, investors should be prepared to face a complete loss of their investment.

Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Ordinary Shares begin trading on NASDAQ, our Ordinary Shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on the share price. A broad or active public trading market for our Ordinary Shares may not develop or be sustained.

Our Chairman and Chief Executive Officer, Minghai Zhou will be able to control and exert significance influence over our company following this offering, and his interest may be different from or conflict with that of the holders of our Ordinary Shares.

Our Chairman of the board of directors, Mr. Minghai Zhou will control more than 50% of the voting power of our Company after the offering and his son Mr. Xiaoping Zhou, Chief Executive Officer of the Company will control more than 20% of the voting power of our Company after the offering. As a major shareholder of the Company, Mr. Minghai Zhou is and will continue to be able to exert a significant degree of influence or actual control over the elections of our directors, other management and affairs and control matters requiring an approval from a majority of shareholders, including the merger, consolidation or sale of all or substantially all of our assets, and any other significant transaction. Mr. Zhou’s interest might not always be aligned with the interests of our other shareholders.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The market price for our Ordinary Shares may be volatile.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our Ordinary Shares, regardless of our actual operating performance.

The market price for our Ordinary Shares may be volatile and subject to wide fluctuations due to factors such as:

●	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	conditions in Chinese sales of urology medical devices and care products related markets as well as the cardiovascular and cerebrovascular medical devices market;

●	our capability to catch up with the technology innovations in the industry;

●	changes in the economic performance or market valuations of other urology medical devices and care products companies as well as the cardiovascular and cerebrovascular medical devices companies;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB and the U.S. dollar; and

●	general economic or political conditions in China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our Ordinary Shares.

Because our initial public offering price is substantially higher than our pro forma net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay more for your Ordinary Shares than the amount paid by existing shareholders for their Ordinary Shares on a per Ordinary Share basis. As a result, you will experience immediate and substantial dilution of $4.47 per Ordinary Share, representing the difference between (i) our as adjusted net tangible book value per Ordinary Share of $0.53 as of September 30, 2024, after giving effect to this offering, and (ii) the assumed initial public offering price per share of $5.0 per Ordinary Share, the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus,. See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

Volatility in our Ordinary Share price may subject us to securities litigation.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

In order to raise sufficient funds to enhance operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current shareholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of Ordinary Shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our Ordinary Shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in our operations and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from WFOE. WFOE may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency, and other regulatory restrictions.

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.

Our corporate affairs are governed by our current Memorandum and Articles of Association and by the Companies Act (As Revised) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the Privy Council (which is the final court of appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court of the United Kingdom and the Court of Appeal are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on certain civil liability provisions of United States securities laws.

Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and executive officers, Minghai Zhou, Xiaoping Zhou and Lili Hu, are nationals or residents of jurisdictions of China and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Also, our directors are currently not subject to a term of office and will hold office until their resignation, death or incapacity, or until they are removed from office by ordinary resolution of your shareholders. It might be costly for the Company to remove a director if he/she refuses to resign or step down other than by a general shareholders’ meeting to remove such director pursuant to our Articles of Association.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to file reports on Form 6-K as a foreign private issuer. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers.  As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

Because we are a foreign private issuer and are exempt from certain NASDAQ corporate governance standards applicable to U.S. issuers, you may have less protection than you would have if we were a domestic issuer.

The Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to follow home country practice in lieu of the above requirements. The Company currently intends to follow the requirements of the Nasdaq Listing Rules without relying on the exemption provided for foreign private issuers under Marketplace Rule 5615(a)(3). However, we may choose to rely on such exemption to follow certain corporate governance practices of our home country practice in the future. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, the Nasdaq Listing Rules also requires U.S. domestic issuers to have a compensation committee of at least two members and each committee member must be an independent director. We, as a foreign private issuer, are not subject to such requirement. The Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans for certain ordinary share issuances. We intend to comply with the requirements of the Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. However, we may consider following home country practice in lieu of the requirements under the Nasdaq Listing Rules with respect to certain corporate governance standards in the future which may afford less protection to investors.

Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to US domestic issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We are seeking to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Shares is a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules. As a result, we may rely on exemptions from certain corporate governance requirements and holders of our Ordinary Shares may not have the same protections generally available to shareholders of other companies listed on stock exchanges in the United States.

Because more than 50% of the voting power for the election of our directors will be controlled by our Chairman of the board of directors, Mr. Minghai Zhou following the completion of this offering, we will be a “controlled company” as defined under Rule 5615(c)(1) of the Nasdaq Listing Rules. As a “controlled company”, we qualify for, exemptions from several of Nasdaq’s corporate governance requirements, including requirements that:

●	a majority of the board of directors consist of independent directors;

●	compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors; and

●	director nominees be selected or recommended to the board of directors by a majority of its independent directors or by a nominating committee that is composed entirely of independent directors.

We currently do not intend to rely on the corporate governance exemptions available to “controlled companies”, however, we may choose to rely on such exemptions in the future. Accordingly, to the extent that we may choose to rely on one or more of these exemptions, our shareholders would not be afforded the same protections generally as shareholders of other Nasdaq-listed companies as long as Mr. Minghai Zhou controls more than 50% of the voting power of our Company and our board determines to rely upon one or more of such exemptions.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

As an “emerging growth company” under applicable law, we will be subject to reduced disclosure requirements. Such reduced disclosures may make our Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  Because of these reduced regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent year, at least 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company.”

Our board of directors may refuse or delay the registration of the transfer of Ordinary Shares in certain circumstances.

Except in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which our Ordinary Shares are listed or traded from time to time, our board of directors may resolve to refuse or delay the registration of the transfer of our Ordinary Shares. Where our directors do so, they must specify the reason(s) for this refusal or delay in a resolution of the board of directors. Our directors may also refuse or delay the registration of any transfer of Ordinary Shares if the transferor has failed to pay an amount due in respect to those Ordinary Shares. If our directors refuse to register a transfer, they shall, as soon as reasonably practicable, send the transferor and the transferee a notice of the refusal or delay in the approved form.

This, however, will not affect market transactions of the Ordinary Shares purchased by investors in the public offering. Where the Ordinary Shares are listed on a stock exchange, the Ordinary Shares may be transferred without the need for a written instrument of transfer, if the transfer is carried out in accordance with the rules of the stock exchange and other requirements applicable to the Ordinary Shares listed on the stock exchange.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the NASDAQ Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.  An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our Company and, as a result, the value of our Ordinary Shares.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

Upon completion of this offering, we will become a public company in the United States subject to Section 404 of the Sarbanes-Oxley Act of 2002 which requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2026. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, and if the value of our non-affiliated float of our common stock exceeds certain amounts, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation, testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Generally, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets and harm our results of operations. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our Ordinary Shares may be volatile which could subject us to securities litigation and make it more difficult for you to sell your shares.

As a company conducting a relatively small public offering, we are subject to the risk that a small number of investors will purchase a high percentage of the offering. While the underwriters are required to sell shares in this offering to at least 300 unrestricted round lot shareholders (a round lot shareholder is a shareholder who purchases at least 100 shares) and at least 50% of the minimum required number of round lot holders must each hold unrestricted shares with a minimum market value of $2,500 in order to ensure that we meet the Nasdaq initial listing standards, we have not otherwise imposed any obligations on the underwriters as to the maximum number of shares they may place with individual investors. If, in the course of marketing the offering, the underwriters were to determine that demand for our shares was concentrated in a limited number of investors and such investors determined to hold their shares after the offering rather than trade them in the market, other shareholders could find the trading and price of our shares affected (positively or negatively) by the limited availability of our shares. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our goals and strategies;

●	our future business development, financial conditions and results of operations;

●	the expected growth of the urology medical devices and care products markets as well as the cardiovascular and cerebrovascular medical devices market in China;

●	fluctuations in interest rates;

●	our expectations as to increase of customers and users of our products;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our relationships with suppliers and logistic companies;

●	competition in our industry;

●	relevant government policies and regulations relating to our products and industry; and

●	impact of COVID-19 on our business and financial conditions.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the urology medical devices and care products markets as well as the cardiovascular and cerebrovascular medical devices market results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

Based upon an initial public offering price of $5.0 per Ordinary Share (the mid-point of the estimated public offering price range shown on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, underwriter non-accountable expense allowance, and the estimated offering expenses payable by us, of $[       ] if the Underwriter does not exercise its over-allotment option, and $[       ] if the Underwriter exercises its over-allotment option in full.

The net proceeds from this Offering must be remitted to China before we will be able to use the funds to grow the business. We intend to use the net proceeds of this Offering as follows after we complete the remittance process, and we have ordered the specific uses of proceeds in order of priority.

Description of Use	%
Develop new products*	40%
Expansion and Construction of the production site	30%
Marketing and Promotion	20%
Working capital and general corporate matters	10%

*	We plan to use the proceeds in the development of new types of catheters, ligators, and foreign body forceps, which will be primarily used in pulmonary surgeries, gastrointestinal surgeries, and vascular ligation as well as microwave ablation needles, ablation electrodes, and drainage tubes, which will be mainly used for tissue ablation and drainage/irrigation during surgeries.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors—Risks Related to our Ordinary Shares and this Offering and —You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our Ordinary Shares.”

In utilizing the proceeds of this issue, according to Chinese laws and regulations, we can only provide funds to our Chinese subsidiaries through loans or investment. On the premise of meeting the applicable requirements for government registration and approval, we can provide inter-company loans to our Chinese subsidiary within the statutory limit or provide additional capital contributions to our Chinese subsidiaries to finance their capital expenditure or working capital. We cannot assure you that if we do, we will be able to obtain the government registration or approval in time. See “Risk Factors - Risks Related to Doing Business in China - PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of this offering to make loans to our PRC subsidiaries or to make additional capital contributions to our PRC subsidiaries, which may materially and adversely affect our liquidity and our ability to fund and expand our business.”

We plan to use approximately $[       ] million out of the proceeds to pay the costs and expenses associated with being a public company. This portion of the offering proceeds will be immediately available to us following the closing of the offering as it will not be remitted to China.

Approximately $[       ] million of the proceeds will be immediately remitted to China following the completion of this offering to fund the registered capital of the WFOE. Except that, in using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our WFOE in China only through loans or capital contributions and to our consolidated variable interest entity only through loans, subject to the approval of government authorities and limit on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our WFOE in China or make additional capital contributions to our wholly-foreign-owned subsidiaries to fund its capital expenditures or working capital. For an increase of registered capital of our WFOE, we need to file with MOFCOM or its local counterparts. If we provide funding to our WFOE through loans, the total amount of such loans may not exceed the amount that equals to 2.5 times of the shareholders equity of the borrower. Such loans must be registered with SAFE or its local branches, which usually takes up to 20 working days to complete. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors—Risks Related Doing Business in China—PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of this offering to make loans to our PRC subsidiaries or to make additional capital contributions to our PRC subsidiaries, which may materially and adversely affect our liquidity and our ability to fund and expand our business.”

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our WFOE.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Shenni HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiaries in the PRC are required to set aside at least 10% of their respective after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their respective registered capital. Each of such entity in the PRC is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiary are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Shenni HK may be considered a non-resident enterprise for tax purposes, so that any dividends our WFOE pays to Shenni HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Taxation—People’s Republic of China Enterprise Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made by our operating subsidiaries, and the distribution of such payments to Shenni Holdings from Shenni HK as dividends from WFOE. If our operating subsidiaries in China incur debt in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement and other applicable PRC laws, the 10% withholding tax rate may be lowered to 5% if the recipient of the relevant dividends qualifies certain necessary requirements, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. The 5% withholding tax rate, however, does not automatically apply and in general, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by our WFOE to its immediate holding company, Shenni HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Shenni HK intends to apply for the tax resident certificate if and when WFOE plans to declare and pay dividends to Shenni HK. See “Risk Factors—Risks Relating to Doing Business in China— We rely on dividends and other distributions on equity paid by our WFOE to fund any cash and financing requirements we may have, and any limitation on the ability of our WFOE to make payments to us could have a material adverse effect on our ability to conduct our business.”

CAPITALIZATION

The following tables set forth our capitalization as of September 30, 2024:

●	on an actual basis;

●

on an unaudited adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this offering at the assumed initial public offering price of $5.0 per share, the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deducting the underwriting discounts,  non-accountable expense allowance and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of September 30, 2024
Shareholders’ Equity	Actual	As adjusted

Ordinary Shares, par value $0.00025 per share, 200,000,000 shares authorized, 30,000,000 shares issued and outstanding on an actual basis and 33,000,000 shares issued and outstanding on an adjusted basis (assuming 3,000,000 shares to be issued in this offering)	$7,500	$8,250
Additional paid-in capital	1,042,583	16,403,177
Retained earnings	3,060,598	3,060,598
Accumulated other comprehensive income	38,743	38,743
Total Shareholders’ Equity	4,149,424	19,510,768
Total Capitalization	$4,149,424	19,510,768

If the Underwriter’s over-allotment option to purchase additional shares from us was exercised in full, pro forma (i) Ordinary Shares would be 33,450,000 shares, (ii) additional paid-in capital would be $15,713,065 (iii) total stockholders’ equity would be $18,820,769 and (iv) total capitalization would be $18,820,769.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of September 30, 2024, was $4,920,874, or $0.16 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the initial public offering price per Ordinary Share and after deducting the underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us.

Dilution to New Investors if the Offering Amount is Sold without Exercise of the Over-allotment Option

After giving effect to our sale of 3,000,000 Ordinary Shares offered in this offering based on the assumed initial public offering price of $5.0 per Ordinary Share, the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deduction of the underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024, would have been $17.52 million, or $0.53 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $0.37 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $4.47 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates this per share dilution:

No Exercise of Over- Allotment Option
Assumed Initial public offering price per Ordinary Share	$5.00
Net tangible book value per Ordinary Share as of September 30, 2024	$0.16
Increase in net tangible book value per Ordinary Share attributable to payments by new investors	$0.37
Pro forma net tangible book value per Ordinary Share immediately after this offering	$0.53
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$4.47

A $1.00 increase (decrease) in the assumed public offering price of $5.0 per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value after giving effect to this offering by $2.76 million, the pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering by $0.61 per Ordinary Share, and the dilution in pro forma as adjusted net tangible book value per Ordinary Share to new investors in this offering by Ordinary Shares $5.39 per Ordinary Share, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts, non-accountable expense allowance, and estimated offering expenses.

The following table sets forth, on an as adjusted basis as of September 30, 2024, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid before deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option not exercised	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	30,000,000	90.91%	$1,050,083	6.54%	$0.04
New investors	3,000,000	9.09%	$15,000,000	93.46%	$5.00
Total	33,000,000	100.00%	$16,050,083	100.00%	$0.49

Dilution to New Investors if the Offering Amount is Sold with Full Exercise of the Over-allotment Option

After giving effect to our sale of 3,450,000 Ordinary Shares offered in this offering based on the assumed initial public offering price of $5.0 per Ordinary Share, the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deduction of the underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024, would have been $19.59 million, or $0.59 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $0.42 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $4.41 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates this per share dilution:

Full Exercise of Over- Allotment Option
Assumed Initial public offering price per Ordinary Share	$5.00
Net tangible book value per Ordinary Share as of September 30, 2024	$0.16
Increase in net tangible book value per Ordinary Share attributable to payments by new investors	$0.42
Pro forma net tangible book value per Ordinary Share immediately after this offering	$0.59
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$4.41

A $1.00 increase (decrease) in the assumed public offering price of $5.0 per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value after giving effect to this offering by $3.17 million, the pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering by $0.68 per Ordinary Share, and the dilution in pro forma as adjusted net tangible book value per Ordinary Share to new investors in this offering by Ordinary Shares $5.32 per Ordinary Share, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts, non-accountable expense allowance, and estimated offering expenses.

The following table sets forth, on an as adjusted basis as of September 30, 2024, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid before deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option exercised in full	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	30,000,000	89.69%	$1,050,083	5.74%	$0.04
New investors	3,450,000	10.31%	17,250,000	94.26%	$5.00
Total	33,450,000	100.00%	18,300,083	100.00%	$0.55

EXCHANGE RATE INFORMATION

Our business is primarily conducted in China and all of our revenues are received and denominated in RMB. Capital accounts of our condensed financial statements are translated into U. S. dollars from RMB at their historical exchange rates when the capital transactions occurred.  Assets and liabilities are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rate of the period. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at the rates used in translation.

The Company’s financial information is presented in U.S. dollars. Any transactions which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China prevailing at the dates of the transactions, and exchange gains and losses are included in the statements of operations as foreign currency transaction gain or loss. The consolidated financial statements of the Company have been translated into U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in stockholder’s equity. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

The exchange rates in effect as of March 31, 2024 and 2023 were RMB1 for $0.1385 and $0.1456, respectively. The average exchange rates for the years ended March 31, 2024 and 2023 were RMB1 for $0.1395 and $0.1460, respectively. The exchange rates in effect as of September 30, 2024 and 2023 were RMB1 for $0.1425 and $0.1371, respectively. The average exchange rates for the six months ended September 30, 2024 and 2023 were RMB1 for $0.1388 and $0.1403, respectively.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favourable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

The Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers and executive officers, Minghai Zhou, Xiaoping Zhou and Lili Hu, are nationals or residents of jurisdictions of China and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands and AllBright Law Offices, our counsel as to PRC law have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Cayman Islands

We have been advised by Maples and Calder (Hong Kong) LLP that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgements), a judgment in personam obtained in any federal or state court in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, (v) has not been obtained by fraud; and (vi) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy).

There is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Such uncertainty relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company or its directors and officers. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

PRC

AllBright Law Offices has further advised us that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. In China, there are significant legal and other obstacles to obtain information needed for investigations or litigation originated outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the State Council and the competent departments of the State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Although in 2017 an intermediate court of Wuhan, Hubei Province recognized and enforced the judgment from a Los Angeles Court, based on reciprocal treatment because a California court recognized and enforced a judgment of Hubei Province, China, in 2009, such recognition and enforcement is case specific and did not set as a binding precedent. There is no guarantee for further recognition and enforcement in the future. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

CORPORATE HISTORY AND STRUCTURE

Shenni Holdings Limited (“Shenni Holdings” or the “Company”) is an exempted company incorporated in the Cayman Islands with limited liability on March 8, 2024 as a holding company. The Company, through its operating subsidiaries in China manufactures and sells urology medical devices and care products as well as sells cardiovascular and cerebrovascular medical devices.

Shenni Holdings Limited is a holding company incorporated in the Cayman Islands and it established its directly wholly owned subsidiary Shenni Technology Limited (“Shenni HK”), a Hong Kong company, on April 30, 2024. Shenni HK established a wholly foreign-owned subsidiary Shenni Health Technology (Jiangxi) Co., Ltd. (“Shenni Technology”) in China, on August 19, 2024. Shenni Technology owns the following operating subsidiaries in China: Shenni Sanitary, Shenni Medical Device, Zihong Trading, Xiangyiyuan Healthcare and Shenkang Trading. In anticipation of this offering, we completed a reorganization of the Company in August 2024.

We conduct our operations primarily through Shenni Sanitary, Shenni Medical Device, Zihong Trading, Xiangyiyuan Healthcare and Shenkang Trading in China.

Upon the Reorganization, the Company has subsidiaries in countries and jurisdictions including PRC and Hong Kong. Details of the subsidiaries of the Company are set out below:

Subsidiaries	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
Shenni Sanitary	August 05, 2021	Jiangxi, China	100%	Sales and Distribution of Sanitary Products
Shenni Medical Device	March 05, 2021	Jiangxi, China	100%	Manufacture and Sale of Medical Devices
Zihong Trading	November 13, 2022	Jiangxi, China	100%	Trading of Stationery, Office Supplies, and Sanitary Products
Xiangyiyuan Healthcare	January 24, 2018	Jiangxi, China	100%	Sales of Food, Beverage, Health Food, Consumer Products, Cosmetics, Pharmaceutical products and Medical Devices
Shenkang Trading	March 15, 2024	Jiangxi, China	100%	Trading of Sanatory and Healthcare Products
Shenni HK	April 30, 2024	Hong Kong	100%	Holding Company
Shenni Technology/WFOE	August 19, 2024	Jiangxi, China	100%	Holding Company

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of this prospectus and immediately upon the completion of this offering, assuming no exercise of the over-allotment option by the Underwriter:

For details of each principal shareholder’s ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

Corporate Information

Our principal executive offices are located at Jian City, Jiangxi Province, China. Our telephone number at this address is +86—0796-2218888. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002 Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www.[ ].com. The information contained on our website is not a part of this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Overview

We are an offshore holding company incorporated in the Cayman Islands. We do not conduct any substantive operations on our own. Through the operating entities in the PRC, we mainly provide urology medical devices and care products as well as the cardiovascular and cerebrovascular medical devices. Our operating entities manufacture and sell urology medical devices and care products as well as sell the cardiovascular and cerebrovascular medical devices in the PRC through Shenni Medical Device, Shenni Sanitary and its subsidiaries.

We derive our revenue primarily from three sources: (i) sales and distribution of urology medical devices (ii) sales and distribution of urology care products, and (iii) sales and distribution of cardiovascular and cerebrovascular medical devices. During the six months ended September 30, 2024, our revenue increased by approximately 807.8%, to approximately $11.18 million from $1.23 million for the six months ended September 30, 2023. During the six months ended September 30, 2024, our net income amounted to approximately $1.87 million, representing an increase of approximately 948.5%, compared to net income of $0.18 million in the six months ended September 30, 2023. During the fiscal year ended March 31, 2024, our revenue increased by approximately 1618.7%, to approximately $10.58 million from $0.62 million for the fiscal year ended March 31, 2023. In the fiscal year ended March 31, 2024, our net income amounted to approximately $1.54 million, representing an increase of approximately 1377.2%, compared to net loss of $0.12 million in the fiscal year ended March 31, 2023.

The significant increase in revenue and net income in the fiscal year ended March 31, 2024 comparing to the fiscal year ended March 31, 2023 was primarily attributable to (i) new business of sales and distribution of cardiovascular and cerebrovascular medical devices that we developed during fiscal year 2024 and (ii) increased marketing and promotion activities after the control measures for COVID-19 lifted in China since February 2023. We have made major adjustments of our business strategy to sell and distribute for high-end medical device products of other manufacturers, in addition to the urology medical devices that manufactured by ourselves. Due to the long cycle, high difficulty and high investment in research and development of our own products and obtaining the registration and permits for such products, we have decided to rapidly enter the market as a distributor for certain high-quality products made by other manufacturers to quickly grow our business and increase our revenues. This new business model has generated revenues for the new products of intracranial stenting systems, intracranial support catheters, releasable spring coils, nerve guidewires, guidewires, balloon catheters, microcatheters, embolization stents, single-use intracranial thrombus aspiration catheters, and flow-directed embolization devices during fiscal year 2024, which accounted for 98% of our increased revenue.

Factors Affecting Our Results of Operations

We believe some of the most significant factors that affect our business and results of operations include the following:

Incidence and prevalence of relevant diseases

First, cardiovascular and cerebrovascular medical devices are used for the examination, treatment, monitoring of cardiovascular and cerebrovascular diseases, or for assisting circulation. In China, with the intensification of population aging and changes in lifestyle, the number of patients with cardiovascular and cerebrovascular diseases is continuously increasing, and the demand for related medical devices is also rising. The high incidence and prevalence of cardiovascular and cerebrovascular diseases are key factors driving the sales of medical devices.

Secondly, urological medical devices are used to diagnose various diseases and conditions related to the urinary system. These devices help in the treatment of chronic diseases such as enlarged prostate, bladder cancer, prostate cancer and kidney stones. Urological devices improve the efficiency of treatment and shorten the recovery time of patients. Increasing incidence and prevalence of urological disorders as well as increase healthcare awareness by patients in China are the major factors driving the growth of the urological medical devices and care products.

Operating efficiency

Our ability to manage our cost of revenue directly affects our profitability. Our cost of revenue mainly consists of purchase costs and production cost for our urological medical devices and care products as well as purchase cost of the cardiovascular and cerebrovascular medical devices from third party manufacturers. We expect our cost of revenue to increase significantly along with the increase of labor cost in China and as we seek to grow our business.

Technological innovation

Our ability to innovate and identify new products affects our competitiveness. The rising prevalence of urology and cardiovascular diseases and healthcare needs in China have prompted healthcare professionals and manufacturers to increase research and development efforts to introduce technologically advanced urological and cardiovascular devices and equipment. These product advancements immediately promise to provide better visualization and durability, which will lead to increased adoption of urological and cardiovascular equipment. Our ability to meet the need for innovation and distribute the new products in the industry affects our long-term ability to compete and succeed.

Results of Operations

Comparison of the Six Months ended September 30, 2024 and 2023

	For the six months ended
	September 30,		Change
	2024	2023	Amount	%
Revenues – urology medical devices	$2,102,192	169,051	1,933,141	1,143.5
Revenues – Cardiovascular and cerebrovascular medical devices	6,707,788	672,506	6,035,282	897.4
Revenues – urology care products	2,365,942	389,597	1,976,345	507.3
Total revenues	11,175,922	1,231,154	9,944,768	807.8
Cost of Revenues – Urology medical devices	1,316,903	92,244	1,224,659	1,327.6
Cost of Revenues – Cardiovascular and cerebrovascular medical devices	3,572,930	370,675	3,202,255	863.9
Cost of Revenues – Urology care products	535,616	109,051	426,565	391.2
Total cost of revenues	5,425,449	571,970	4,853,479	848.6
Gross profit	5,750,473	659,184	5,091,289	772.4

Operating expenses
Selling expenses	2,197,395	196,440	2,000,955	1018.6
General and administrative expenses	586,132	174,921	411,211	235.1
Research and development expenses	502,841	65,933	436,908	662.7
Total operating expenses	3,286,368	437,294	2,849,074	651.5
Income from operations	2,464,105	221,890	2,242,215	1010.5

Other (expenses) income
Interest income	348	136	212	155.9
Interest expense	(3,913)	(164)	(3,749)	2286.0
Other income, net	738	17,364	(16,626)	(95.7)
Total other income (loss), net	(2,827)	17,336	(20,163)	(116.3)
Income before income tax provisions	2,461,278	239,226	2,222,052	928.9
Income tax expenses	595,965	61,326	534,639	871.8
Net Income	1,865,313	177,900	1,687,413	948.5

Revenue

We, through the operating entities in China, generate revenue from our continuing operations through the following main sources: (i) sales and distribution of cardiovascular and cerebrovascular medical devices, (ii) sales and distribution of urology medical devices, and (iii) sales and distribution of urology care products. The total revenue increased by approximately $9.94 million, or 807.8%, to approximately $11.18 million in the six months ended September 30, 2024, from approximately $1.23 million in the six months ended September 30, 2023.

Revenue from urology medical devices accounted for 18.8% and 13.7% of our total revenue for the six months ended September 30, 2024 and 2023, respectively. Revenue from urology medical devices increased by approximately $1.93 million, or 1,143.5%, from approximately $0.17 million for the six months ended September 30, 2023 to approximately $2.1 million for the six months ended September 30, 2024. The significant increase in revenue from urology medical devices was primarily attributable to increased marketing and promotion activities after the control measures for COVID-19 lifted in China since February 2023. We have made major adjustments of our business strategy to act to sell and distribute high-end medical device products of other manufacturers, in addition to the urology medical devices that manufactured by ourselves. Revenue from cardiovascular and cerebrovascular medical devices accounted for 60.0% and 54.6% of our total revenue for the six months ended September 30, 2024 and 2023, respectively. Revenue from cardiovascular and cerebrovascular medical devices increased by approximately $6.04 million from $0.67 million for the six months ended September 30, 2023 to approximately $6.71 million for the six months ended September 30, 2024. The reason for this significant increase in revenue from cardiovascular and cerebrovascular medical devices is the same as the one mentioned above. We entered the market as a distributor for certain high-quality products made by other manufacturers to quickly grow our business and increase our revenues. This new business model has generated revenues for the new products of intracranial stenting systems, intracranial support catheters, releasable spring coils, nerve guidewires, guidewires, balloon catheters, microcatheters, embolization stents, single-use intracranial thrombus aspiration catheters, and flow-directed embolization devices. Revenue from urology care products accounted for 21.2% and 31.6% of our total revenue for the six months ended September 30, 2024 and 2023, respectively. Revenue from urology care products increased by approximately $1.98 million, or 507.3%, from approximately $0.39 million for the six months ended September 30, 2023 to approximately $2.37 million for the six months ended September 30, 2024. The increase in revenue from urology care products was mainly due to an increase in marketing activities such as visiting customers, attending trade exhibition, and academic forums in the six months ended September 30, 2024. The Company was able to take on various sales promotion activities which could not be carried out as planned during the outbreak of COVID-19 until early February 2023. The sales staff of the Company visited major customers and carried out multi-channel marketing activities such as attending trade exhibitions and conferences, which resulted the increase in revenue in six months ended September 30, 2024 over the same period of 2023.

Cost of Revenue

Our cost of revenue, consisting mainly of purchase cost and production cost, increased by approximately $4.85 million, or 848.6%, to approximately $5.43 million in the six months ended September 30, 2024, from approximately $0.57 million in the six months ended September 30, 2023.

Cost of revenue from urology medical devices increased by approximately $1.22 million, or 1,327.6%, from approximately $0.09 million for the six months ended September 30, 2023 to approximately $1.32 million for the six months ended September 30, 2024. The increase in cost of revenue from urology medical devices was largely in line with the increase in revenue from urology medical devices.

Cost of revenue from cardiovascular and cerebrovascular medical devices increased by approximately $3.2 million, from $0.37 million for the six months ended September 30, 2023 to approximately $3.57 million for the six months ended September 30, 2024. The increase in cost of revenue from cardiovascular and cerebrovascular medical devices was largely in line with the increase in revenue from cardiovascular and cerebrovascular medical devices as it is new business for the Company for the fiscal year 2024.

Cost of revenue from urology care products increased by approximately $0.43 million, or 391.2%, from approximately $0.11 million for the six months ended September 30, 2023 to approximately $0.54 million for the six months ended September 30, 2024. The increase in cost of revenue from urology care products was largely in line with the increase in revenue from urology care products.

Gross profit

Our gross profit increased by approximately $5.09 million, or 772.4%, to approximately $5.75 million for the six months ended September 30, 2024, from approximately $0.66 million for the six months ended September 30, 2023, which was mainly attributable to the increased gross profit from medical devices and care products. Our gross margin decreased by 2% from 53.5% for the six months ended September 30, 2023 to 51.5% for the six months ended September 30, 2024, mainly because the gross margin of urology medical devices has decreased by 8%, although the gross margin of Cardiovascular and cerebrovascular medical devices and urology care products has slightly increased. This is due to the increase in the cost of materials used to produce urology medical devices.

The following table sets forth the breakdown of our gross profit for the six months ended September 30, 2024 and 2023, respectively:

	For the six months ended September 30,				Change
	2024	Margin %	2023	Margin %	Amount	%
urology medical devices	$785,289	37.4	76,807	45.4	708,482	922.4%
cardiovascular and cerebrovascular medical devices	3,134,858	46.7	301,831	44.9	2,833,027	938.6%
urology care products	1,830,326	77.4	280,546	72.0	1,549,780	552.4%
Total Gross Profit and Margin %	$5,750,473	51.5	659,184	53.5	5,091,289	772.4%

The gross profit of urology medical devices increased by approximately $0.71 million, or 922.4%, from approximately $0.08 million for the six months ended September 30, 2023 to approximately $0.79 million for the six months ended September 30, 2024. The gross margin of urology medical devices decreased during the six months ended September 30, 2024 as compared to the six months ended September 30, 2023 by 8.1% from 45.4% for the six months ended September 30, 2023 to 37.4% for the six months ended September 30, 2024, as we sold more products with low gross margins during the six months ended September 30, 2024.

The gross profit of cardiovascular and cerebrovascular medical devices increased by approximately $2.83 million, from approximately $0.3 million for the six months ended September 30, 2023 to approximately $3.13 million for the six months ended September 30, 2024. The gross margin of cardiovascular and cerebrovascular medical devices increased during the six months ended September 30, 2024 as compared to the six months ended September 30, 2023 by 1.8% from 44.9% for the six months ended September 30, 2023 to 46.7% for the six months ended September 30, 2024. The reason for the increase in gross profit and margin is due to the increase in sales of products with higher gross margins.

The gross profit of urology care products increased by approximately $1.55 million, or 552.4%, from approximately $0.28 million for the six months ended September 30, 2023 to approximately $1.83 million for the six months ended September 30, 2024. The gross margin increased by 5.4% from 72.0% for the six months ended September 30, 2023 to 77.4% for the six months ended September 30, 2024. The increase was mainly due to the increase in sales of products with higher gross margins.

Operating Expenses

The following table sets forth the breakdown of our operating expenses for the six months ended September 30, 2024 and 2023:

	For the six months ended September 30,
	2024		2023		Change
	Amount	% of revenue	Amount	% of revenue	Amount	%
Total revenue	$11,175,922	100%	$1,231,154	100%	$9,944,768	807.8%
Operating expenses:
Selling expenses	2,197,395	19.7%	196,440	16%	2,000,955	1,018.6%
General and administrative expenses	586,132	5.2%	174,921	14.2%	411,211	235.1%
Research and development expenses	502,841	4.5%	65,933	5.4%	436,908	662.7%
Total operating expenses	$3,286,368	29.4%	$437,294	35.5%	$2,849,074	651.5%

Selling expenses

Our selling expenses primarily include salaries and benefits paid to our sales personnel, advertising expenses, business travels, meals and other sales promotion and marketing activities related expenses.

Selling expenses increased by approximately $2 million to approximately $2.20 million in the six months ended September 30, 2024 from approximately $0.20 million in the six months ended September 30, 2023. The increase in selling expenses was mainly due to an increase in marketing expenses, such as travel and visiting customers and cost of setting up booths in four medical devices exhibitions. As a percentage of revenues, our selling expenses accounted for 19.7% and 16% of our total revenue for the six months ended September 30, 2024 and 2023, respectively.

General and administrative expenses

Our general and administrative expenses primarily consist of employee salaries, benefits and insurance expenses, depreciation, office supply and utility expenses, business travel and meal expenses, and professional service expenses.

General and administrative expenses increased by approximately $0.41 million, or 235.1%, to approximately $0.59 million in the six months ended September 30, 2024, from approximately $0.17 million in the six months ended September 30, 2023. The increase was mainly due to increases in increases in employee salaries. As a percentage of revenues, our general and administrative expenses accounted for 5.2% and 14.2% of our total revenue for the six months ended September 30, 2024 and 2023, respectively.

Research and development expenses

In connection with the design and development of medical devices, the Company expense all internal research costs as incurred, which primarily comprise employee costs, internal and external costs related to execution of studies, including manufacturing costs, facility costs of the research center, commissioning fees and depreciation to plant and equipment used in the research and development activities.

Research and development expenses increased by approximately $0.44 million, or 662.7%, to approximately $0.50 million in the six months ended September 30, 2024, from approximately $0.06 million in the six months ended September 30, 2023. The increase was mainly due to increases in salaries of research and development employees and commissioning fees. As a percentage of revenues, our research and development expenses accounted for 4.5% and 5.4% of our total revenue for the six months ended September 30, 2024 and 2023, respectively.

Interest expense

Our interest expense was approximately $3,913 and $164 in the six months ended September 30, 2024 and 2023, respectively. The Company also had a lease liabilities balance of approximately $0.74 million and $0.75 million as of September 30, 2024 and 2023, respectively, with weighted average discount rate of 4.9%, and 4.9%, respectively.

Income before income taxes

Income before income taxes was approximately $2.46 million and $0.24 million in the six months ended September 30, 2024 and 2023, respectively. The increase of $2.22 million was primarily attributable to higher gross profit in the six months ended September 30, 2024, as stated above.

Income tax expenses

Income tax expenses was approximately $0.6 million and $0.06 million in the six months ended September 30, 2024 and 2023, respectively. The increase in income tax expenses was due to the increase in taxable income in the six months ended September 30, 2024.

Net income

Our net income was approximately $1.87 million in the six months ended September 30, 2024, compared to net income of approximately $0.18 million in the six months ended September 30, 2023. The increase was primarily due to a combination of the factors discussed above.

Comparison of the Fiscal Years ended March 31, 2024 and 2023

	For the years ended
	March 31,		Change
	2024	2023	Amount	%
Revenues – urology medical devices	$2,130,174	111,216	2,018,958	1,815.3
Revenues – Cardiovascular and cerebrovascular medical devices	6,921,369	-	6,921,369	-
Revenues – urology care products	1,526,019	504,232	1,021,787	202.6
Total revenues	10,577,562	615,448	9,962,114	1618.7
Cost of Revenues – Urology medical devices	1,281,428	76,195	1,205,233	1,518.8
Cost of Revenues – Cardiovascular and cerebrovascular medical devices	3,740,702	-	3,740,702	-
Cost of Revenues – Urology care products	406,799	161,442	245,357	152.0
Total cost of revenues	5,428,929	237,637	5,191,292	2184.5
Gross profit	5,148,633	377,811	4,770,822	1262.8

Operating expenses
Selling expenses	2,232,110	17,279	2,214,831	12818.1
General and administrative expenses	890,667	363,701	526,965	144.9
Research and development expenses	168,947	155,228	13,720	8.8
Total operating expenses	3,291,724	536,208	2,755,516	513.9
Income (loss) from operations	1,856,909	(158,397)	2,015,306	(1272.3)

Other (expenses) income
Interest income	437	126	311	246.8
Interest expense	(625)	(136)	(489)	359.6
Other income, net	19,089	2,117	16,972	801.7
Total other income, net	18,901	2,107	16,794	797.1
Income(loss) before income tax provisions	1,875,810	(156,290)	2,032,100	1300.2
Income tax expenses(benefits)	338,093	(35,889)	373,982	1042.1
Net Income(Loss)	1,537,717	(120,401)	1,658,118	1377.2

Revenue

We, through the operating entities in China, generate revenue from our continuing operations through the following main sources: (i) sales and distribution of cardiovascular and cerebrovascular medical devices, (ii) sales and distribution of urology medical devices, and (iii) sales and distribution of urology care products. The total revenue increased by approximately $9.96 million, or 1618.7%, to approximately $10.58 million in the fiscal year ended March 31, 2024, from approximately $0.62 million in the fiscal year ended March 31, 2023.

Revenue from urology medical devices accounted for 20.1% and 18.1% of our total revenue for the fiscal years ended March 31, 2024 and 2023, respectively. Revenue from urology medical devices increased by approximately $2.02 million, or 1,815.3%, from approximately $0.11 million for the fiscal year ended March 31, 2023 to approximately $2.13 million for the fiscal year ended March 31, 2024. Revenue from cardiovascular and cerebrovascular medical devices accounted for 65.4% and nil of our total revenue for the fiscal years ended March 31, 2024 and 2023, respectively. Revenue from cardiovascular and cerebrovascular medical devices increased by approximately $6.92 million from nil for the fiscal year ended March 31, 2023 to approximately $6.92 million for the fiscal year ended March 31, 2024. The significant increase in revenue and net income in the fiscal year ended March 31, 2024 comparing to the fiscal year ended March 31, 2023 was primarily attributable to (i) new business of sales and distribution of cardiovascular and cerebrovascular medical devices that we developed during fiscal year 2024 and (ii) increased marketing and promotion activities after the control measures for COVID-19 lifted in China since February 2023. We have made major adjustments of our business strategy to sell and distribute high-end medical device products of other manufacturers, in addition to the urology medical devices that manufactured by ourselves. Due to the long cycle, high difficulty and high investment in research and development of our own products and obtaining the registration and permits for such products, we have decided to rapidly enter the market as a distributor for certain high-quality products made by other manufacturers to quickly grow our business and increase our revenues. This new business model has generated revenues for the new products of intracranial stenting systems, intracranial support catheters, releasable spring coils, nerve guidewires, guidewires, balloon catheters, microcatheters, embolization stents, single-use intracranial thrombus aspiration catheters, and flow-directed embolization devices during fiscal year 2024, which accounted for 98% of our increased revenue. The increase in revenue from urology medical device and care products was mainly due to an increase in marketing activities such as visiting customers, attending trade exhibition, and academic forums in the fiscal year ended March 31, 2024. The Company was able to take on various sales promotion activities which could not be carried out as planned during the outbreak of COVID-19 until early February 2023. The sales staff of the Company visited major customers and carried out multi-channel marketing activities such as attending trade exhibitions and conferences, which resulted the increase in revenue in fiscal year of 2024 over the same period of 2023. The number of customers for cardiovascular and cerebrovascular medical devices increased from 0 for the fiscal year ended March 31, 2023 to 15 for the same period of 2024. The number of customers for urology medical device increased from 39 for the fiscal year ended March 31, 2023 to 42 for the same period of 2024. Overall number of devices sold increased from 5,695 units for the fiscal year ended March 31, 2023 to 7,960 units for the fiscal year ended March 31, 2024. The number of urology care products customers decreased from 204 for the fiscal year ended March 31, 2023 to 171 for the same period of 2024. The number of products, such as sprays and creams increased from 0.73 million items for the fiscal year ended March 31, 2023 to 1.62 million items for the fiscal year ended March 31, 2024.

Cost of Revenue

Our cost of revenue, consisting mainly of purchase cost and production cost, increased by approximately $5.19 million, or 2184.5%, to approximately $5.43 million in the fiscal year ended March 31, 2024, from approximately $0.24 million in the fiscal year ended March 31, 2023.

Cost of revenue from urology medical devices increased by approximately $1.21 million, or 1,581.8%, from approximately $0.08 million for the fiscal year ended March 31, 2023 to approximately $1.28 million for the fiscal year ended March 31, 2024. The increase in cost of revenue from urology medical devices was largely in line with the increase in revenue from urology medical devices.

Cost of revenue from cardiovascular and cerebrovascular medical devices increased by approximately $3.74 million, from nil for the fiscal year ended March 31, 2023 to approximately $3.74 million for the fiscal year ended March 31, 2024. The increase in cost of revenue from cardiovascular and cerebrovascular medical devices was largely in line with the increase in revenue from cardiovascular and cerebrovascular medical devices as it is new business for the Company for the fiscal year 2024.

Cost of revenue from urology care products increased by approximately $0.25 million, or 152.0%, from approximately $0.16 million for the fiscal year ended March 31, 2023 to approximately $0.41 million for the fiscal year ended March 31, 2024. The increase in cost of revenue from urology care products was largely in line with the increase in revenue from urology care products.

Gross profit

Our gross profit increased by approximately $4.77 million, or 1262.8%, to approximately $5.15 million for the fiscal year ended March 31, 2024, from approximately $0.38 million for the fiscal year ended March 31, 2023, which was mainly attributable to the increased gross profit from medical devices and care products. Our gross margin decreased by 12.7% from 61.4% for the fiscal year ended March 31, 2023 to 48.7% for the fiscal year ended March 31, 2024, mainly because we sold a lot more urology medical devices and cardiovascular and cerebrovascular medical devices in the fiscal year ended March 31, 2024 comparing to the same period of 2023, which had lower profit margins than the urology care products.

The following table sets forth the breakdown of our gross profit for the fiscal years ended March 31, 2024 and 2023, respectively:

	For the fiscal years ended March 31,				Change
	2024	Margin %	2023	Margin %	Amount	%
urology medical devices	$848,746	39.8%	$35,021	31.5%	$813,725	2,323.5%
cardiovascular and cerebrovascular medical devices	3,180,667	46.0%	-	-	3,180,667	-
urology care products	1,119,220	73.3%	342,790	68.0%	776,430	226.5%
Total Gross Profit and Margin %	$5,148,633	48.7%	$377,811	61.4%	$4,770,822	1262.8%

The gross profit of urology medical devices increased by approximately $0.81 million, or 2,323.5%, from approximately $0.03 million for the fiscal year ended March 31, 2023 to approximately $0.85 million for the fiscal year ended March 31, 2024. The gross margin of urology medical devices increased during the fiscal year ended March 31, 2024 as compared to the fiscal year ended March 31, 2023 by 8.4% from 31.5% for the fiscal year ended March 31, 2023 to 39.8% for the fiscal year ended March 31, 2024, as we sold more products with high gross margins during the fiscal year 2024.

The gross profit of cardiovascular and cerebrovascular medical devices increased by approximately $3.18 million, from approximately nil for the fiscal year ended March 31, 2023 to approximately $3.18 million for the fiscal year ended March 31, 2024. The gross margin of cardiovascular and cerebrovascular medical devices increased during the fiscal year ended March 31, 2024 as compared to the fiscal year ended March 31, 2023 by 46% from nil for the fiscal year ended March 31, 2023 to 46.0% for the fiscal year ended March 31, 2024. The reason for the increase in gross profit and margin is due to we developed the new business of sales and distribution of cardiovascular and cerebrovascular medical device during fiscal year 2024.

The gross profit of urology care products increased by approximately $0.78 million, or 226.5%, from approximately $0.34 million for the fiscal year ended March 31, 2023 to approximately $1.12 million for the fiscal year ended March 31, 2024. The gross margin increased by 5.3% from 68.0% for the fiscal year ended March 31, 2023 to 73.3% for the fiscal year ended March 31, 2024. The increase was mainly due to the increase in sales of products with higher gross margins.

Operating Expenses

The following table sets forth the breakdown of our operating expenses for the fiscal years ended March 31, 2024 and 2023:

	For the fiscal years ended March 31,
	2024		2023		Change
	Amount	% of revenue	Amount	% of revenue	Amount	%
Total revenue	$10,577,562	100%	$615,448	100%	$9,962,114	1618.7%
Operating expenses:
Selling expenses	2,232,110	21.1%	17,279	2.8%	2,214,831	12818.1%
General and administrative expenses	890,667	8.4%	363,701	59.1%	526,965	144.9%
Research and development expenses	168,947	1.6%	155,228	25.2%	13,720	8.8%
Total operating expenses	$3,291,724	31.1%	$536,208	87.1%	$2,755,516	513.9%

Selling expenses

Our selling expenses primarily include salaries and benefits paid to our sales personnel, advertising expenses, business travels, meals and other sales promotion and marketing activities related expenses.

Selling expenses increased by approximately $2.21 million to approximately $2.23 million in the fiscal year ended March 31, 2024 from approximately $0.02 million in the fiscal year ended March 31, 2023. The increase in selling expenses was mainly due to an increase in marketing expenses, such as travel and visiting customers and cost of setting up booths in exhibitions. As a percentage of revenues, our selling expenses accounted for 21.1% and 2.8% of our total revenue for the fiscal years ended March 31, 2024 and 2023, respectively.

General and administrative expenses

Our general and administrative expenses primarily consist of employee salaries, benefits and insurance expenses, depreciation, office supply and utility expenses, business travel and meal expenses, and professional service expenses.

General and administrative expenses increased by approximately $0.53 million, or 144.9%, to approximately $0.89 million in the fiscal year ended March 31, 2024, from approximately $0.36 million in the fiscal year ended March 31, 2023. The increase was mainly due to increases in employee salaries. As a percentage of revenues, our general and administrative expenses accounted for 8.4% and 59.1% of our total revenue for the fiscal years ended March 31, 2024 and 2023, respectively.

Interest expense

Our interest expense was approximately $625 and $136 in the fiscal years ended March 31, 2024 and 2023, respectively. The Company also had a lease liabilities balance of approximately $0.75 million and $0.81 million as of March 31, 2024 and 2023, respectively, with weighted average discount rate of 4.9%, and 4.9%, respectively.

Income(loss) before income taxes

Income(loss) before income taxes was approximately $1.88 million and $(0.16) million in the fiscal years ended March 31, 2024 and 2023, respectively. The increase of $2.03 million was primarily attributable to higher gross profit in the fiscal year ended March 31, 2024, as stated above.

Income tax expenses (benefits)

Income tax expenses (benefits) was approximately $0.34 million and $(0.04) million in the fiscal years ended March 31, 2024 and 2023, respectively. The increase in income tax expenses    was due to the increase in taxable income in the fiscal year ended March 31, 2024.

Net income(loss)

Our net income was approximately $1.53 million in the fiscal year ended March 31, 2024, compared to net loss of approximately $(0.12) million in the fiscal year ended March 31, 2023. The increase was primarily due to a combination of the factors discussed above.

Liquidity and Capital Resources

In assessing its liquidity, management monitors and analyzes the Company’s cash on-hand, its ability to generate sufficient revenue sources in the future, and its operating and capital expenditure commitments. For the six months ended September 30, 2024 and 2023, the Company recorded net income of approximately $1.87 million and net income of approximately $0.18 million, respectively. The Company had positive working capital of approximately $3.07 million as of September 30, 2024, which was largely attributable to accounts receivable of approximately $6.31 million and other receivables of approximately $0.77 million. For the fiscal years ended March 31, 2024 and 2023, the Company recorded net income of approximately $1.53 million and net loss of approximately $0.12 million, respectively. The Company had positive working capital of approximately $1.34 million as of March 31, 2024, which was largely attributable to accounts receivable of approximately $5.55 million and other receivables of approximately $1.71 million.

The Company currently plans to fund its operations mainly through cash flow from its operations and support from its controlling shareholder, if necessary, to ensure sufficient working capital. As of September 30, 2024, the Company had cash on hand of approximately $0.13 million. As of March 31, 2024, the Company had cash on hand of approximately $0.13 million. The Company believes that its cash on hand and internally generated cash flows will be sufficient to fund its operations at least over the next 12 months from the date of this prospectus. However, the Company may need additional cash resources in the future if the Company experiences changed business conditions or other adverse developments, and may also need additional cash resources in the future if the Company wishes to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If it is determined that the cash requirements exceed the Company’s amount of cash on hand, the Company may seek to issue additional debt or obtain financial support from shareholders. The principal shareholder of the Company, Minghai Zhou, has made verbal and unconditional pledges to provide financial support to the Company whenever necessary. Such pledges are without any recourse. In the event that Minghai Zhou’s pledged financial support is insufficient, we believe that cash from bank borrowings will be sufficient to support our working capital needs.

Cash flows

For the six months ended September 30, 2024 and 2023

The following table sets forth a summary of our cash flows for the periods indicated:

	For the six months ended September 30,
	2024	2023
Net cash provided by operating activities	$1,136,222	2,774,300
Net cash used in investing activities	(320,415)	(75,407)
Net cash (used in)provided by financing activities	42,859	(2,724,774)
Effect of exchange rate changes on cash and cash equivalent	(4,277)	(4,689)
Net increase (decrease) in cash and cash equivalent	$854,389	(30,570)

Operating Activities

Net cash provided by operating activities was approximately $1.1 million in the six months ended September 30, 2024, mainly derived from net income of approximately $1.87 million for the period, and (i) adjustments to reconcile net income to net cash provided by operating activities, which mainly included an increase in depreciation of plant, equipment, amortization of ROU, prepaid expenses, provision for credit losses, and deferred tax provision by a total of approximately $0.19 million; and (ii) net changes in our operating assets and liabilities, which mainly included (a) a decrease in other payables and accrued liabilities of approximately $0.28 million with the decrease in routine transactions with third parties, (b) an increase in taxes payable of approximately $0.62 million with the increase in corporate income tax payable, (c) an increase in other receivables of approximately $0.17 million with increase in loans to third parties, which are short-term, interest-free loans between companies for daily operations, and (d) an increase in accounts receivable of approximately $0.61 million with the increase in sales and a decrease of accounts payable of approximately $0.25 million with part of accounts payable paid by the Company.

Net cash provided by operating activities was approximately $2.77 million in the six months ended September 30, 2023, mainly derived from net income of approximately $0.18 million for the period, and (i) adjustments to reconcile net loss to net cash provided by operating activities, which mainly included an increase in depreciation of plant, equipment, amortization of ROU, prepaid expenses, and provision for credit losses by a total of approximately $0.13 million, (ii) net changes in our operating assets and liabilities, which mainly included (a) an increase in other payables and accrued liabilities of approximately $0.69 million with the increase in routine transactions with third parties, (b) a decrease in other receivables of approximately $2.24 million with recovery of loans paid to third parties, which are short-term, interest-free loans between companies for daily operations (c) an increase in accounts payable of approximately $0.58 million and accounts receivable of approximately $1 million with the increase in sales and purchases.

Investing Activities

Net cash used in investing activities was approximately $0.32 million in the six months ended September 30, 2024, which mainly consisted of approximately $0.32 million of purchase of property and equipment.

Net cash used in investing activities was approximately $0.08 million in the six months ended September 30, 2023, which mainly consisted of approximately $0.08 million of purchase of property and equipment.

Financing Activities

Net cash provided by financing activities was approximately $0.04 million in the six months ended September 30, 2024, which mainly consisted of approximately $1.43 million of proceeds from related parties and approximately $1.39 million of repayments to related parties.

Net cash used in financing activities was approximately $2.72 million in the six months ended September 30, 2023, which mainly consisted of approximately $2.72 million of repayments to related parties.

Capital Expenditures

Our capital expenditures consist primarily of additions to fixed assets for our business growth. Our capital expenditures amounted to approximately $0.32 million and $0.08 million in the six months ended September 30, 2024 and 2023, respectively.

For the fiscal years ended March 31, 2024 and 2023

The following table sets forth a summary of our cash flows for the periods indicated:

	For the fiscal years ended March 31,
	2024	2023
Net cash provided by (used in) operating activities	$3,107,403	$(3,000,200)
Net cash used in investing activities	(319,909)	(459,457)
Net cash (used in) provided by financing activities	(2,763,659)	3,522,053
Effect of exchange rate changes on cash and cash equivalent	16,777	(2,459)
Net increase in cash and cash equivalent	$40,612	$59,938

Operating Activities

Net cash provided by operating activities was approximately $3.1 million in the fiscal year ended March 31, 2024, mainly derived from net income of approximately $1.53 million for the period, and (i) adjustments to reconcile net income to net cash provided by operating activities, which mainly included an increase in depreciation of plant, equipment, amortization of ROU, prepaid expenses, provision for credit losses, and deferred tax provision by a total of approximately $0.31  million; and (ii) net changes in our operating assets and liabilities, which mainly included (a) a decrease in other payables and accrued liabilities of approximately $1.52 million, (b) an increase in taxes payable of approximately $0.48 million, (c) a decrease in other receivables of approximately $2.64 million with recovery of loans paid to third parties, which are short-term, interest-free loans between companies for daily operations, and (d) an increase in accounts receivable of approximately $5.52 million and accounts payable of approximately $2.8 million with increase in revenue and procurement.

Net cash used in operating activities was approximately $3.0 million in the fiscal year ended March 31, 2023, mainly derived from net loss of approximately $0.12 million for the period, and (i) adjustments to reconcile net loss to net cash provided by operating activities, which mainly included a decrease in depreciation of plant, equipment, amortization of ROU, prepaid expenses, and provision for credit losses by a total of approximately $0.09 million, (ii) net changes in our operating assets and liabilities, which mainly included (a) an increase in other payables and accrued liabilities of approximately $0.08 million, (b) an increase in other receivables of approximately $2.81 million with increase in loans to third parties, which are short-term, interest-free loans between companies for daily operations (c) an increase in accounts payable of approximately $0.09 million and accounts receivable of approximately $0.09 million.

Investing Activities

Net cash used in investing activities was approximately $0.32 million in the fiscal year ended March 31, 2024, which mainly consisted of approximately $0.32 million of purchase of property and equipment.

Net cash used in investing activities was approximately $0.46 million in the fiscal year ended March 31, 2023, which mainly consisted of approximately $0.46 million of purchase of property and equipment.

Financing Activities

Net cash used in financing activities was approximately $2.76 million in the fiscal year ended March 31, 2024, which mainly consisted of approximately $2.76 million of repayments of related parties.

Net cash provided by financing activities was approximately $3.52 million in the fiscal year ended March 31, 2023, which mainly consisted of approximately $3.52 million of proceeds from related parties.

Capital Expenditures

Our capital expenditures consist primarily of additions to fixed assets for our business growth. Our capital expenditures amounted to approximately $0.32 million and $0.46 million in the fiscal years ended March 31, 2024 and 2023, respectively.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material adverse effect on our revenues, net income, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial conditions.

Off-balance Sheet Commitments and Arrangements

Other than as disclosed elsewhere in this prospectus, we have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

Impact of Inflation

We do not believe the impact of inflation on our Company is material. Our operations are in China and China’s inflation rates have been relatively stable in the last three years: approximately 3.7% in 2022, 3.4% in 2023, and 4.0% in 2024.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenue and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenue and expenses incurred during the financial reporting period. The most significant estimates and assumptions include the valuation of accounts receivable and inventories, useful lives of property and equipment, the recoverability of long-lived assets, provision necessary for contingent liabilities, and revenue recognition. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Uses of estimates

The preparation of financial statements in conformity with the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenue and expenses during the reporting periods. Significant accounting estimates reflected in our consolidated financial statements include, but are not limited to, inventory reserve provision, useful lives and impairment of long-lived assets, valuation allowance for deferred tax assets, and allowance for doubtful accounts. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements. The inputs into our judgments and estimates consider the economic implications of the COVID-19 pandemic, primary responsibility for fulfillment, inventory risk, discretion in pricing, and form of consideration on our critical and significant accounting estimates.

Accounts receivable, net

Accounts receivable represent the amounts that we have an unconditional right to consideration, which are stated at the historical carrying amount net of allowance for doubtful accounts.

We maintain an allowance for doubtful accounts, which reflects our best estimate of amounts that potentially will not be collected. We determine the allowance for doubtful accounts taking into consideration various factors, including but not limited to, historical collection experience and creditworthiness of the debtors, as well as the age of the individual receivables balance. We establish a provision for doubtful receivables when there is objective evidence that we may not be able to collect amounts due. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income (loss).

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation commences upon placing the asset in usage and is recognized on a straight-line basis over the estimated useful lives of the assets with remaining residual value, as follows:

Useful life
Transportation vehicles	4 years
Mechanical equipment	5 – 10 years
Office equipment and furniture	3 – 5 years
Leasehold improvements	5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The leasehold improvements relate to major renewals and betterments which substantially extend the useful life of plant assets. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in other income or expenses within the consolidated statements of operations and comprehensive income(loss). The depreciation periods of these assets are estimates of their actual useful lives.

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets.

Revenue recognition

The Company recognizes revenues pursuant to ASC 606, Revenue from Contracts with Customers (“ASC 606”). In accordance with ASC 606, revenues from contracts with customers are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services, reduced by value added tax (“VAT”). To achieve the core principle of this standard, the Company applies the following five steps:

1.	Identification of the contract, or contracts, with the customer;

2.	Identification of the performance obligations in the contract;

3.	Determination of the transaction price;

4.	Allocation of the transaction price to the performance obligations in the contract; and

5.	Recognition of the revenue when, or as, a performance obligation is satisfied.

Each of significant performance obligations and the application of ASC 606 to the Company’s revenue arrangements are discussed in further detail below.

The Company generates revenues primarily from (1) sales of urology medical devices, (2) sales of urology care products, and (3) sales of cardiovascular and cerebrovascular medical devices. Substantively, revenue will be recognized when the contract price has been set, there is a contract between the customers and the Company, the performance obligations have been satisfied and when funds have either been received or are reasonably expected to be collected.

Urology medical devices

The Company gets the urological medical equipment products through production and direct purchase, and then sells them to the customers who need them by signing sales contracts with them. For performance obligations that are fulfilled at a point in time, the Company should recognize revenue at the point in time when the customer obtains control of the relevant goods. When the customer receives the product for acceptance, the customer has gained control of the product.

The Company determines that the customer has acquired control over the product by the following five points. (1) The Company has a present right to receive payment for the merchandise, i.e., the customer has a present obligation to pay for the merchandise. (2) The Company has transferred legal ownership of the goods to the customer, i.e. the customer has legal ownership of the goods. (3) The Company has transferred the goods to the customer in kind, that is, the customer has physical possession of the goods. (4) The Company has transferred the main risks and rewards of ownership of the goods to the customer, i.e. the customer has acquired the main risks and rewards of ownership of the goods. (5) The customer has accepted the goods. Therefore, the Company is recognizing sales revenue of urology care devices at the point of time.

Cardiovascular and cerebrovascular medical devices

The Company purchases cardiovascular and cerebrovascular medical devices products directly from reputable manufacturers, and resells them through its sales/distribution network to the customers who need them by signing sales contracts with them. For performance obligations that are fulfilled at a point in time, the Company should recognize revenue at the point in time when the customer obtains control of the relevant goods. When the customer receives the product for acceptance, the customer has gained control of the product.

We have determined that we are the principal based on the following factors: (1) Primary Responsibility for Fulfillment. We are primarily responsible for fulfilling the contract (e.g., shipping goods to the customer). (2) Inventory Risk. We bear inventory risk before or after the goods are transferred to the customer (e.g., during shipping or on return). (3) Discretion in Pricing. We have the discretion to set the prices for the goods provided. (4) Form of Consideration. Our compensation is the full amount for the goods provided, not a commission or a net amount.

The Company determines that the customer has acquired control over the product by the following five points: (1) The Company has a present right to receive payment for the merchandise, i.e., the customer has a present obligation to pay for the merchandise, (2) The Company has transferred legal ownership of the goods to the customer, i.e. the customer has legal ownership of the goods, (3) The Company has transferred the goods to the customer in kind, that is, the customer has physical possession of the goods, (4) The Company has transferred the main risks and rewards of ownership of the goods to the customer, i.e. the customer has acquired the main risks and rewards of ownership of the goods,(5) The customer has accepted the goods. Therefore, the Company is recognizing sales revenue of cardiovascular and cerebrovascular medical devices at the point of time.

Urology care products

As above, the Company sells care products through sales contracts with customers and recognizes revenue at the point at which the customer obtains control of the product.

The Company determines that the customer has acquired control over the product by the following five points: (1) The Company has a present right to receive payment for the merchandise, i.e., the customer has a present obligation to pay for the merchandise; (2) The Company has transferred legal ownership of the goods to the customer, i.e. the customer has legal ownership of the goods; (3) The Company has transferred the goods to the customer in kind, that is, the customer has physical possession of the goods; (4) The Company has transferred the main risks and rewards of ownership of the goods to the customer, i.e. the customer has acquired the main risks and rewards of ownership of the goods; (5) The customer has accepted the goods. Therefore, the Company is recognizing sales revenue of urology care products at the point of time.

The Company’s business does not involve contract assets and contract liabilities.

The Company has no warranties. No variable considerations exist in the contract. For medical equipment and healthcare products, the Company’s payment terms are generally less than one year. The Company has elected the practical expedient under ASC 606-10-32-18 to not assess whether a contract has a significant financing component.

For the six months ended September 30, 2024 and 2023, the disaggregation of revenue by major revenue stream is as follows:

	For the six months ended September 30,
	2024	2023
Urology medical devices	$2,102,192	169,051
Cardiovascular and cerebrovascular medical devices	6,707,788	672,506
Urology care products	2,365,942	389,597
Total	$11,175,922	1,231,154

For the years ended March 31, 2024 and 2023, the disaggregation of revenue by major revenue stream is as follows:

	For the years ended March 31,
	2024	2023
Urology medical devices	$2,130,174	$111,216
Cardiovascular and cerebrovascular medical devices	6,921,369	-
Urology care products	1,526,019	504,232
Total	$10,577,562	$615,448

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In January 2025, the FASB issued ASU No. 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. This ASU amends the effective date of ASU 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted. The Company plans to adopt this guidance effective January 1, 2025, and the adoption of this ASU is not expected to have a material impact on its financial statements.

In November 2024, the FASB issued No. 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments. This ASU clarify the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. The ASU is effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. The Company believes the future adoption of this ASU is not expected to have a material impact on its financial statements.

In November 2024, the FASB issued No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The ASU requires Public Business Entities (PBEs) to make detailed disclosure of relevant expense captions presented on the face of the income statement within continuing operations into specified categories in the notes to financial statements within a new tabular disclosure requirement. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company plans to adopt this guidance effective January 1, 2025, and the adoption of this ASU is not expected to have a material impact on its financial statements.

In March 2024, the FASB issued ASU 2024-02, “Codification Improvements — Amendments to Remove References to the Concepts Statements”. This update contains amendments to the Codification that remove references to various FASB Concepts Statements. These changes remove references to various Concepts Statements and the amendments apply to all reporting entities within the scope of the affected accounting guidance. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2024. Early application of the amendments in this Update is permitted for any fiscal year or interim period for which financial statements have not yet been issued (or made available for issuance). The Company believes the future adoption of this ASU is not expected to have a material impact on its financial statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated financial position, statements of operations and cash flows.

INDUSTRY OVERVIEW

We commissioned CEVSN Information Consulting Co., Ltd. (“CEVSN”) to prepare an industry report that analyzes the cardiovascular and cerebrovascular medical devices as well as urology medical device and urology care products industries. All information and data presented in this section have been derived from CEVSN’s industry report dated January 21, 2025. There are material assumptions underlying the market growth projections which involve various risks and uncertainties, including the assumptions and projections of growth of cardiovascular and cerebrovascular medical devices industry, urology medical device industry, urology care products and the prospects of these businesses in China as well as the change of regulatory environment in China. The projected growth rates for the industry and markets in the report are based upon the factors that influenced past growth will continue to operate in the future, assuming there is no material changes to the general economy, regulations and polices, competitions, taxes and tariffs, price of raw materials and products as well as entry barriers to our industry in China. Investors are cautioned not to place any undue reliance on the information, including statistics and estimates, set forth in this section or similar information included elsewhere in this prospectus. The following discussion includes projections for future growth, which may not occur at the rates that are projected or at all.

2020-2024 Market Scale and Growth Rate of Cardiovascular and Cerebrovascular Medical Devices Industry in China

In 2020, the market size of cardiovascular and cerebrovascular medical devices industry in China was RMB 38.25 billion; In 2021, the market size of cardiovascular and cerebrovascular medical devices industry in China was RMB 38.71 billion, a year-on-year increase of 1.2%; In 2022, the market size of cardiovascular and cerebrovascular medical devices industry in China was RMB 43.76 billion, a year-on-year increase of 13.0%; In 2023, the market size of cardiovascular and cerebrovascular medical devices industry in China was RMB 49.51 billion, a year-on-year increase of 13.2%; It is estimated that the market size of cardiovascular and cerebrovascular medical devices industry in China will reach RMB 54.75 billion in 2024, up by 10.6% year-on-year.

Chart 1 Market Scale and Growth Rate of Cardiovascular and Cerebrovascular

Medical Devices Industry in China from 2020 to 2024

Market size (RMB100 million) Growth rate (%)

Source: Analyzed and sorted by CEVSN based upon its market research and enterprise databases

Output and Growth Rate of Cardiovascular and Cerebrovascular Medical Devices Industry in China from 2020 to 2024

In 2020, the output of cardiovascular and cerebrovascular medical devices industry in China was 1.266 million pieces; In 2021, the output of cardiovascular and cerebrovascular medical devices industry in China was 1.337 million pieces, a year-on-year increase of 5.6%; In 2022, the output of cardiovascular and cerebrovascular medical devices industry in China was 1.531 million pieces, a year-on-year increase of 14.5%; In 2023, the output of cardiovascular and cerebrovascular medical devices industry in China was 1.788 million pieces, a year-on-year increase of 16.8%; It is estimated that the output of cardiovascular and cerebrovascular medical devices industry in China will be 2.034 million pieces in 2024, up by 13.8% year-on-year.

Chart 2 Output and growth rate of cardiovascular and cerebrovascular medical devices industry in China from 2020 to 2024

                      Output (10,000 pieces) Growth rate (%)

Source: Analyzed and sorted by CEVSN based upon its market research and enterprise databases

User Structure (User Classification and Proportion)

In 2024, in the end-user market of cardiovascular medical devices, general hospitals accounted for 45% of the market share, followed by cardiovascular and cerebrovascular specialized hospitals (36%) and the private hospitals (19%).

General hospitals are the main driving force for the demand for cardiovascular medical devices, in view of their central role in providing medical services. With advanced infrastructure and technology, general hospitals are essential to provide comprehensive medical services, thus promoting the demand for cardiovascular and cerebrovascular medical devices.

Cardiovascular and cerebrovascular specialized hospitals have also made important contributions to the market, providing specialized cardiovascular and cerebrovascular surgery and minimally invasive treatment. Its popularity is attributed to cost-effectiveness and the tendency of patients to choose outpatient surgery.

In addition, various other medical facilities, including private hospitals, have also shaped a specific market for these devices to meet the needs of specific patients.

Chart 3 Proportion of downstream consumers in cardiovascular medical device industry in China in 2024 private hospitals (19%) general hospitals (45%) cardiovascular and cerebrovascular hospitals(36%)

Source: Analyzed and sorted by CEVSN based upon its market research and enterprise databases

China Urology Medical Device Industry Market Size and Growth Rate (2019-2023)

In 2019, the market size of urology medical device industry in China was RMB 35.4 billion; In 2020, the market size of urology medical device industry in China was RMB 36.7 billion, up by 3.67% year-on-year; In 2021, the market size of urology medical device industry in China was RMB 38 billion, up by 3.54% year-on-year; In 2022, the market size of urology medical device industry in China was RMB 39.3 billion, up by 3.42% year-on-year; In 2023, the market size of urology medical device industry in China was RMB 40.8 billion, up by 3.82% year-on-year.

Chart 4 Market Size and Growth Rate of Urology Medical Device Industry in China from 2019 to 2023

Source: Analyzed and sorted by CEVSN based upon its market research and enterprise databases

Market Size and Growth Forecast of Urology Medical Device Industry in China from 2024 to 2028

According to the market size and changing trend of urology medical device industry in China from 2019 to 2023, the compound growth rate is 3.61%, and it is estimated that the market size of urology medical device industry in China will reach RMB 48.7 billion in 2028.

Chart 5 Market Size Forecast of Urology Medical Device Industry in China from 2024 to 2028 (unit: RMB 100 million)

Source: Analyzed and sorted by CEVSN based upon its market research and enterprise databases

Market Size and Growth Rate of Urology Care Products Industry in China from 2019 to 2023

In 2019, the market size of urology care products industry in China was RMB 972 million; In 2020, the market size of urology care products industry in China was RMB 1.023 billion, up by 5.25% year-on-year; In 2021, the market size of urology care products industry in China was RMB 1.099 billion, up by 7.43% year-on-year; In 2022, the market size of urology care products industry in China was RMB 1.175 billion, a year-on-year increase of 6.92%; In 2023, the market size of urology care products industry in China was RMB 1.266 billion, up by 7.74% year-on-year.

Chart 6 Market Size and Growth Rate of Urology Care Products Industry in China from 2019 to 2023

Source: Analyzed and sorted by CEVSN based upon its market research and enterprise databases

Market Size and Growth Forecast of Urology Care Products Industry in China from 2024 to 2028

According to the market size and changing trend of urology care products industry in China from 2019 to 2023, the compound growth rate is 6.83%. It is estimated that the market size of urology care products industry in China will reach RMB 1.76 billion in 2028.

Chart 7 Market Size Forecast of Urology Care Products Industry in China from 2024 to 2028 (unit: RMB 100 million)

Source: Analyzed and sorted by CEVSN based upon its market research and enterprise databases

Output and Growth Rate of Urology Medical Device Industry in China from 2019 to 2023.

In 2019, the output of urology medical device industry in China was 105,000 devices; In 2020, the output of urology medical device industry in China will be 114,900 devices, up by 9.43% year-on-year; In 2021, the output of urology medical device industry in China was 127,600 devices, up by 11.05% year-on-year; In 2022, the output of urology medical device industry in China was 141,200 devices, up by 10.66% year-on-year; In 2023, the output of urology medical device industry in China was 155,800 devices, up by 10.34% year-on-year.

Chart 8 Output and Growth Rate of Urology Medical Device Industry in China from 2019 to 2023

Source: Analyzed and sorted by CEVSN based upon its market research and enterprise databases

China Urology Medical Device Industry Output and Growth Forecast from 2024-2028

According to the output and changing trend of urology medical device industry in China from 2019 to 2023, the compound growth rate is 10.37%, and it is estimated that the output of urology medical device industry in China will reach to 255,000 devices in 2028.

Chart 9. Output and Growth Rate of Urology Medical Device Industry in China from 2024 to 2028 (unit: 10,000 pieces)

Source: Analyzed and sorted by CEVSN based upon its market research and enterprise databases

Output and growth rate of urology nursing products industry in China from 2019 to 2023

In 2019, the output of urology care products industry in China was 125,500 pieces; In 2020, the output of urology care products industry in China was 134,200 pieces, up by 6.93% year-on-year; In 2021, the output of urology care products industry in China was 146,300 pieces, up 9.02% year-on-year; In 2022, the output of urology care products industry in China was 158,500 pieces, up 8.34% year-on-year; In 2023, the output of urology care products industry in China was 169,900 pieces, up by 7.19% year-on-year.

Chart 10 Output and Growth Rate of Urology Care Products Industry in China from 2019 to 2023.

Source: Analyzed and sorted by CEVSN based upon its market research and enterprise databases

Prediction of Output and Growth Rate of Urology Care Products industry in China from 2024 to 2028

According to the output and changing trend of urology nursing products industry in China from 2019 to 2023, the compound growth rate is 7.87%, and it is estimated that the output of urology care products industry in China will be 248,000 pieces in 2028.

Chart 11 Output and Growth Rate of Urology Care Products Industry in China from 2024 to 2028 (unit: 10 thousand pieces)

Source: Analyzed and sorted by CEVSN based upon its market research and enterprise databases

User structure (user classification and proportion)

In 2024, the share of hospitals and clinics in the end-user market was the highest, reaching 73.1%, which proved that hospitals and clinics played an important role in urology devices and the whole medical care field. Hospital has advanced facilities and specialized urology department, which is an important hub for the diagnosis and treatment of urological diseases. Hospitals provide a wide range of services, from routine examination and diagnosis to complex urological surgery and intervention.

Chart 12 Proportion of Downstream Consumers in Urology Medical Device Industry in China in 2023

Source: Analyzed and sorted by CEVSN based upon its market research and enterprise databases

Business

Overview

We are a holding company incorporated in the Cayman Islands. Our ordinary shares offered in this prospectus are shares of our Cayman Islands holding company. As a holding company with no material operations of our own, we conduct our business through our operating subsidiaries in China. We own 100% equity interest of all our subsidiaries including the operating subsidiary in China and do not have a VIE structure.

We, through our operating subsidiaries in China, primarily are engaged in the business of the manufacture and distribution of urology medical devices and care products as well as distribution of cardiovascular and cerebrovascular medical devices.

We derive our revenue primarily from three sources: (i) sales and distribution of cardiovascular and cerebrovascular medical devices; (ii) sales and distribution of urology medical devices, and (iii) sales and distribution of urology care products. During the six months ended September 30, 2024, our revenue increased by approximately 807.8%, to approximately $11.18 million from $1.23 million for the six months ended September 30, 2023. In the six months ended September 30, 2024, our net income amounted to approximately $1.87 million, representing an increase of approximately 948.5%, compared to net income of $0.18 million in the six months ended September 30, 2023. During the fiscal year ended March 31, 2024, our revenue increased by approximately 1618.7%, to approximately $10.58 million from $0.62 million for the fiscal year ended March 31, 2023. In the fiscal year ended March 31, 2024, our net income amounted to approximately $1.54 million, representing an increase of approximately 1377.2%, compared to net loss of $0.12 million in the fiscal year ended March 31, 2023.

The significant increase in revenue and net income in the fiscal year ended March 31, 2024 comparing to the fiscal year ended March 31, 2023 was primarily attributable to (i) new business of sales and distribution of cardiovascular and cerebrovascular medical devices that we developed during fiscal year 2024 and (ii) increased marketing and promotion activities after the control measures for COVID-19 lifted in China since February 2023. We have made major adjustments of our business strategy to sell and distribute for high-end medical device products of other manufacturers, in addition to the urology medical devices that manufactured by ourselves. Due to the long cycle, high difficulty and high investment in research and development of our own products and obtaining the registration and permits for such products, we have decided to rapidly enter the market as a distributor for certain high-quality products made by other manufacturers to quickly grow our business and increase our revenues. This new business model has generated revenues for the new products of intracranial stenting systems, intracranial support catheters, releasable spring coils, nerve guidewires, guidewires, balloon catheters, microcatheters, embolization stents, single-use intracranial thrombus aspiration catheters, and flow-directed embolization devices during fiscal year 2024, which accounted for 98% of our increased revenue.

We are committed to the research, development, production, and sales of high-quality urology medical devices and care product as well as sales and distribution of high quality cardiovascular and cerebrovascular medical devices and other medical devices. We aim to bring smarter, efficient, and accessible and minimally invasive surgical instruments to doctors and patients in China. We have a team of professionals specializing in medical device research and development, production, quality control, marketing, sales and distribution.

Our Products

Our key urology medical device products are as follows and they are classified as Class II medical devices and approved for distribution and sale in China:

1.	Guide Wire: It is a medical device used for urological surgery and diagnosis, mainly used to guide other instruments (such as ureteroscopes, stent tubes, etc.) into the urinary tract, which represented approximately 15.57% of our total sales as of March 31, 2024, 14.49% of our total sales as of September 30, 2024.

2.	Catheter Sheath: It is a medical device used in urological surgery, mainly used to establish a catheter during endoscopic surgery, thereby facilitating the entry of endoscopes and other instruments into the urinary tract, which represented approximately 1.47% of our total sales as of March 31, 2024, 1.81% of our total sales as of September 30, 2024.

3.	PTA Balloon Catheter: It is mainly used for percutaneous transluminal angioplasty of ureteral stricture, or for ureteral dilation before ureteroscopy or stone manipulation, which represented approximately 1.87% of our total sales as of March 31, 2024, 1.74% of our total sales as of September 30, 2024.

Our key cardiovascular and cerebrovascular medical device products are as follows and they are classified as Class III medical devices and approved for distribution and sale in China:

1.	Catheter Series for Cardiovascular and Cerebrovascular Intervention: A tubular device used for the delivery of liquids, gases, or other substances within the body. Depending on the specific application and design, the components of a catheter may include an outer shell, inner lumen, feeding end, outlet end, guidewire, and operable parts, which represented approximately 19.01% of our total sales as of March 31, 2024, 18.06% of our total sales as of September 30, 2024.

2.	Guidewire Series for Cardiovascular and Cerebrovascular Intervention: A thin, flexible metal wire used in medical interventional therapy, primarily for guiding other medical devices (such as catheters, stents, etc.) into blood vessels or other body cavities, which represented approximately 8.04% of our total sales as of March 31, 2024, 5.05% of our total sales as of September 30, 2024.

3.	Stent Series for Cardiovascular and Cerebrovascular Intervention: Medical devices used to support or repair narrowed or occluded blood vessels, cavities, or other body structures within the human body, which represented approximately 31.19% of our total sales as of March 31, 2024, 31.10% of our total sales as of September 30, 2024.

4.	Embolization Series for Cardiovascular and Cerebrovascular Intervention: A category of medical devices inserted into the body or natural orifices through surgical means for therapeutic or diagnostic purposes, which represented approximately 7.2% of our total sales as of March 31, 2024, 5.82% of our total sales as of September 30, 2024.

Our key urology care products, which represented approximately 14.58% of our total sales as of March 31, 2024, 21.2% of our total sales as of September 30, 2024, include Shenni Oil Antimicrobial Wet Wipes, Shenni Oil Antimicrobial Spray, and Shenni Oil Feminine Intimate Care Liquid are a range of products designed for the cleaning and care of both men and women’s intimate hygiene.

We are committed to innovation and distribute in minimally invasive surgical devices and instruments, aiming to enhance surgical precision, efficiency, and patient safety.

Our Customers

Our customers are pharmaceutical and device distributors, pharmacies and hospitals.

●	Distributors and pharmacies: they are large distributors who we directly cooperate with, such as pharmaceutical and medical device distribution companies, including Huarun Jiangxi Pharmaceutical Co., Ltd, Sinopharm Holding Jiangxi Medical Device Supply Chain Co., Ltd, Sinopharm Holding Ganzhou Medical Trade Co., Ltd, and Sinopharm Holding Jiangxi Co., Ltd. We also sell to the large chain pharmacies in China, such as:

●	Hospitals: we sell to public hospitals of grade 3 or above in all provinces (autonomous regions), municipalities, and directly administered municipalities in China, as well as major private medical groups across the country.

Our Suppliers

We purchase all the cardiovascular and cerebrovascular medical device products that we sell from third party manufacturers. We purchase significant portion of raw materials and components for the production of our urology medical devices and care products from a few major suppliers. For the six months ended September 30, 2024, our largest supplier accounted for approximately 72% of our total purchases. For the six months ended September 30, 2023, our largest supplier accounted for approximately 72% of our total purchases, respectively. For the year ended March 31, 2024, our largest supplier accounted for approximately 85% of our total purchases. For the year ended March 31, 2023, top three major suppliers accounted for approximately 16%, 16%, and 15% of our total purchases, respectively.

Our product lines for urology medical devices and care products are a result of a collaborative effort with a number of specialized suppliers who provide precision components and materials for our urology medical devices and care products, including but not limited to blades, fastening studs used in the disposable circumcision staplers, puncture needles used in our disposable lung nodule localization needles, nitinol memory alloy anchors which are used in the disposable lung nodule localization needles, clamps, clamp seats, tensioning wires, outer tubes for disposable endoscopic retraction clamps, fascial sutures, punctures, puncture needles used in breast nodule localization needles, puncturable fascial suture devices, endoscopic biopsy needles as well as aluminum cans for spray formulations, specifically for Shenni Oil Antimicrobial Spray in 10ml and 16ml sizes, spray nozzles and caps that fit the 10ml and 16ml Shenni Oil Antimicrobial Spray, set of 3ml bottles for the travel-sized Shenni Oil Antimicrobial Spray, wet wipe paper sheets used in Shenni Oil Antimicrobial Wet Wipes, medicated bags for Shenni Oil Antimicrobial Wet Wipes to maintain the wipes’ moisture and effectiveness until use and extracts of botanical ingredients such as Red High Nut, Cnidium Monnieri, Epimedium, and Cynomorium Songaricum that are integral to the formulation of both Shenni Oil Antimicrobial Wet Wipes and Spray, Gemma BP and Tween that are used in the formulation of Shenni Oil Antimicrobial Wet Wipes and Spray.

Our raw materials and components for urology medical devices and care products are partly produced by our own production and partly sourced from our suppliers. These suppliers are medical device companies, packaging companies and hardware companies, which are all located in China, mostly in Jiangsu, Guangdong, Jiangxi and Zhejiang provinces.

We have entered into a Medical Devices Purchase Agreement (the “Agreement”) with our largest supplier Nanchang Mingnuo Technology Co., Ltd. The material terms of the Agreement between Jiangxi Shenni Medical Device Co., Ltd., a wholly owned subsidiary of the Company(the “Party A”) and Nanchang Mingnuo Technology Co. Ltd., Guangzhou Tianwen Jiaoyan Cosmetics Co., Ltd., the largest supplier of the Company (the “Party B”) include: (i) Party A will purchase medical devices from Party B based upon each specific order including product name, model and specification and quantity; (ii) Party A shall pay for the prices of the products within the timeline according to the contract; (iii) Party B shall deliver the products at the agreed time according to the orders; (iv) Party A shall inspect the products upon receiving them; (v) Party B shall assure that the medical device products meeting the regulatory requirements of China and their quality meet the national and industry standards; (vi) if Party A finds any quality issues of the products, it shall raise them timely and can a hire third party exam and testing institute to conduct test for the parties to settle such quality issue with Party B; (vii) Party B shall be responsible for the repair, maintenance and after sales services for its products; (viii) if Party B fails to deliver the products according to the contract, it shall pay for a liquidated damage at 2% of the price of the undelivered products; (ix) no party shall terminate the Agreement without the written consent by the other party. Any termination notice shall be sent with a 15 days advance notice, the termination shall take effect upon the parties reaching an agreement; and (x) if any part of the agreement is inconsistent with the mandatory standards of the regulations in China, such mandatory standards shall apply.

Sales and Marketing

Our sales team is composed of a group of passionate and professional members who not only hold college degrees in medical-related majors but also possess extensive practical experience in the field of sales. We believe that the combination of professional knowledge and practical business experience can provide customers with more accurate and efficient services. In addition, our marketing team is also made up with experienced members who have a keen insight into market trends and can devise innovative and effective marketing strategies.

In terms of market access, we have a professional team dedicated to researching regulations and policies to ensure that our products can smoothly enter into the target market. Our goal is not only to get our products into the market legally but also to achieve business success in such market. We work closely with local agents, utilizing their local market channel resources and terminal network to quickly achieve product market access and sales growth.

The after-sales service team is an important part of our commitment to customers. We believe that high-quality after-sales service can enhance customer trust and satisfaction, thereby promoting long-term cooperative relationships. Our after-sales service team is always on standby to ensure that any issues customers encounter while using our products can be resolved promptly and effectively.

We adopt the sales agent model as our main marketing strategy to sell and distribute products. This model allows us to establish a mutually beneficial cooperative relationship with agents. Agents use their local market channel resources and terminal networks to help our products quickly achieve market access and sales growth. We implement a payment-on-delivery policy for agents, which not only ensures the stability of cash flow but also encourages agents to promote our products more actively. We currently use 17 agents now and they are all third-party contractors.

Through this agent model, we can focus more on product research and development and innovation, while entrusting market promotion and sales work to professional agents. This model allows us to use resources more efficiently by reducing the labor costs and also provides agents with a stable business opportunity.

In summary, our sales and marketing teams consist of a group of professional and experienced members who are committed to providing customers with high-quality services and support. By working closely with agents and adopting the sales agent model, we achieve rapid market access and sales growth for our products. Our after-sales service team ensures that customers can get timely help and support while using our products. We believe that through this comprehensive sales and marketing strategy, we can achieve long-term cooperation and mutual growth with our customers.

Technologies and Intellectual Property

Patents:

We currently own 56 trademarks and 23 patents in the PRC that cover key technical areas of our products, including 5 invention patents, 11 utility patents, and 7 design patents. In addition, we have 8 more invention patent applications currently under substantive review.

The following are the names and brief introductions of our key patents:

1.	An elastic energy storage segment composed of a Z-shaped ring for a vascular stent: This invention patent involves a novel vascular stent design characterized by an elastic energy storage segment composed of Z-shaped rings, providing better support and adaptability for the treatment of vascular diseases. This patent applies to filters that can be implanted in blood vessels; prostheses, i.e., artificial substitutes or replacements for parts of the human body; devices used to attach prostheses to the human body; and devices that provide openings in tubular structures of the human body or prevent collapse, such as stents. We own this patent. The type of patent protection is Invention Patent. Its expiration date is April 16, 2040 and the jurisdiction covered by the patent is China.

2.	A controllable ligation force ligator and its use method: This patent describes a new type of ligator that allows doctors to control the ligation force to adapt to different surgical needs, improving the safety and effectiveness of the surgery. This patent applies to surgical instrumentation devices: resection instruments. We own this patent. The type of patent protection is Invention Patent. Its expiration date is December 28, 2040 and the jurisdiction covered by the patent is China.

3.	A nasal irrigation device for allergic rhinitis in otolaryngology: This utility patent provides a nasal irrigation device for the treatment of allergic rhinitis, designed uniquely and conveniently for a more comfortable treatment experience for patients. This patent applies to physical therapy devices, such as devices for finding or stimulating reflex points in the body; artificial respiration; massage; and bathing devices for special therapeutic or health care purposes or for special parts of the body. We own this patent. The type of patent protection is Invention Patent. Its expiration date is June 23, 2041 and the jurisdiction covered by the patent is China.

4.	A circumcision suture device and circumcision suture apparatus: This patent involves a suture device and apparatus for circumcision surgery, which can improve the accuracy and efficiency of the surgery and reduce the patient’s recovery time. This patent applies to surgical instrumentation devices: circumcision devices. We own this patent. The type of patent protection is Invention Patent. Its expiration date is July 5, 2041 and the jurisdiction covered by the patent is China.

5.	A firing device for a circumcision stapler: This invention patent provides an innovative firing device for a circumcision stapler, ensuring precise operation during surgery and increasing the success rate of the procedure. This patent applies to surgical instrumentation devices: circumcision devices. We own this patent. The type of patent protection is Utility Patent. Its expiration date is June 24, 2032 and the jurisdiction covered by the patent is China.

6.	A gastric tube clamping device: This utility patent describes a gastric tube clamping device that can safely and effectively control the opening and closing of the gastric tube, suitable for patients who require long-term gastric tube feeding. This patent applies to tubes, coupling tubes, coupling tubes, valves, manifolds, or the like for medical purposes. We own this patent. The type of patent protection is Invention Patent. It is in the approving process, no expiration date and the jurisdiction covered by the patent is China.

7.	Suture staples for a circumcision cutter: This design patent protects the appearance design of suture staples for a circumcision cutter, which is not only visually appealing but also reasonably designed and easy to operate. This patent applies to surgical instrumentation devices: circumcision devices. We own this patent. The type of patent protection is Utility Patent. Its expiration date is December 16, 2031 and the jurisdiction covered by the patent is China.

These patents related to a gastric tube clamping device, a stent for vascular diseases and a nasal irrigation device for allergic rhinitis are the key patents. They have the following characteristics:

Based on the above factors, the above patents highlight the advantages for the Company in the competition in the China, and gain market returns while benefiting patients.

Our patent portfolio showcases our innovative capabilities and technological strength in the field of urology medical devices. Each patent is the result of the efforts of our R&D team, which protects our intellectual property and provides patients with safer and more effective treatment options. We will continue to develop new technologies to meet the changing needs of the medical industry and provide our customers with more innovative solutions.

Competition

In the fields of urology medical device and cardiovascular and cerebrovascular medical devices, we face challenges from strong competitors with significant market positions and influence.

One of the main competitors in urology medical devices, Jiangxi Langhe Medical Devices Co., Ltd. We believe its first product for circumcision anastomosis (presumably registered and sell in 2012) is the subversive surgical instrument and its medical clinical trial achieved very good results, and quickly become the national surgeon well recognized product.

Another main competitor in urology medical devices, is Weihai Medison Medical Devices Co., Ltd. This company obtained the registration certificate of the child circumcision ring in 2016, and began to sell it around 2017. The foreskin cutting ring made innovations on the basis of the original children’s circumcision ring, optimized the structure of the instrument, simplified the surgical operation and reduced the production cost, improved the production efficiency and capacity. However, due to extensive industrial layout and market size, the market space for pediatric circumcision rings is still large, which brings us opportunities.

One of our main competitors in cardiovascular and cerebrovascular medical devices area is Shanghai MicroPort Medical Devices Co., Ltd. It proposes a new concept of “drug-targeted elution” characterized by structural constraints for coronary heart disease, and invented a new type of stent system.

Another main competitor in cardiovascular and cerebrovascular medical devices area is Shenzhen Huitai Medical Devices Co., Ltd. This company successfully went public on the STAR Market of the Shanghai Stock Exchange in 2021. This medical enterprise boasts four major business segments: electrophysiology, coronary access, peripheral intervention, and OEM (original equipment manufacturing).

In the field of urology care products, we also have many competitors due to low market entry barrier, such as: ShineLong International Health Development (Liaoning) Co., Ltd., Handan Kailin Sanitary Products Co., Ltd., Guangzhou NuSiman Biotechnology Co., Ltd., Jiangxi Wulinxiang Biotechnology Co., Ltd., Shaanxi ShiJiu Biotechnology Co., Ltd., Hebei JiaAiJian Pharmaceutical Technology Co., Ltd., Weifang Hongyang Pharmaceutical Co., Ltd., Jiangxi Anko Yan Biotechnology Co., Ltd., Shenzhen Renchu Medical Supplies Co., Ltd., Dongguan Gusentang Pharmaceutical Co., Ltd., etc..

Most of these companies are a combination of R&D, manufacturing and sales. For example, ShineLong International Health Development (Liaoning) Co., Ltd, has a modern factory that has obtained the ISO9001-2015 international quality management system certification and the European Union’s CE certification.

In the face of these competitors, we have adopted the following strategies to maintain a competitive edge:

-	Continuous Innovation: We continuously invest in R&D to ensure that our products and services are at the forefront of the industry.

-	Customer Service: We are committed to providing exceptional customer service to build long-term customer relationships and loyalty.

-	Market Insight: We closely monitor market trends and customer needs to respond quickly to market changes.

-	Quality Control: We strictly control the quality of our products to ensure that each item meets or exceeds customer expectations.

-	Partnerships: We have established solid cooperative relationships with suppliers, distributors, and other industry partners to improve supply chain efficiency and market coverage.

Summary:

In the competitive urology medical device market and cardiovascular and cerebrovascular medical device market, we continuously optimizing our product lines for our own products, enhancing service quality, and strengthening market insight for the products that we sell and distribute. We recognize that only through continuous effort and innovation we can sustain success in this field.

Our Competitive Strengths

We believe the following strengths differentiate us from our competitors and are key drivers of our success:

1.	Professional Team: we have a team of medical device industry experts in R&D, production, quality control and marketing, which ensures the professionalism and market competitiveness of the products.

2.	Innovation-Driven: we focus on innovation and continuous development of new products to meet the changing market demands in the field of minimally invasive surgery.

3.	Quality Control: we have implemented a strict quality control system to ensure that each product meets high standards, enhancing brand credibility and customer trust.

4.	Market Development: we have established business relationships with domestic hospitals and actively expanding into new markets.

5.	Value-Oriented: we adhere to our company values of integrity, cooperation, innovation, passion, and customer-centricity, forming a strong corporate culture that promotes continuous and healthy development.

Our Challenges

1.	Market Competition: The fierce competition in the medical device industry requires continuous innovation and quality improvement to maintain competitiveness.

2.	Regulatory Compliance: The medical device industry is highly regulated and standards are constantly changing, and the Company needs to continuously invest in and ensure that products meet the latest regulatory requirements.

3.	Technological Updates: The rapid development of technology requires the company to continuously invest in R&D to maintain a technological edge.

4.	Supply Chain Management: Ensuring the stability and efficiency of the supply chain, especially under the influence of uncertainties such as the global pandemic of COVID-19 will be a constant challenge to the Company.

Our Growth Strategies

We intend to pursue the following strategies and leverage our strengths to further grow our business:

1.	R&D Investment: we plan to continuously increase investment in R&D to promote product innovation and technological upgrades to meet market demands.

2.	Market Diversification: we plan to further expand domestic markets in China with new business and products, especially the development of new products, to achieve sales growth. We plan to develop a total of 20 new product in the next 2-3 years. Currently, we are developing new products of trocars, suturing devices, and staplers that are mainly applied in various minimally invasive surgeries, including cholecystectomy (gallbladder removal), appendectomy (appendix removal), gastrointestinal surgeries, and circumcision. In 2026 and 2027, we plan to develop new types of catheters, ligators, and foreign body forceps, which will be primarily used in pulmonary surgeries, gastrointestinal surgeries, and vascular ligation as well as microwave ablation needles, ablation electrodes, and drainage tubes, which will be mainly used for tissue ablation and drainage/irrigation during surgeries.

3.	Brand Building: we will strengthen brand promotion and marketing to enhance brand awareness and influence.

4.	Talent Cultivation: we will attract and cultivate high-quality talent, establish effective talent incentive and training mechanisms to ensure the Company’s innovative vitality and sustainable development.

5.	Optimize Supply Chain: we will improve the efficiency and response speed of the supply chain through technological and managerial innovations and to reduce costs.

6.	Customer Relationship Management: we will strengthen communication and services with customers to improve customer satisfaction and loyalty.

Employees

As of September 30, 2024, March 31, 2024 and March 31, 2023, we had 43, 43, and 19 employees, respectively. The following table sets forth the breakdown of our employees, by function:

Category	Number of Employees as of September 30, 2024	Number of Employees as of March 31, 2024	Percentage of workforce
General and Administration	9	9	21%
Manufacturing	17	17	40%
Marketing	6	6	14%
Financial	5	5	12%
Research and Development	6	6	14%
Total	43	43	100%

As of March 31, 2024, all of our employees were based in Jian city, Jiangxi Province, China, where our principal executive offices are.

As required by PRC regulations, we participate in various government statutory employee benefit plans, including social insurance funds, namely a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan, a maternity insurance plan, and a housing provident fund. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses, and certain allowances for our employees, up to a maximum amount specified by the local government from time to time. As of the date of this prospectus, we have made adequate employee benefit payments. However, if the relevant authorities found that we failed to make adequate payments, we may be required to make up the contributions for these plans as well as to pay late fees and fines. See “Risk Factors—Risks Related to Doing Business in China—Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.”

We enter into standard labour and confidentiality agreements with our employees. We believe that we maintain a good working relationship with our employees, and we have not experienced any major labour disputes.

Facilities

Our principal executive office is located in Jian city, Jiangxi Province, China, where five leases approximately 7,252 square meters for office space and our manufacturing facility. These leases will expire as listed below, which can be renewed upon mutual agreement with our landlord. Our leased premises are leased from an unrelated party who either has valid title to the relevant properties or proper authorization from the titleholder to sublease the property, as disclosed in the following table:

Property Address	Lessor	Annual Rent	Lease Expiration Date	Purposes/Use
South District Biological Medicine Industrial Park of Yongfeng County Industrial Park of Jian City (within the premises of Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd.)	Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd.	$2,992	2/28/2027	Office, production
South District Biological Medicine Industrial Park of Yongfeng County Industrial Park of Jian City (4th and 5th floors, Building 2, inside Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd.)	Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd.	$26,592	6/30/2031	Office, production, workshop, warehouse
South District Biological Medicine Industrial Park of Yongfeng County Industrial Park of Jian City (second floor of Building 1 Office Building, first and second floors of Workshop 4, second floor of Phase II Warehouse 2, and first floor of Workshop 3, inside Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd.)	Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd.	$56,331	1/31/2041	Office, production, workshop, warehouse
South District Biological Medicine Industrial Park of Yongfeng County Industrial Park of Jian City (within the premises of Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd.)	Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd.	$3,989	12/31/2025	Office
South District Biological Medicine Industrial Park of Yongfeng County Industrial Park of Jian City (within the premises of Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd.)	Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd.	$3,241	10/31/2027	Office

We believe that we will be able to obtain adequate facilities, principally through leasing, to accommodate our future expansion plans. As of the date of this prospectus, our Operating Subsidiaries have a total of five leases and have not completed filings for any of the lease agreements.

Insurance

The Company does not carry any business interruption insurance, product liability insurance, or any other insurance policy. Each of our operating subsidiaries offers employees social security insurance including endowment insurance, medical insurance, unemployment insurance, maternity insurance, employment injury insurance and housing provident fund as required by China government regulations.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

The relevant regulations promulgated by such government authorities are described below.

Regulations Relating to Medical Devices

On February 9, 2021, the 2021 revised version of “Regulation on the Supervision and Administration of Medical Devices” was released, which came into effect on June 1, 2021. According to the “Regulation on the Supervision and Administration of Medical Devices”, and the “Measures for the Supervision and Administration of Medical Device Manufacture” promulgated on March 10, 2022 and implemented on May 1, 2022, Measures on Supervision and Administration of Business Operations of Medical Devices” and other relevant regulations, the state implements classified management of medical devices according to the degree of risk, considering the intended purpose, structural characteristics, use methods and other factors of the medical device. Class I medical devices are subject to product filing management, and Class II and Class III medical devices are subject to product registration management. Medical device registrants and record-filing persons shall strengthen the quality management of the whole life cycle of medical devices, and assume responsibility for the safety and effectiveness of medical devices in the whole process of development, production, operation and use in accordance with the law. Those engaged in the production of Class I medical devices shall file with the department responsible for drug supervision and administration of the people’s government at the level of the city divided into districts where they are located, and complete the filing after submitting the relevant materials that meet the relevant requirements of the law. If it is engaged in the operation of Class II medical devices, the operating enterprise shall file with the department responsible for drug supervision and administration of the people’s government at the municipal level divided into districts where it is located and submit relevant materials that meet the relevant statutory conditions. At the same time, medical device business enterprises and users shall not operate or use medical devices that have not been registered or filed in accordance with the law, have no qualification certificates, and are expired, invalid or eliminated.

According to the measures for the Administration of Medical device Registration and Record-filing promulgated by the State Administration for Market Regulation (“SAMR”) on August 26, 2021 and effective on October 1, 2021, Class II and Class III medical devices are subject to product registration management. Class I medical devices are subject to product filing management. Record-filing parties of domestic Class I medical devices shall submit record-filing materials to the drug regulatory authorities at the the level of cities with subordinate districts. Domestic Class II medical device shall be examined by the drug regulatory authorities of provinces, autonomous regions and centrally-administered municipalities which shall issue the Medical Device Registration Certificate upon approval after examination. Domestic Class III medical devices shall be examined by the National Medical Products Administration (“NMPA”) which shall issue the Medical Device Registration Certificate upon approval after examination. The registration certificate for a medical device is valid for five years and the registrant shall apply to the original registration departments for renewal at least six months prior to its expiration date. According to the Measures for the Administration of Registration and Filing of Medical Devices, the registrants of medical devices shall take the initiative to carry out post-marketing research, further confirm the safety, effectiveness and quality controllability of the medical devices and strengthen the continuous management of the medical devices on the market. In case of any substantial change of the designs, raw materials, production technologies, scopes of application and application methods, etc., of the registered medical device products of Class II or Class III, which may affect the safety or effectiveness of such medical devices, the registrants shall apply to the original registration departments for changing registration. In addition, the Measures for the Administration of Registration and Record-filing of Medical Devices provide details on other aspects such as product development and manufacturing, clinical evaluation, registration system verification, product registration, change of registration, renewal of registration, product filing, etc. It also states special registration procedures, such as the innovative product registration procedure, the priority registration procedure, the contingency registration procedure, etc.

Regulations Relating to Disinfection

According to the Administrative Measures for Disinfection promulgated by the National Health and Family Planning Commission on September 18, 1987, became effective on September 18, 1987 and revised on August 31, 1992, March 28, 2022 and December 26, 2017 respectively, the production of disinfection products shall comply with the relevant specifications, standards and rules of the state. Disinfection products under production shall be inspected and those not up to standards are not allowed to leave the factory. An enterprise producing disinfectants, disinfecting apparatuses and sanitary articles shall, after obtaining the business license issued by the administration for industry and commerce, also obtain the hygiene permit issued by the provincial health and family planning authority at the place where it is located before engaging in the production of disinfection products.

Regulations Relating to Production and Quality Management of Medical Devices

The Regulations of Medical Devices and the Administrative Measures on the Production of Medical Devices (the “Regulations on Production of Medical Devices”), promulgated on March 10, 2022 and came into effect on May 1, 2022, stipulates the following conditions which a manufacturer of medical devices shall satisfy: (i) possessing production sites, environmental conditions, production equipment and professional technicians that are suitable for such medical device produced; (ii) possessing organizations or professional examination staff and examination equipment that carry out quality examination for such medical device produced; (iii) formulating a management system which ensures the quality of such medical device; (iv) having capability of after-sale services that is suitable for such medical device produced; and(v) satisfying the requirements as prescribed in production R&D and production technique documents. The enterprises engaging in the production of Class I medical devices shall make filings for such Class I medical devices with the local branches at the prefectural city level of the NMPA and submit proofing materials of qualification to engage in the production of such medical devices. The enterprises engaging in the production of Class II and Class III medical devices shall apply for Manufacture License for Medical Devices to the provincial branches of the NMPA, and submit proofing materials of qualification to engage in the production of such medical devices and registration certificates for such medical devices produced. The Manufacture License for Medical Devices for a medical device is valid for five years and the registrant shall apply to the original departments that issued such permit for renewal at least six months prior to its expiration date. We have obtained the Manufacture License for our existing products in China, which are within the validity term.

The Production Measures and the Standards on Production and Quality Management of Medical Devices (the “Standards on Production and Quality Management”), which was promulgated on December 29, 2014 and came into effect on March 1, 2015, stipulates that an enterprise engaging in the production of medical devices shall establish and effectively maintain a quality control system in accordance to the requirements of the Standards on Production and Quality Management. The enterprise engaging in the production of medical devices shall regularly conduct comprehensive self-inspection on the operation of quality management system in accordance with the requirements of the Standards on Production and Quality Management and submit a self-inspection report to the provincial branches of the NMPA or the local branches at the prefectural city level before the end of every year. The enterprise shall establish its procurement control procedure and assess its suppliers by establishing an examination system to ensure the purchased products are in compliance with the statutory requirements. The enterprise shall record the procurement, production and inspection of raw materials. Such records shall be true, accurate, complete and traceable. The enterprise shall apply risk management to the whole process of design and development, production, sales and after-sale services. The measures being adopted shall be applicable to risks associated with the related products.

Regulations Relating to Operation of Medical Devices

Pursuant to the Measures for the Supervision and Administration of Medical Devices Operation, promulgated on March 10, 2022 and came into effect on May 1, 2022, an enterprise engaging in the operation of medical devices shall have business premises and storage conditions suitable for the operation scale and scope, and shall have a quality control department or personnel suitable for the medical devices it operates. An enterprise engaged in the operation of Class II medical devices shall file with the municipal level drug regulatory authorities and provide proofing materials for satisfying the relevant conditions of engaging in the operation of medical devices, while an enterprise engaged in the operation of Class III medical devices shall apply for a Business Operation License of Medical Devices to the municipal level drug supervision and administration department and provide proofing materials for satisfying the relevant conditions of engaging drug regulatory authority which receives operation permit application shall grant the Business Operation License of Medical Devices if the enterprise meets the prescribed requirements. A Business Operation License of Medical Devices is valid for five years and may be renewed pursuant to the relevant regulations. An enterprise engaging in medical devices operation shall not operate or use any medical device that has not been legally registered, without qualification certificate, out-dated, invalid or disqualified. We have obtained the Business Operation License for Class III Medical Devices and the Record-filing Certificate for Operation of Class II Medical Devices for our existing products in China, which are within the validity term.

Regulations Relating to Advertisements of Medical Devices

The SAMR promulgated the Interim Measures for the Administration of the Examination and Administration of Drugs, Medical Devices, Health Foods, and Formula Foods for Special Medical Purposes (the “Examination Interim Measures”) on December 24, 2019, which came into effect on March 1, 2020. The Examination Interim Measures stipulates that the advertisements for medical devices shall not be released without being reviewed and the contents of a medical device advertisement shall be based on the contents of the registration certificate or filing certificate approved by the drug administrations, or the registered or filed product instructions. Where the medical device advertisement involves the name, scope of application, functional mechanism or structure or composition, etc. of the medical device, the scopes of the registration certificate or filing certificate, or registered or filed product instruction shall not be exceeded. The validity period of the advertisement approval number for drugs, medical devices, health food and formula food for special medical purposes shall be consistent with the shortest validity period of the product registration certificate, filing certificate or production license. If no valid period is prescribed in the product registration certificate, filing certificate or production license, the valid period of the advertisement approval number shall be two years.

Regulations Relating to Product Quality

The main legal provisions regulating product liability are contained in the Product Quality Law of the People’s Republic of China, which was amended and effective on December 29, 2018. Anyone engaging in the production and sale of products in the PRC must comply with the Product Quality Law and producers and sellers must assume product quality responsibilities in accordance with the provisions of the Product Quality Law. According to the Product Quality Law, consumers or other victims who suffer from personal injury or property loss due to product defects may claim compensation from the producers and sellers. If the producer is responsible for the defective product, the seller has the right to recover the compensation from the producer after paying the compensation, and vice versa. Violations of product quality laws may result in fines. In addition, the seller or producer may be ordered to terminate its operation and its business license may be revoked. In serious cases, they may be held criminally liable.

According to the Law of the People’s Republic of China on Liability for Infringement of Rights, which was promulgated on December 26, 2009 and came into effect on July 1, 2010, the producer of a defective product that causes damage to another person shall be liable for the infringement. The infringed party may claim damages from the manufacturer of the product or the seller of the product. If the product defect is caused by the producer, the seller shall have the right to recover the damages from the producer after compensation, and vice versa. With respect to environmental issues, the Law of the People’s Republic of China on Liability for Tort emphasizes the principle that polluters are liable for damages caused by environmental pollution, regardless of whether they have violated national environmental protection regulations.

Regulations Regulating to Production Safety

According to the Production Safety Law of the People’s Republic of China promulgated by the Standing Committee of NPC on June 29, 2002, became effective on November 1, 2002 and revised on August 27, 2009, August 31, 2014 and June 10, 2021 respectively, production and operation units should possess the conditions for production safety as stipulated in the relevant laws and regulations. Enterprises with more than 100 employees should set up production safety management organizations or equip them with full-time production safety management personnel. Production and operation units should carry out production safety education and training of employees, to ensure that employees have the necessary knowledge of production safety, familiar with the relevant production safety regulations and systems and safe operation procedures, and to master the safe operation of the skills of the post. Production and operation units of special operators (the scope of production safety supervision and management departments determined by the State Council) must be in accordance with the relevant provisions of the specialized safety training, to obtain the appropriate qualifications before they can work.

Regulations Relating to Customer Rights Protection

The PRC Customer Rights and Interests Protection Law, or Customer Protection Law, as amended on October 25, 2013 and effective on March 15, 2014, sets out the obligations of business operators and the rights and interests of the customers. Pursuant to this law, business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide customers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity of the commodities. Failure to comply with the Customer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, exchange of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators or the responsible individuals to criminal penalties if business operators commit crimes by infringing the legitimate rights and interests of customers.

Regulations Relating to Environmental Protection

Pursuant to the Environmental Protection Law of the People’s Republic of China, adopted by the Standing Committee of the National People’s Congress on December 26, 1989, revised on April 24, 2014, and effective as of January 1, 2015, enterprises undertaking any project with environmental pollution must comply with regulations on the administration of environmental protection for construction projects. Any anti-pollution infrastructure must be designed, constructed and used in synchronization with principal part of the project. The State adopts pollution discharge permit management system in accordance with the law. Enterprises, public institutions and other producers and business operators that are subject to pollution discharge permit management shall discharge pollutants in accordance with the requirements of their permits; no pollutant discharge is allowed without a pollutant discharge permit. Enterprises and institutions that discharge pollutants exceeding the national or local discharge standards must pay fees for excessive discharge and assume the responsibility for pollution control.

Pursuant to the Environmental Impact Assessment Law of the People’s Republic of China promulgated by the Standing Committee of the National People’s Congress on October 28, 2002 and most recently amended on December 29, 2018, and the Regulations on Environmental Protection Management of Construction Projects promulgated by the State Council on November 29, 1998, which became effective on November 29, 1998, and amended on July 16, 2017 and became effective on October 1, 2017, the EIA shall be completed prior to the construction of the project and a three-tier system for the EIA shall be established. For construction projects that may have a significant environmental impact, an environmental impact report must be completed by a qualified institution to conduct a comprehensive assessment of the environmental impact. For construction projects that may have a minor environmental impact, a qualified institution should complete an environmental impact report form to analyze or specially assess the environmental impact. For projects with a negligible environmental impact that do not require an environmental impact assessment, a registration form must be completed.

The “13th Five-Year” Environmental Impact Assessment Reform Implementation Plan promulgated by the former Ministry of Environmental Protection on July 15, 2016 clearly called off the administrative permit for the completion acceptance of environmental protection and required the establishment of a coordinated management system for environmental impact assessment, “three synchronizations” and emission permit. Requirements on pollutant emission control in the environmental impact assessment documents and approval of the construction project shall be included in the emission permit. The implementation of “three synchronizations” of an enterprise shall be a pre-condition for emission permit application. Before starting the production or usage, constructor shall authorize a third-party institution to compile the report on the completion acceptance of environmental protection facilities of the construction project based on comments in the environmental assessment and approval documents, which will be open to the public and filed with environmental protection department.

Chinese enterprises must comply with the Water Pollution Prevention and Control Law of the People’s Republic of China, promulgated by the Standing Committee of the National People’s Congress on May 11, 1984, and revised on June 27, 2017; the Air Pollution Prevention and Control Law of the People’s Republic of China, revised on October 26, 2018; and the Environmental Noise Pollution Prevention and Control Law of the People’s Republic of China, revised and effective as of December 29, 2018. These laws provide extensive regulations on environmental protection issues, including wastewater discharge, air pollution control, and noise emission. Under these laws, all enterprises that may cause environmental pollution during production and business operations must adopt environmental protection measures in their factories and establish a reliable environmental protection system. Enterprises must take effective measures to prevent and control environmental pollutants and harmful levels generated during production, construction, or other activities. Enterprises must obtain permits for the discharge of wastewater and air pollutants, and the discharged wastewater and air pollutants must comply with applicable national and local standards.

In accordance with the Administration Measures for Pollutant Discharge Permit (Trial) promulgated by the former Ministry of Environmental Protection on January 10, 2018 and revised by the Ministry of Ecology and Environment on August 22, 2019, enterprises, public institutions and other producers and business operators (the “pollutant discharge entities”) included in the Catalogue of Classified Management of Pollutant Discharge Permit for Stationary Pollution Sources shall apply for and obtain a pollutant discharge permit within the prescribed time limit; and it is temporarily unnecessary for pollutant discharge entities not included in the Catalogue of Classified Management of Pollutant Discharge Permit for Stationary Pollution Sources to apply for a pollutant discharge permit. The currently valid Catalogue of Classified Management of Pollutant Discharge Permits for Stationary Pollution Sources was promulgated and implemented by the former Ministry of Environmental Protection on December 20, 2019.

Regulations relating to Internet Information Security and Privacy Protection

On December 28, 2012, SCNPC issued Decision of the Standing Committee of the National People’s Congress on Strengthening Information Protection on Networks, pursuant to which network service providers and other enterprises and institutions shall, when gathering and using electronic personal information of citizens in business activities, publish their collection and use rules and adhere to the principles of legality, rationality and necessarily, explicitly state the purposes, manners and scopes of collecting and using information, and obtain the consent of those from whom information is collected, and shall not collect and use information in violation of laws and regulations and the agreement between both sides; and the network service providers and other enterprises and institutions and their personnel must strictly keep such information confidential and may not divulge, alter, damage, sell, or illegally provide others with such information.

On July 16, 2013, the Ministry of Industry and Information Technology, or the MIIT, issued the Provisions on the Protection of Personal Information of Telecommunication and Internet User, which was effective as of September 1, 2013. The requirements under this order are stricter and wider compared to the above decision issued by the National People’s Congress. According to the provisions, if a network service provider wishes to collect or use personal information, it may do so only if such collection is necessary for the services it provides. Furthermore, it must disclose to its users the purpose, method and scope of any such collection or usage, and must obtain consent from the users whose information is being collected or used. Network service providers are also required to establish and publish their protocols relating to personal information collection or usage, keep any collected information strictly confidential and take technological and other measures to maintain the security of such information. Network service providers are required to cease any collection or usage of the relevant personal information, and provide services for the users to de-register the relevant user account, when a user stops using the relevant Internet service. Network service providers are further prohibited from divulging, distorting or destroying any such personal information, or selling or providing such personal information unlawfully to other parties. In addition, if a network service provider appoints an agent to undertake any marketing or technical services that involve the collection or usage of personal information, the network service provider is required to supervise and manage the protection of the information. The provisions state, in broad terms, that violators may face warnings, fines, public exposure and, criminal liability whereas the case constitutes a crime.

The Cybersecurity Law, as adopted by the National People’s Congress on November 7, 2016, has come into force on June 1, 2017. Considered as the fundamental law in the area of cybersecurity in China, the Cybersecurity Law regulates network operators and others from the following perspectives: the principle of Cyberspace sovereignty, security obligations of network operators and providers of network products and services, protection of personal information, protection of critical information infrastructure, data use and cross-border transfer, network interoperability and standardization. Where an individual finds any network operator collects or uses his or her personal information in violation of the provisions of any law, regulation or the agreement of both parties, the individual shall be entitled to request the network operator to delete his or her personal information; if the individual finds that his or her personal information collected or stored by the network operator has any error, he or she shall be entitled to request the network operator to make corrections, and the network operator shall take measures to do so. Pursuant to this law, the violators may be subject to: (i) warning; (ii) confiscation of illegal gains and fines equal to one to ten times of the illegal gains; or if without illegal gains, fines up to RMB1,000,000; or (iii) an order to shut down the website, suspend the business operation for rectification, or revoke business license. Besides, responsible persons may be subject to fines between RMB10,000 and RMB100,000.

In August 2021, the Standing Committee of the National People’s Congress officially promulgated the Personal Information Protection Law, effective on November 1, 2021, which provides detailed rules on handling personal information and legal responsibilities, including but not limited to the scope of personal information and the ways of processing personal information, the establishment of rules for processing personal information, and the individual’s rights and the processor’s obligations in the processing of personal information. The Personal Information Protection Law also strengthens the punishment for those who illegally process personal information.

On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year and ; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC.

On December 29, 2011, the MIIT promulgated the Several Provisions on Regulating the Market Order of Internet Information Services, which became effective on March 15, 2012. On December 28, 2012, the SCNPC promulgated the Decision on Strengthening Network Information Protection to enhance the legal protection of information security and privacy on the internet. The Provisions on Protection of Personal Information of Telecommunications and Internet Users promulgated by the MIIT on July 16, 2013 contain detailed requirements on the use and collection of personal information as well as the security measures to be taken by internet service providers. Specifically, (1) the users’ personal information shall not be collected without prior consent; (2) the personal information shall not be collected other than those necessary for internet service providers to provide services; (3) the personal information shall be kept strictly confidential; and (4) a series of detailed measures shall be taken to prevent any divulge, damage, tamper or loss of personal information of users.

Pursuant to the Notice of the Supreme People’s Court, the Supreme People’s Procuratorate and the Ministry of Public Security on Legally Punishing Criminal Activities Infringing upon the Personal Information of Citizens, issued in April 2013, and the Interpretation of the Supreme People’s Court and the Supreme People’s Procuratorate on Several Issues regarding Legal Application in Criminal Cases Infringing upon the Personal Information of Citizens, which was issued on May 8, 2017 and took effect on June 1, 2017, the following activities may constitute the crime of infringing upon a citizen’s personal information: (1) providing a citizen’s personal information to specified persons or releasing a citizen’s personal information online or through other methods in violation of relevant national provisions; (2) providing legitimately collected information relating to a citizen to others without such citizen’s consent (unless the information is processed, not traceable to a specific person and not recoverable); (3) collecting a citizen’s personal information in violation of applicable rules and regulations when performing a duty or providing services; or (4) collecting a citizen’s personal information by purchasing, accepting or exchanging such information in violation of applicable rules and regulations. In addition, on May 28, 2020, the National People’s Congress of the PRC approved the PRC Civil Code, which took effect on January 1, 2021. Pursuant to the PRC Civil Code, the collection, storage, use, process, transmission, provision and disclosure of personal information shall follow the principles of legitimacy, properness and necessity.

Regulations Relating to Foreign Investment

The PRC Foreign Investment Law

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which has taken effect on January 1, 2020 and replaced three existing laws on foreign investments in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies a regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as “foreign investor”) within China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other like rights and interests of an enterprise within China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

According to the Foreign Investment Law, the State Council will publish or approve to publish a catalogue for special administrative measures, or the “negative list.” The Foreign Investment Law grants national treatment to foreign invested entities, except for those foreign invested entities that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list”, any domestic enterprise engaging in businesses prohibited by the “negative list” that lists, issues securities and trades shares overseas must obtain pre-approval consent from relevant competent regulator; overseas investors must not engage in the operation and management of the enterprise, and the percentage of foreign shareholding is subject to the relevant provisions in the administrative measures for domestic securities investments by foreign investors. The Foreign Investment Law provides that foreign invested entities operating in foreign restricted or prohibited industries will require market entry clearance and other approvals from relevant PRC governmental authorities.

Furthermore, the Foreign Investment Law provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementing of the Foreign Investment Law.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that local governments shall abide by their commitments to the foreign investors; foreign-invested enterprises are allowed to issue stocks and corporate bonds; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; mandatory technology transfer is prohibited; and the capital contributions, profits, capital gains, proceeds out of asset disposal, licensing fees of intellectual property rights, indemnity or compensation legally obtained, or proceeds received upon settlement by foreign investors within China, may be freely remitted inward and outward in RMB or a foreign currency. Also, foreign investors or the foreign investment enterprise should be imposed legal liabilities for failing to report investment information in accordance with the requirements.

This new Foreign Investment Law has provided a more transparent foreign investment environment in China. Particularly, this new law has changed the regulatory procedure from a pre-approval requirement to the negative list system, which means the foreign invested company may engage in any business activities that are not in the negative list and pre-approval is not required anymore.

The PRC Company Law

The formation, operation, and management of corporate entities in China is governed by the PRC Company Law, which was promulgated by the SCNPC on December 29, 1993 and became effective on July 1, 1994. The latest amendment of the PRC Company Law is dated December 29, 2023 (“Company Law (2023)”), which will become effective on July 1, 2024. The PRC Company Law defines a “company” as a limited liability company or a joint stock limited company, both of which have the status of an enterprise legal person, and the liability of shareholders of a limited liability company or a joint stock limited company is limited to the amount of their capital contributions or shareholdings. Company Law (2023) further governs the formation, dissolution, organizational structure, capitalization, and social responsibility of a company, as well as the duties of officers and shareholders. Pursuant to Company Law (2023), all registered capital of a PRC limited liability company subscribed to by a shareholder must be fully paid for by such shareholder within five years from the date of the formation of the limited liability company, unless applicable laws or regulations provide otherwise. The State Counsel’s Provisions on Implementing the Registered Capital Recording and Administration System under the PRC Company Law, which was issued on July 1, 2024, allows limited liability companies established on or before June 30, 2024 (“existing LLCs”) until June 30, 2027 to adjust their capital contribution payment timeframe to be in compliance with Company Law (2023) if their existing capital contribution period exceeds five years. If the capital contribution period of an existing LLC ends within five years from June 30, 2027, the existing LLC needs not adjust its capital contribution period. However, if the capital contribution period of an existing LLC ends more than five years from June 30, 2027, it must require all capital contributions to be paid within five years from June 30, 2027, i.e., on or before June 30, 2032, and record such adjustment in the company’s articles of association. If a limited liability company fails to adjust its capital contribution payment period and registered its capital in accordance with these regulations, the relevant authority such as the State Administration for Market Supervision and its local counterparts shall order the company to make corrections; if the company fails to make corrections within the deadline set by the relevant authority, the authority shall publicize the non-compliance. Pursuant to Company Law (2023), where any shareholder fails to make payment for any of their shares prior to the deadline provided in the company’s articles of association, their unpaid equity interests may be forfeited.

Negative List Relating to Foreign Investment

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment promulgated and as amended from time to time by MOFCOM and National Development and Reform Commission (the “NDRC”) and MOFCOM. The NDRC and the MOFCOM promulgated the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Edition) (the “2021 National Negative List”) and the Special Administrative Measures (Negative List) for Foreign Investment Access in Pilot Free Trade Zones (2021 Edition) (the “2021 FTZ Negative List”) (collectively the “2021 Negative Lists”) on December 27, 2021, which took effect on January 1, 2022. The NDRC and the MOFCOM promulgated the Special Administrative Measures (Negative List) for Foreign Investment Access (2024 Edition) (the “2024 Negative List”) on September 6, 2024, effective on November 1, 2024. Compared to the 2021 Negative Lists, the 2024 Negative List cuts down the number of items restricted or prohibited to foreign investors from 31 to 29, the related restrictions in the area of production and manufacturing have been removed. Industries listed in the 2024 Negative List and 2021 Negative Lists are divided into two categories: restricted and prohibited. Industries not listed in the 2024 Negative List and 2021 Negative Lists are generally deemed as constituting a third “permitted” category. Establishment of wholly foreign-owned enterprises is generally allowed in permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Industries not listed in the Negative List are generally open to foreign investment unless specifically restricted by other PRC regulations. Any domestic enterprise engaging in businesses prohibited by the Negative Lists that lists, issues securities and trades shares overseas must obtain pre-approval consent from relevant competent regulator; overseas investors must not engage in the operation and management of the enterprise, and the percentage of foreign shareholding is subject to the relevant provisions in the administrative measures for domestic securities investments by foreign investors.

On December 26, 2019, the State Council issued the Implementation Regulations for the Foreign Investment Law, or the Implementation Regulations which came into effect on January 1, 2020. According to the Implementation Regulations, in the event of any discrepancies between the Foreign Investment Law, the Implementation Regulations and relevant provisions on foreign investment promulgated prior to January 1, 2020, the Foreign Investment Law and the Implementation Regulations shall prevail. The Implementation Regulations also indicated that foreign investors that invest in sectors on the Negative List in which foreign investment is restricted shall comply with special measures with respect to shareholding, senior management personnel and other matters stipulated in the Negative List.

Our operating subsidiaries engage in manufacturing and sales of urology medical devices and care products as well as sales of cardiovascular and cerebrovascular medical devices in China, which are not within the category for which foreign investment is restricted under the current 2024 Negative Lists or other PRC Laws.

Regulations Relating to Intellectual Property Rights

The PRC has adopted comprehensive legislation governing intellectual property rights, including copyrights, patents, trademarks, and domain names.

Copyright.

In accordance with the Copyright Law of the PRC promulgated by the SCNPC on September 7, 1990, amended on February 26, 2010 and November 11, 2020, Chinese citizens, legal persons or other entities own the copyright in their works whether published or not, including written works, oral works, music, comedy, arts of talking and singing, dance and acrobatics, work of art and architecture work, photographic works, cinematographic work and work created by the method similar to the film production method; engineering design drawing, product design drawing, map, sketch and other graphic works and model works, computer software and other works specified by laws and administrative regulations. The rights a copyright owner has include but not limited to the following rights of the person and property rights: the right of publication, right of authorship, right of modification, right of integrity, right of reproduction, distribution right, rental right, right of network communication, translation right and right of compilation.

In accordance with the Regulations on the Protection of Computer Software promulgated by the State Council on December 20, 2001 and last amended on January 30, 2013, Chinese citizens, legal persons or other entities own the copyright, including the right of publication, right of authorship, right of modification, right of reproduction, distribution right, rental right, right of network communication, translation right and other rights software copyright owners shall have in software developed by them, regardless of whether it has been published.

In accordance with the Measures for the Registration of Computer Software Copyright promulgated by the National Copyright Administration on April 6, 1992 and last amended on February 20, 2002, software copyrights, exclusive licensing contracts for software copyrights and software copyright transfer contracts shall be registered, and the National Copyright Administration shall be the competent authority for the administration of software copyright registration and designates the Copyright Protection Center of China as a software registration authority. The Copyright Protection Center of China shall grant a registration certification to a computer software copyright applicant who complies with regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

Trademark.

The Trademark Law of the PRC promulgated in August 2013 which took effect in May 2014 (the “Trademark Law”), and revised in 2019, and its implementation rules protect registered trademarks. The Trademark Office of National Intellectual Property Administration, PRC, formerly the PRC Trademark Office of the State Administration of Market Regulation is responsible for the registration and administration of trademarks throughout the PRC. The Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, such application for registration of this trademark may be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked.

Domain Name.

Domain names are protected under the Administrative Measures for Internet Domain Names promulgated by MIIT on August 24, 2017, effective on November 1, 2017 (the “Domain Name Measures”). MIIT is the major regulatory body responsible for the administration of the PRC internet domain names. The Domain Names Measures has adopted a “first-to-file” principle with respect to the registration of domain names. According to the Domain Name Measures, domain name applicants are required to duly register their domain names with domain name registration service institutions. The applicants will become the holder of such domain names upon the completion of the registration procedures.

Patent.

Patents in the PRC are principally protected under the Patent Law of the PRC promulgated by the SCNPC in 1984 and then respectively amended in 1992, 2000, 2008, 2020, of which the amendment in 2020 will be effective on June 1, 2021, and its implementation rules. Novelty, inventiveness and practicality are three essential ingredients of patens in the PRC. The latest amendment provides that, in general, the protection period is 20 years for an invention patent, 10 years for a utility model patent and 15 years for a design patent, commencing from their respective application dates.

The Company has registered its trademarks, patents, and domain names with competent regulatory agencies in China. We may be, from time to time in the future, subject to legal proceedings and claims relating to the intellectual property rights of others. See Risk Factors- Risks Related to Our Business: We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

Regulations Relating to Dividend Withholding Tax

Pursuant to the Enterprise Income Tax Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Tax Evasion With Respect to Taxes On Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. We believe our corporate structure has made us eligible for such a reduced rate once we become a resident enterprise in Hong Kong. The qualification of HK resident enterprise focuses on de facto management. As of the date of this prospectus, we do not have a management team in Hong Kong and would most likely not be considered an HK resident enterprise and therefore would not be eligible for the reduced 5% withholding tax rate.

Regulations on Enterprise Income Tax

PRC enterprise income tax is calculated based on taxable income, which is determined under (i) the PRC Enterprise Income Tax Law, or the EIT Law, promulgated by the NPC and implemented in January 2008 and amended in March 2017, and December 2018, respectively, and (ii) the implementation rules to the EIT Law promulgated by the State Council and implemented in January 2008. The EIT Law imposes a uniform enterprise income tax rate of 25% on all resident enterprises in the PRC, including foreign-invested enterprises and domestic enterprises, unless they qualify for certain exceptions.

In addition, according to the EIT Law and its implementation rules, enterprises registered in countries or regions outside the PRC with “de facto management bodies” located within China may be considered to be PRC resident enterprises and will be subject to PRC enterprise income tax at the rate of 25% on their worldwide income. The implementation rules of the EIT Law define “de facto management bodies” as establishments that exercise full and substantial control over and overall management of the business, productions, personnel, accounts, and properties of an enterprise. The only detailed guidance currently available for the definition of  “de facto management body” as well as the determination and administration of tax residency status of offshore-incorporated enterprises are set forth in the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies issued by the SAT in April 2009, or Circular 82, and the Administrative Measures for Enterprise Income Tax of Chinese-Controlled Overseas Incorporated Resident Enterprises (Trial Version) issued by the SAT in July 2011, or Bulletin No. 45, which provides guidance on the administration as well as the determination of the tax residency status of a Chinese-controlled offshore-incorporated enterprise, defined as an enterprise that is incorporated under the law of a foreign country or territory and that has a PRC company or PRC corporate group as its primary controlling shareholder.

According to Circular 82, a Chinese-controlled offshore-incorporated enterprise will be regarded as a PRC resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met:

●	the primary location of the day-to-day operational management and the places where they perform their duties are in the PRC;

●	decisions relating to the enterprise’s financial and human resource matters are made or are subject to the approval of organizations or personnel in the PRC;

●	the enterprise’s primary assets, accounting books and records, company seals and board and shareholder resolutions are located or maintained in the PRC; and

●	50% or more of voting board members or senior executives habitually reside in the PRC.

Bulletin No. 45 further clarifies certain issues related to the determination of tax resident status and competent tax authorities. It also specifies that when provided with a copy of Recognition of Residential Status from a resident Chinese-controlled offshore-incorporated enterprise, a payer does not need to withhold income tax when paying certain PRC-sourced income such as dividends, interest and royalties to such Chinese-controlled offshore-incorporated enterprise.

We believe that Shenni Holdings is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities, and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its worldwide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our Ordinary Shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

Regulations on Income Tax for Share Transfers

According to the Announcement of the SAT on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or Circular 7, promulgated by the SAT in February 2015, if a non-resident enterprise, such as the Company, transfers the equity interests of a PRC resident enterprise indirectly through the transfer of the equity interests of an offshore holding company (other than a purchase and sale of shares issued by a PRC resident enterprise through or in a public securities market) without a reasonable commercial purpose, the PRC tax authorities have the power to reassess the nature of the transaction and treat the indirect equity transfer as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price less the cost of equity, will be subject to PRC withholding tax at a rate of up to 10%. Under the terms of Circular 7, the transfer which meets all of the following circumstances shall be directly deemed as having no reasonable commercial purposes: (i) over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from PRC taxable properties; (ii) at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within PRC territory, or in the year before the indirect transfer, over 90% of the offshore holding company’s revenue is directly or indirectly derived from PRC territory; (iii) the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; and (iv) the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the PRC taxable properties. In October 2017, the SAT issued the Bulletin of SAT on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or Bulletin 37, which, among others, repeals certain rules stipulated in Circular 7. Bulletin 37 further details and clarifies the tax withholding methods in respect of income of non-resident enterprises.

Regulations on PRC Value-Added Tax and Business Tax

Pursuant to applicable PRC tax regulations, any entity or individual conducting business in the service industry is generally required to pay a business tax at the rate of 5% on the revenues generated from providing such services. However, if the services provided are related to technology development and transfer, such business tax may be exempted subject to approval by the relevant tax authorities. Pursuant to the Provisional Regulations on Value-Added Tax of the PRC and its implementation regulations, unless otherwise specified by relevant laws and regulations, any entity or individual engaged in the sales of goods, provision of processing, repairs and replacement services, and importation of goods into China is generally required to pay a value-added tax, or VAT, for revenues generated from sales of products, while qualified input VAT paid on taxable purchase can be offset against such output VAT.

In November 2011, the Ministry of Finance and the State Administration of Taxation promulgated the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax. In March 2016, the Ministry of Finance and the State Administration of Taxation further promulgated the Notice on Fully Promoting the Pilot Plan for Replacing Business Tax by Value-Added Tax, which became effective on May 1, 2016. Pursuant to the pilot plan and relevant notices, VAT is generally imposed in lieu of business tax in the modern service industries, including the VATS, on a nationwide basis. VAT of a rate of 6% applies to revenue derived from the provision of some modern services. Certain small taxpayers under PRC law are subject to reduced value-added tax at a rate of 3%. Unlike business tax, a taxpayer is allowed to offset the qualified input VAT paid on taxable purchases against the output VAT chargeable on the modern services provided.

On April 4, 2018, the Ministry of Finance and the State Administration of Taxation issued the Notice on Adjustment of VAT Rates, which came into effect on May 1, 2018. According to the abovementioned notice, the taxable goods previously subject to VAT rates of 17% and 11%, respectively, become subject to lower VAT rates of 16% and 10%, respectively, starting from May 1, 2018. Furthermore, according to the Announcement on Relevant Policies for Deepening Value-added Tax Reform jointly promulgated by the Ministry of Finance, the State Administration of Taxation and the General Administration of Customs, which became effective on April 1, 2019, the taxable goods previously subject to VAT rates of 16% and 10%, respectively, become subject to lower VAT rates of 13% and 9%, respectively, starting from April 1, 2019. The main operating subsidiaries currently pay VAT at a rate of 13%.

Regulations on Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, which were most recently amended in August 2008. Under the Foreign Exchange Administration Regulations, payments of current account items, such as profit distributions, interest payments, and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items, such as direct investments, repayment of foreign currency-denominated loans, repatriation of investments and investments in securities outside of China.

In August 2008, SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises (“SAFE Circular 142”), regulating the conversion by a foreign-invested enterprise of foreign currency-registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC.

In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such RMB capital may not be changed without SAFE’s approval, and such RMB capital may not, in any case, be used to repay RMB loans if the proceeds of such loans have not been used. Any violation of Circular 142 may result in severe penalties, including substantial fines.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, which substantially amends and simplifies the current foreign exchange procedure. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expense accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds derived by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders, no longer require approval or verification from SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously.

In addition, SAFE promulgated another circular in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC must be conducted by way of registration, and banks must process foreign exchange business relating to direct investment in the PRC based on the registration information provided by SAFE and its branches.

In July 2014, SAFE further reformed the foreign exchange administration system in order to satisfy and facilitate the business and capital operations of Foreign-Invested Enterprises and issued the Circular of the State Administration of Foreign Exchange on the Pilot Reform of the Administrative Approach Regarding the Settlement of the Foreign Exchange Capitals of Foreign-Invested Enterprises in Certain Areas (“Circular 36”), in July 2014. This circular suspends the application of Circular 142 in certain areas and allows a Foreign-Invested Enterprise registered in such areas to use the RMB capital converted from foreign currency registered capital for equity investments within the PRC.

On February 13, 2015, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Pursuant to SAFE Notice 13, instead of applying for approvals regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals will be required to apply for such foreign exchange registrations from qualified banks. The qualified banks, under the supervision of SAFE, will directly examine applications and manage registrations.

On March 30, 2015, SAFE promulgated SAFE Circular 19 to expand the reform nationwide. SAFE Circular 19 came into force and replaced both Circular 142 and Circular 36 on June 1, 2015. SAFE Circular 19 allows foreign-invested enterprises to make equity investments by using RMB funds converted from foreign exchange capital. However, Circular 19 continues to prohibit foreign-invested enterprises from, among other things, using RMB funds converted from foreign exchange capital for expenditure beyond the enterprise’s business scope, providing entrusted loans, or repaying loans between non-financial enterprises.

On June 9, 2016, SAFE issued SAFE Circular 16, which took effect on the same day. Compared to SAFE Circular 19, SAFE Circular 16 provides that, in addition to foreign exchange capital, foreign debt funds and proceeds remitted from foreign listings should also be subject to the discretional foreign exchange settlement. In addition, it also lifted the restriction that foreign exchange capital under the capital accounts and the corresponding RMB capital obtained from foreign exchange settlement should not be used for repaying the inter-enterprise borrowings (including advances by a third party) or repaying bank loans in RMB that had been sub-lent to the third party.

In January 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting profits. Moreover, pursuant to Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements and provide board resolutions, contracts, and other proof when completing the registration procedures in connection with an outbound investment.

Based on the foregoing, if we intend to provide funding to our WFOE through capital injection, we should file with the State Administration for Market Regulation or its local counterparts, via the foreign investment comprehensive administrative system and register such funding with local banks for foreign exchange related matters.

In October 2019, SAFE promulgated Circular 28 to further promote the facilitation of cross-border trade and investment and relax certain restriction on foreign exchange settlement. PRC residents or entities who had contributed legitimate onshore or offshore interests or assets to SPVs but had not obtained registration as required before the implementation of SAFE Circular 37 must register their ownership interests or control in the SPVs with qualified banks. An amendment to the registration is required if there is a material change with respect to the SPV registered, such as any change of basic information (including change of the PRC residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, and mergers or divisions. Failure to comply with the registration procedures set forth in SAFE Circular 37 and the subsequent notice, or making misrepresentations about or failure to disclose controllers of the foreign-invested enterprise that is established through round-trip investment, may result in restrictions being imposed on the foreign exchange activities of the relevant foreign-invested enterprise, including payment of dividends and other distributions, such as proceeds from any reduction in capital, share transfer or liquidation, to its offshore parent or affiliate, and the capital inflow from the offshore parent, and may also subject relevant PRC residents or entities to penalties under PRC foreign exchange administration regulations.

All our current major shareholders have completed the initial registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. Failure to comply with the registration procedures set forth in Circular 37 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate, the capital inflow from the offshore entities and settlement of foreign exchange capital, and may also subject relevant onshore company or PRC residents to penalties under PRC foreign exchange administration regulations.

Regulations on Stock Incentive Plans

SAFE promulgated the Stock Option Rules in February 2012, replacing the previous rules issued by SAFE in March 2007. Under the Stock Option Rules and other relevant rules and regulations, PRC residents who participate in stock incentive plans in an overseas publicly-listed company are required to register with SAFE or its local branches and complete certain other procedures. Participants of a stock incentive plan who are PRC residents must retain a qualified PRC agent, which could be a PRC subsidiary of the overseas publicly listed company or another qualified institution selected by the PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the stock incentive plan on behalf of the participants. In addition, the PRC agent is required to amend the SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the PRC agent or other material changes. The PRC agent must, on behalf of the PRC residents who have the right to exercise the employee share options, apply to SAFE or its local branches for an annual quota for the payment of foreign currencies in connection with the PRC residents’ exercise of the employee share options. The foreign exchange proceeds received by the PRC residents from the sale of shares under the stock incentive plans granted and dividends distributed by the overseas-listed companies must be remitted into the bank accounts in the PRC opened by the PRC agents before distribution to such PRC residents.

We have not adopted any stock incentive plans as of the date of this prospectus.

Regulations on Dividend Distribution

Under our current corporate structure, we may rely on dividend payments from WFOE, which is a wholly foreign-owned enterprise incorporated in China, to fund any cash and financing requirements we may have. The principal regulations governing the distribution of dividends of foreign-invested enterprises include the newly enacted Foreign-Investment Law, which came into effect on January 1st, 2020, and its implementation rules. Under these laws and regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until these reserves have reached 50% of the registered capital of the enterprises. Wholly foreign-owned companies may, at their discretion, allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserves are not distributable as cash dividends.

Regulations on Overseas Listings

On February 17, 2023, the CSRC released the New Overseas Listing Rules with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. Pursuant to the New Overseas Listing Rules, domestic companies that seek initial public offering or listing securities overseas, both directly and indirectly, shall file with the CSRC within three working days after the submission of overseas offering/listing application. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within three working days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfil filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB 1 million to RMB 10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. We are subject to the relevant filing procedures of the CSRC in connection with our overseas offerings under the New Overseas Listing Rules, including the public offering pursuant to this registration statement.

See “Risk Factors—Risks Related to Doing Business in China—The filing with the China Securities Regulatory Commission (“CSRC”) is required in connection with this offering and any other future offerings and certain events of the Company under New Overseas Listing Rules, and we cannot assure you that we will be able to timely make such filing, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to timely file with the CSRC for such offerings.”

Regulations Relating to Employment

Pursuant to the Labor Law of PRC, promulgated by the NPC in July 1994 and revised in August 2009 and December 2018 (the “Labor Law”), and the Labor Contract Law of PRC, promulgated by the Standing Committee of the NPC in June 2007 and amended in December 2012 (the “Labor Contract Law”), employers must execute written employment contracts with full-time employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and paying the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines and other administrative sanctions, and serious violations may result in criminal liabilities.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds based on local annual minimum salary standard or certain percentage of the local annual average compensations to works (“Social Insurance Payment Base”). We participate in employee benefit plans and have made contributions to such plans required by current PRC laws and regulations. If enterprises are required to contribute to the plans or funds based on a higher Social Insurance Payment Base under the new regulations or policies in the future, we may have to make more contributions to such plans for our employees.

We intend to comply with the new regulations and policies applicable to employee benefit plans set forth through time. As of the date of this prospectus, we have signed written employment contracts with all of our employees and paid all the benefits packages as required by law. In addition, the PRC Individual Income Tax Law requires companies operating in China to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment.

Regulations Relating to Leasing

Pursuant to the Law on Administration of Urban Real Estate of the PRC promulgated by the SCNPC on July 5, 1994, amended on August 30, 2007, August 27, 2009, August 26, 2019 and took effect on January 1, 2020, lessors and lessees are required to enter into a written lease contract, containing such provisions as the term of the lease, the use of the premises, liability for rent and repair, and other rights and obligations of both parties. Both lessor and lessee are also required to register the lease with the real estate administration department. If the lessor and lessee fail to complete the registration procedures, both lessor and lessee may be subject to fines ranging from RMB1,000 (approximately $155) to RMB10,000 (approximately $1,553). In addition, although the unregistered lease agreements are considered binding agreements, in practice, some of the remedies generally available to the registered lease agreements may not be fully applicable to the unregistered lease agreements, such as specific performance of lease agreement against new purchasers of the property.

According to the PRC Civil Code, the lessee may sublease the leased premises to a third party, subject to the consent of the lessor. Where the lessee subleases the premises, the lease contract between the lessee and the lessor remains valid. The lessor is entitled to terminate the lease agreement if the lessee subleases the premises without the prior consent of the lessor. In addition, if the lessor transfers the premises, the lease contract between the lessee and the lessor will still remain valid.

Pursuant to the Administrative Measures for Commodity Housing Tenancy issued by the Ministry of Housing and Urban-Rural Development on December 1, 2010 and came into effect on February 1, 2011, both lessor and lessee shall go through the housing tenancy registration formalities with the competent construction (real estate) departments of the municipalities directly under the central government, cities and counties where the housing is located within 30 days after the housing tenancy contract is signed.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Minghai Zhou	59	Director and Chairman of the Board
Xiaoping Zhou	34	Chief Executive Officer and Director
Lili Hu	35	Chief Financial Officer

Biography

Minghai Zhou, Director and Chairman of the Board

Minghai Zhou was appointed as our director on March 8, 2024 and the Chairman of the Board of the Company on November 13, 2024. Since July 2002, Mr. Zhou has served as the General Manager and Chairman of Jiangxi Yuansheng Langhe Biotechnology Co., Ltd, a related party of the Company. He served as the Assistant General Manager at Shenzhen Shenni Pharmaceutical Co., Ltd. from February 1997 to June 2002. Mr. Zhou obtained his Master of Business Administration from Jiangxi University of Finance and Economics in 2015.

Xiaoping Zhou, Chief Executive Officer and Director

Xiaoping Zhou was appointed as our director and Chief Executive Officer on November 13, 2024. Since 2021, Mr. Xiaoping Zhou has served as the general manager of Jiangxi Shenni Sanitary Products Co., Ltd., a wholly owned subsidiary of the Company. From 2018 to 2021, Mr. Zhou served as the general manager of Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd., a related party of the Company. From 2016 to November 2024, Mr. Zhou was the general manager of Guangzhou JunYuanBao Biotechnology Co., Ltd. From 2014-2015, Mr. Zhou served as the pharmaceutical sales manager for Guangzhou Tudesi Medical Technologies Co., Ltd. From 2013 to 2014, Mr. Zhou served as the sales representative of Shenzhen Branch of Shangdong Dongeejiao Co., Ltd. Mr. Zhou received his junior college degree in business management from Jiangxi University of Finance & Economics in 2012 and his college degree in marketing and sales from Jinggangshan University in China.

Lili Hu, Chief Financial Officer

Lili Hu was appointed as the Chief Financial Officer of the Company on November 13, 2024. Since March 2022, Ms. Hu has served as the General Manager of Jiangxi Junyan Tax Agent Co., Ltd. She served as the Assistant General Manager at Jiangxi Suiyuan Tax Agent Co., Ltd. from July 2019 to December 2021. From February 2015 to June 2019, she provided accounting and consulting services to various companies in China. From March 2012 to January 2015, she was the Chief Financial Officer at a subsidiary of Golden Light Environmental Construction Group Co., Ltd. Ms. Hu’s rich experience in corporate financial accounting and taxation make her an ideal candidate for the positions of Chief Financial Officer and Board member. Ms. Hu obtained an associate degree in Accounting Computerization from Jiujiang College in Jiangxi in June 2010. Ms. Hu obtained her Certified Public Accountant (CPA) license in China in 2020 and her Certified Tax Agent certificate in 2022.

Employment Agreements, Director Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Pursuant to these agreements, each of our executive officers is employed for an initial term of one year, renewable upon mutual agreement of the Company and the executive officer.

The executive officers are entitled to a fixed salary and to participate in our equity incentive plans, if any, and other company benefits, each as determined by the board of directors from time to time.

We may terminate the executive officer’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or material breach of any term of any employment or other services, confidentiality, intellectual property or non-competition agreements with the Company. In such case, the executive officer will solely be entitled to accrued and unpaid salary through the effective date of such termination, and his/her right to all other benefits will terminate, except as required by any applicable law. The executive officer is not entitled to severance payments upon any termination.

The executive officer may voluntarily terminate his/her employment for any reason, and such termination shall take effect 30 days after the receipt by the Company of the notice of termination. Upon the effective date of such termination, the executive officer shall be entitled to (a) accrued and unpaid salary and vacation through such termination date; and (b) all other compensation and benefits that were vested through such termination date. In the event the executive officer is terminated without notice, it shall be deemed a termination by the Company for cause.

Each of our executive officers has agreed not to use for his or her personal purposes nor divulge, furnish, or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret information or knowledge of the Company, whether developed by him or herself or by others.

In addition, each executive officer has agreed to be bound by non-competition restrictions during the term of his or her employment and for six months following the last date of employment.

Each executive officer also has agreed not to (i) solicit or induce, on his or her own behalf or on behalf of any other person or entity, any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates; or (ii) solicit or induce, on his or her own behalf or on behalf of any other person or entity, any customer or prospective customer of the Company or any of their respective affiliates to reduce its business with the Company or any of its affiliates.

We will enter into director agreements with each of our independent directors, which agreements set forth the terms and provisions of their respective engagements.

In addition, we will enter into indemnification agreements with each of our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current Memorandum and Articles of Association.

Compensation of Directors and Executive Officers

For the fiscal years ended March 31, 2024 and 2023, we paid $92,087(RMB 660,000 yuan) and $96,327 (RMB660,000 yuan) to our executive officers for their services and we did not pay our directors for their services solely as our directors during the years ended March 31, 2024 and 2023. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. Our PRC subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, maternity insurance, on-the-job injury insurance, and housing fund plans through a PRC government-mandated defined contribution plan.

Board of Directors and Committees

Our board of directors currently consists of five directors. The NASDAQ Capital Market corporate governance rules require that a majority of an issuer’s board of directors must consist of independent directors. We will have a majority of independent directors serving on our board of directors.

Our board of directors may exercise all the powers of our Company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of our Company or of any third party. None of our non-executive directors has a service contract with us that provides for severance payments upon termination of service.

We have established an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Each of the committees of the board of directors is described below.

Audit Committee

[            ], [            ], and [            ] are members of our Audit Committee; [     ] serves as the chairman of the Audit Committee. All members of our Audit Committee satisfy the independence standards promulgated by the SEC and by NASDAQ as such standards apply specifically to members of audit committees.

We have adopted and approved a charter for the Audit Committee. In accordance with our Audit Committee Charter, our Audit Committee shall:

●	evaluate the independence and performance of, and assess the qualifications of, our independent auditor, and engage such independent auditor;

●	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approve in advance any non-audit service to be provided by the independent auditor;

●	monitor the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	review the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and review with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

●	oversee all aspects of our systems of internal accounting control and corporate governance functions on behalf of the board of directors;

●	review and approve in advance any proposed related-party transactions and report to the full board of directors on any approved transactions; and

●	provide oversight assistance in connection with legal, ethical, and risk management compliance programs established by management and the board of directors, including Sarbanes-Oxley Act implementation, and make recommendations to the board of directors regarding corporate governance issues and policy decisions.

We have determined that [            ] possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

[            ], [            ], and [            ] are members of our Compensation Committee; [            ] serves as the chairman of the Compensation Committee. All members of our Compensation Committee are qualified as independent under the current definition promulgated by NASDAQ. We have adopted a charter for the Compensation Committee.

In accordance with the Compensation Committee’s Charter, the Compensation Committee is responsible for overseeing and making recommendations to the board of directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices. The Compensation Committee shall:

●	approve compensation principles that apply generally to Company employees;

●	make recommendations to the board of directors with respect to incentive compensation plans and equity-based plans taking into account the results of the most recent rules to provide the shareholders with an advisory vote on executive compensation, generally known as “Say on Pay Votes” (Section 951 in The Dodd-Frank Wall Street Reform and Consumer Protection Act), if any;

●	administer and otherwise exercise the various authorities prescribed for the Compensation Committee by the Company’s incentive compensation plans and equity-based plans;

●	select a peer group of companies against which to benchmark/compare the Company’s compensation systems for principal officers elected by the board of directors;

●	annually review the Company’s compensation policies and practices and assess whether such policies and practices are reasonably likely to have a material adverse effect on the Company;

●	determine and oversee stock ownership guidelines and stock option holding requirements, including periodic review of compliance by principal officers and members of the board of directors;

Corporate Governance and Nominating Committee

[            ], [           ], and [           ] are members of our Corporate Governance and Nominating Committee; [       ] serves as the chairman of the Corporate Governance and Nominating Committee. All members of our Corporate Governance and Nominating Committee are qualified as independent under the current definition promulgated by NASDAQ. We have adopted a charter for the Corporate Governance and Nominating Committee.

In accordance with its charter, the Corporate Governance and Nominating Committee is responsible for identifying and proposing new potential director nominees to the board of directors for consideration and reviewing our corporate governance policies. The Corporate Governance and Nominating shall:

●	Identify and screen individuals qualified to become Board members consistent with the criteria approved by the board of directors, and recommend to the board of directors’ director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

●	Recommend directors for appointment to Board committees;

●	Make recommendations to the board of directors as to determinations of director independence;

●	Oversee the evaluation of the board of directors;

●	Make recommendations to the board of directors as to compensation for the Company’s directors; and

●	Review and recommend to the board of directors the Corporate Governance Guidelines and Code of Business Conduct and Ethics for the Company.

Director Independence

Our board of directors reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly, and the Company has determined that [           ], [           ], and [           ] are “independent directors” as defined by NASDAQ.

Code of Ethics

We have adopted a code of ethics that applies to all executive officers, directors, and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Family Relationships

There is no family relationship among any of our directors or executive officers, except that Mr. Xiaoping Zhou is the son of Mr. Minghai Zhou.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our Company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. In certain limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. Our board of directors has all the powers necessary for managing and for directing and supervising our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our Company and mortgaging the property of our Company; and

●	approving the transfer of shares in our Company, including the registration of such shares in our share register.

Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors or an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until they are removed from office by ordinary resolution of our shareholders. A director will cease to be a director if, among other things, the director (a) if gives notice in writing to the Company that he resigns the office of director; (b) if he or she absents himself or herself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; (c) if dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or (d) if found a lunatic or becomes of unsound mind.

Our officers are elected by and serve at the discretion of the board of directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security, of which that person has a right to acquire beneficial ownership within 60 days.

Applicable percentage ownership prior to the offering is based on 30,000,000 Ordinary Shares outstanding as of the date of this prospectus. The table also lists the percentage ownership after this offering based on Ordinary Shares outstanding immediately after the completion of this offering sale of 3,000,000 Ordinary Shares, assuming the Underwriter does not exercise its over-allotment option.

Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Ordinary Shares Beneficially Owned Prior to This Offering		Ordinary Shares Beneficially Owned After This Offering
Name of Beneficial Owners	Number	%	Number	%
Directors and Executive Officers:
Minghai Zhou(1)	18,000,000	60%	18,000,000	54.5%
Xiaoping Zhou (2)	7,500,000	25%	7,500,000	22.7%
Lili Hu	-	-	-	-
Rui Li
Anqi Wu
Xiaoyu Cui
All directors and executive officers as a group (5 individuals)
5% or Greater Shareholders:
YuanShengLangHe (BVI) Limited(1)	18,000,000	60%	18,000,000	54.5%
YingBeiJia (BVI) Limited (2)	7,500,000	25%	7,500,000	22.7%
OugOng (BVI) Limited (3)	1,500,000	5%	1,500,000	4.5%
Jianying Bao(3)	1,500,000	5%	1,500,000	4.5%
WeiHao (BVI) Limited (4)	1,500,000	5%	1,500,000	4.5%
Meilian Wang(4)	1,500,000	5%	1,500,000	4.5%
XiangYiYuan (BVI) Limited(5)	1,500,000	5%	1,500,000	4.5%
Zhixiong Liu(5)	1,500,000	5%	1,500,000	4.5%

(1)	Represents 18,000,000 Ordinary Shares owned by YuanShengLangHe (BVI) Limited. Mr. Minghai Zhou, Chairman of our Board, is the sole director and shareholder of YuanShengLangHe (BVI) Limited. The registered address of YuanShengLangHe (BVI) Limited is, Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.
(2)	Represents 7,500,000 Ordinary Shares owned by YingBeiJia (BVI) Limited. Xiaoping Zhou, a director of the Board and the Chief Executive Officer of the Company, is the sole director and shareholder of YingBeiJia (BVI) Limited. The registered address of YingBeiJia (BVI) Limited is, Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. Mr. Xiaoping Zhou is the son of Mr. Haiping Zhou.
(3)	Represents 1,500,000 Ordinary Shares owned by OugOng (BVI) Limited. Jianying Bao, is the sole director and shareholder of OugOng (BVI) Limited. The registered address of OugOng (BVI) Limited is, Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.
(4)	Represents 1,500,000 Ordinary Shares owned by WeiHao (BVI) Limited. Meilian Wang, is the sole director and shareholder of WeiHao (BVI) Limited. The registered address of WeiHao (BVI) Limited is, Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.
(5)	Represents 1,500,000 Ordinary Shares owned by XiangYiYuan (BVI) Limited. Zhixiong Liu, is the sole director and shareholder of XiangYiYuan (BVI) Limited. The registered address of XiangYiYuan (BVI) Limited is, Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands

RELATED PARTY TRANSACTIONS

Employment Agreements, Director Agreements and Indemnification Agreements

See “Management—Employment Agreements, Director Agreements and Indemnification Agreements.”

Related party balances

Receivable from related parties

The following table shows our receivables to certain related parties as of the dates presented:

Name of related party	Relationship	September 30, 2024	March 31, 2024	March 31, 2023
Minghai Zhou	The largest shareholder, Chief Executive Officer and Chairman of the Board of the Company;	$-	$138,498	$331,303
Xiaoping Zhou	the executive director and general manager of Jiangxi Shenni Sanitary Products Co., Ltd., the operating subsidiary of the Company.	$-	$439,515	$48,477
Huachuan Pharmaceutical Co., Ltd.	Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd. holds 70% of the shares, and Minghai Zhou is the executive director of the company.	$-	$553,994	$-
Total		$-	$1,132,007	$379,780

Loan Transactions with Minghai Zhou

Shenni Sanitary approved several unsecured interest-free loans to Minghai Zhou. As of March 31, 2023, the total outstanding principal amount was $331,303. As of March 31, 2024, the total outstanding principal amount was US$138,498. As of September 30, 2024, the total outstanding principal amount was nil.

Loan Transactions with Xiaoping Zhou

Shenni Medical Device approved unsecured interest-free loans to Xiaoping Zhou. As of March 31, 2023, the total outstanding principal amount was US$48,477. In fiscal year ended March 31, 2024, Shenni Medical Device and Shenni Sanitary approved unsecured interest-free loans to Xiaoping Zhou. As of March 31, 2024, the total outstanding principal amount was US$439,515. As of September 30, 2024, the total outstanding principal amount was nil.

Loan Transactions with Huachuan Pharmaceutical Co., Ltd.

Shenni Medical Device approved unsecured interest-free loans to Huachuan Pharmaceutical Co., Ltd. for daily operation purposes. As of March 31, 2023, the total outstanding principal amount was nil. As of March 31, 2024, the total outstanding principal amount was US$553,994. As of September 30, 2024, the total outstanding principal amount was nil.

Payable to related parties

The following table shows our payables to certain related parties as of the dates presented:

Name of related party	Relationship	September 30, 2024	March 31, 2024	March 31, 2023
Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd.	Minghai Zhou, our Chief Executive Officer and Chairman for the Board owns 65% of this company and Xiaoping Zhou owns 35% of this company.	$486,031	$1,561,640	$2,259,556
Jiangxi Yuansheng Langfeng Medical Equipment Co., Ltd.	Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd. holds 100% of the shares, and Minghai Zhou is the executive director of the company.	-	$-	$1,456,113
Total		$486,031	$1,561,640	$3,715,669

Loan Transactions with Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd

Shenni Medical Device has obtained unsecured interest-free loans from Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd for daily operation purposes. As of March 31, 2023, the total outstanding principal amount was $761,964. As of March 31, 2024, the total outstanding principal amount was US$1,353,387. As of September 30, 2024, the total outstanding principal amount was US$486,031. Shenni Sanitary has obtained several unsecured interest-free loans from Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd for daily operation purposes. As of March 31, 2023, the total outstanding principal amount was $1,497,592. As of March 31, 2024, the total outstanding principal amount was US$196,932. Zihong Trading has obtained unsecured interest-free loans from Jiangxi Yuansheng Langhe Pharmaceutical Co.,   Ltd for daily operation purposes. As of March 31, 2024, the total outstanding principal amount was $4,460. Xiangyiyuan Healthcare has obtained unsecured interest-free loans from Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd for daily operation purposes. As of March 31, 2024, the total outstanding principal amount was $5,489. Shenkang Trading has obtained unsecured interest-free loans from Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd for daily operation purposes. As of March 31, 2024, the total outstanding principal amount was $1,372.

Loan Transactions with Jiangxi Yuansheng Langfeng Medical Equipment Co., Ltd.

Shenni Medical Device has obtained unsecured interest-free loans from Jiangxi Yuansheng Langfeng Medical Equipment Co., Ltd. for daily operation purposes. As of March 31, 2023, the total outstanding principal amount was US$1,456,113.

Related party transactions

The Company had the following related party transactions:

Revenue from related parties:

Name of related party	Relationship	For the Six Months Ended September 30, 2024	For the Six Months Ended September 30, 2023	For the Fiscal Year Ended March 31, 2024	For the Fiscal Year Ended March 31, 2023
Xiaoping Zhou	Holding 23.75% shares of Jiangxi Shenni Sanitary Products Co., Ltd., and is the executive director and general manager of the company	-		-	43,001
Guangzhou Zhuyuan Bao Biotechnology Co., Ltd.	Zhou Xiaoping holds 70% of the company’s shares.	-		67,336	-
Total		-	-	$67,336	$43,001

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act of the Cayman Islands, and common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital consists of 500,000,000 Ordinary Shares, par value $0.00025 per share. As of the date of this prospectus, 30,000,000 Ordinary Shares are issued and outstanding.

Our Memorandum and Articles of Association

Ordinary Shares

Dividends. Subject to any rights and restrictions of any other class or series of shares, our Board may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by the board out of our Company except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to our Company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against the Company.

Voting Rights. Each Ordinary Share shall be entitled to one vote on all matters subject to vote at general and special meetings of our Company. Voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the nominal value of the total issued voting shares of our Company present in person or by proxy. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as making changes to our memorandum and articles of association.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles to hold or exercise voting rights on the Ordinary Shares imposed by foreign law or by the charter or other constituent document of our Company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

Winding Up; Liquidation. Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our Ordinary Shares are entitled to receive any remaining assets of the Company available for distribution as determined by the liquidator. The assets received by the holders of our Ordinary Shares in a liquidation may consist in whole or in part of property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at its option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands exempted company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of Ordinary Shares will have no preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the written consent of the holders of all of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Anti-Takeover Provisions. Some provisions of our current Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Warrants

There are no outstanding warrants to purchase any of our securities. We have agreed to issue to the Underwriter (defined below), on the closing date of this offering, warrants exercisable at a price equal to 125% of the public offering price of the ordinary shares offered hereby, to purchase 5% of the aggregate number of ordinary shares sold in this offering. See “Underwriter’s Warrant” on page 122 for more information about these warrants.

Options

There are no outstanding options to purchase any of our securities.

Differences in Corporate Law

The Companies Act is modelled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders and (b) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Memorandum and Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in the memorandum and articles of association. Our current Memorandum and Articles of Association allow our shareholders holding not less than one-third of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our current Memorandum and Articles of Association do not provide our shareholders other right to put proposal before a meeting. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our current Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our current Memorandum and Articles of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a super majority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our current Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our current Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class either with the consent in writing of the holders of all of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our current Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our current memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no established public trading market for our Ordinary Shares. We cannot assure you that a liquid trading market for our Ordinary Shares will develop on NASDAQ or be sustained after this offering. Future sales of substantial amounts of Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Ordinary Shares.  Further, since a large number of our Ordinary Shares will not be available for sale shortly after this offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have an aggregate of 33,000,000 Ordinary Shares outstanding, assuming no exercise of the Underwriter’s over-allotment option. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

As of the date of this prospectus, 30,000,000 Ordinary Shares held by existing shareholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. A total of 30,000,000 ordinary shares, or 100%, of our currently outstanding Ordinary Shares will be subject to “lock-up” agreements described below on the effective date of this offering. Upon expiration of the lock-up period of 180 days after the date of this prospectus, outstanding shares will become eligible for sale, subject in most cases to the limitations of Rule 144.

The following table summarizes the total shares potentially available for future sale.

Days After Date of this Prospectus	Shares Eligible for Sale	Comment
Upon Effectiveness	3,000,000	Freely tradable shares sold in the offering.

90 days	0	Shares saleable under Rule 144.

180 days	33,000,000	Shares saleable after expiration of the lock-up.

Rule 144

All of our Ordinary Shares that will be issued and outstanding upon the completion of this offering, other than those Ordinary Shares sold in this offering, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, under Rule 144, beginning ninety days after the date of this prospectus, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any shares of our share capital that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations, except that sales of our share capital by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

Beginning ninety days after the date of this prospectus, our affiliates who have beneficially owned shares of our share capital for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

●	1% of the number of shares of our authorized share capital then outstanding, which will equal approximately 330,000 Ordinary Shares immediately after this offering assuming no exercise of the Underwriter’s over-allotment option; or

●	the average weekly trading volume in our Ordinary Shares on the listing exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

Rule 701

In general, under Rule 701 under the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those ordinary shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. We do not currently have any compensatory stock plan for our employees, consultants or advisors.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

We and each of our officers, directors and 5% or more shareholders at the time of effectiveness of registration statement have agreed, subject to certain exceptions, not to, directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of, or enter into any swap or other transaction that is designed to, or could be expected to, result in the disposition of any of our Ordinary Shares or other securities convertible into or exchangeable or exercisable for our Ordinary Shares or derivatives of our Ordinary Shares (whether any such swap or transaction is to be settled by delivery of securities, in cash, or otherwise), owned by these persons prior to this offering or acquired in this offering or Ordinary Shares issuable upon exercise of options or warrants held by these persons until after 180 days following the effective of the registration statement of which this prospectus forms a part.

TAXATION

The following discussion of material Cayman Islands, PRC and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of AllBright Law Offices, our PRC legal counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of the shares or on an instrument of transfer in respect of a share.

People’s Republic of China Taxation

Under the EIT Law, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, SAT Circular 82 issued in April 2009 specifies that certain offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if all of the following conditions are met: (a) senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) major assets, accounting books and company seals of the enterprises, and minutes and files of their board’s and shareholders’ meetings are located or kept in the PRC; and (d) half or more of the enterprises’ directors or senior management personnel with voting rights habitually reside in the PRC. Further to SAT Circular 82, the SAT issued SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on PRC resident enterprise status and administration on post-determination matters. If the PRC tax authorities determine that the Company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavourable PRC tax consequences could follow. For example, our subsidiaries in China may be subject to enterprise income tax at a rate of 25% with respect to its worldwide taxable income. Also, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares or Ordinary Shares and potentially a 20% of withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our shares or Ordinary Shares.

It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares or Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. See “Risk Factors—Risk Factors Relating to Doing Business in China—Under the PRC Enterprise Income Tax Law, we may be classified as a PRC resident enterprise for PRC enterprise income tax purposes. Such classification would likely result in unfavourable tax consequences to us and our non-PRC Shareholders and have a material adverse effect on our results of operations and the value of your investment”.

The SAT issued SAT Circular 59 together with the Ministry of Finance in April 2009 and SAT Circular 698 in December 2009. Both SAT Circular 59 and SAT Circular 698 became effective retroactively as of January 1, 2008, and Circular 7, in replacement of some of the existing rules in Circular 698, became effective in February 2015.  On October 17, 2017, the SAT promulgated Bulletin 37, and Circular 698 was replaced effective December 1, 2017. Under Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets, may report such indirect transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. We and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 7 and Bulletin 37, and may be required to expend valuable resources to comply with Circular 59, Circular 7 and Bulletin 37 or to establish that we and our non-resident enterprises should not be taxed under these circulars. In addition, in accordance with the Individual Income Tax Law promulgated by the Standing Committee of NPC, later amended on August 31, 2018, and effective January 1, 2019, where an individual carries out other arrangements without reasonable business purpose and obtains improper tax gains, the tax authorities shall have the right to make tax adjustments based on a reasonable method, and levy additional tax and collect interest if there is a need to levy additional tax after making tax adjustments. As a result, our beneficial owners, who are PRC residents, may be deemed to have carried out other arrangements without reasonable business purpose and obtained improper tax gains for such indirect transfer, and thus be levied tax. See “Risk Factors—Risk Factors Relating to Doing Business in China—We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of our operating company’s equity interests. Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.”

Pursuant to the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Tax Evasion With Respect to Taxes on Income, or the Tax Arrangement, where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect of the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a resident enterprise of the counter-party to such Tax Arrangement should meet the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (ii) it should directly own such percentage in the PRC resident enterprise anytime in the 12 months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties (for Trial Implementation), or the Administrative Measures, which became effective in October 2009, requires that the non-resident enterprises must obtain the approval from the relevant tax authority in order to enjoy the reduced withholding tax rate under the tax treaties. There are also other conditions for enjoying such reduced withholding tax rate according to other relevant tax rules and regulations. Accordingly, Shenni HK may be able to enjoy the 5% withholding tax rate for the dividends it receives from the WFOE, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations, and obtains the approvals as required under the Administrative Measures. However, according to Circular 81, if the relevant tax authorities consider the transactions or arrangements that we have made are for the primary purpose of enjoying a favourable tax treatment, the relevant tax authorities may adjust the favourable withholding tax in the future.

United States Federal Income Tax Considerations

The following is a discussion of United States federal income tax considerations relating to the acquisition, ownership, and disposition of our Ordinary Shares by a U.S. Holder, as defined below, that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or treated as a tax resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on NASDAQ. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, at least 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities, as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, the shares will continue to be treated as stock in a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Ordinary Shares are regularly traded on NASDAQ and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

UNDERWRITING

We expect to enter into an underwriting agreement dated on the date of this prospectus with the underwriters named below, for whom D. Boral Capital is acting as the representative with respect to the Ordinary Shares in this offering (the “Underwriting Agreement”). The underwriters may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the Underwriting Agreement, we have agreed to issue and sell to the Underwriter the number of shares indicated below:

Name	Number of shares
D. Boral Capital
Total

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative”, respectively. The underwriters are offering the shares subject to its acceptance of the shares from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the Underwriter’s over-allotment option described below.

Over-Allotment Option

We have agreed to grant to the Underwriter an over-allotment option, exercisable within 45 days after the date of this prospectus, to purchase up to an additional 450,000 Ordinary Shares (15% of the Ordinary Shares offered to the public) at the public offering price listed on the cover page of this prospectus, less underwriting discounts. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The Underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus.

Discounts and Expenses

The Underwriter has advised us that it proposes to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession. The Underwriter may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers. After this offering, the initial public offering price, concession and reallowance to dealers may be reduced by the Underwriter No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the Underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The underwriting discount is equal to 7% of the public offering price on each of the Ordinary Shares being offered.

The table below shows the initial public offering price per Ordinary Share, underwriting discounts to be paid by us, and the proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the Underwriter’s option to purchase up to an additional 450,000 Ordinary Shares.

Total
	Per Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
Initial public offering price(1)	$	$	$

Underwriting discounts to be paid by us	$	$	$

Proceeds, before expenses, to us	$	$	$

(1)	Initial public offering price per share is assumed as $5.0 per Ordinary Share, the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus.

We have agreed to reimburse the Underwriter up to a maximum of $324,500 for out-of-pocket accountable expenses, including, but not limited to: (a) all filing fees and expenses relating to the registration of the SEC; (b) all fees and expenses relating to the listing of the Securities on a national exchange, if applicable; (c) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the Representative’s counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (e) the costs of all mailing and printing of the offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to D. Boral Capital; (g) the fees and expenses of the Company’s accountants; (h) all filing fees and communication expenses associated with the review of the offering by FINRA; (i) up to $30,000 of actual accountable road show and due diligence expenses for the offering; (j) the $29,500 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for the offering; (k) the costs associated with bound volumes of the Offering materials as well as commemorative mementos and lucite tombstones in an aggregate amount not to exceed $5,000; (l) the fees for the D. Boral Capital’s legal counsel in the United States and PRC, in an amount not to exceed $250,000 and (m) all fees, expenses, and disbursements relating to background checks of the Company’s directors and officers in an amount not to exceed $10,000 in the aggregate. In addition, at the closing of the offering, we will reimburse the Underwriter 1% of the actual amount of the offering as non-accountable expenses.

We paid an advanced expense deposit of $75,000 to the Underwriter upon the execution of the engagement letter between us and the Underwriter dated September 13, 2024 (the “Engagement Letter”), for the Underwriter’s anticipated out-of-pocket expenses; any expense deposits will be returned to us to the extent the Underwriter’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Except as disclosed in this prospectus, the Underwriter has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “SNI”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Underwriter’s Warrants

In addition, we have agreed to grant warrants (the “Underwriter’s Warrants”) to D. Boral Capital to purchase a number of Ordinary Shares equal to 5% of the total number of Ordinary Shares sold in this offering. The Underwriter’s Warrants shall have an exercise price equal to 125% of the offering price of the Ordinary Shares sold in this offering. The Underwriter’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and a half-year period commencing six (6) months from the commencement of sales of the Offering, at a price per share equal to 125% of the public offering price per Security. The Underwriter’s Warrants will provide for registration rights (including a one-time demand registration right at the expense of the Company and unlimited piggyback rights during the term of the Underwriter’s Warrants) and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) and future issuance of Common Stock or Common Stock equivalents at prices (or with exercise and/or conversion prices) below the Offering price as permitted under FINRA Rule 5110(f)(2)(G). In compliance with FINRA Rule 5110(g)(8), the unlimited piggyback registration right provided will not be greater than seven years from the commencement of sales of this offering, and the one-time demand registration right will not be greater than five years from rom the commencement of sales of this offering. The Underwriters’ Warrants to be received by the underwriters do not contain more than one demand right at the Company’s expense pursuant to FINRA Rule 5110(g)(8)(B).

In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the Underwriters’ Warrants nor any of our shares issued upon exercise of the Underwriters’ Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning from the date of commencement of sales of this offering.

Tail Financing

D. Boral Capital will be entitled to a commission of 7% of the gross proceeds raised, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom the Underwriter had introduced to the Company prior to the consummation of the Offering if such Tail Financing is consummated at any time during the engagement period of the Underwriter or within the eighteen (18) month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation, provided, however, that the Company has the right to terminate its engagement of the Underwriter for cause in compliance with FINRA Rule 5110(g)(5)(B)(i), which termination for cause eliminates the Company’s obligations with respect to the tail. The Company, in its sole discretion, has the right to reject any investor introduced to it by the Representative.

Right of First Refusal

In addition, the Company agrees to grant the underwriters a right of first refusal (the “Right of First Refusal”), exercisable at the sole discretion of the Underwriter, for eighteen months from the closing day of this offering, to provide investment banking service to the Company on terms that are the same or more favourable to the Company comparing to terms offered to the Company by other underwriters or placement agents. For these purposes, the investment banking service includes, without limitation, (a) acting as leading manager for any underwritten public offering; and (b) acting as exclusive placement agent, initial purchaser in connection with any private offering of securities of the Company. The Right of First Refusal shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for “cause,” which shall mean a material breach by the Underwriter of the Engagement Letter or a material failure by the Underwriter to provide the services as contemplated by the Engagement Letter.

Lock-up Agreements

We have agreed that, subject to certain exceptions, we will not without the prior written consent of the underwriters, during the period ending 180 days after the closing of the offering (the “restricted period”):

●	sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company, except for the shares or options issued under the Company’s incentive plan;

●	file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company; or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our Company whether any such transaction described above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

Each of our directors and officers named in the section “Management”, and all of our existing shareholders that own 5% or more of our total outstanding shares have agreed that, subject to certain exceptions, such director, executive officer or shareholder will not, without the prior written consent of the underwriters, for a period of 180 days from the effective date of the registration statement of which this prospectus forms a part:

●	offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or capital stock of our Company including any securities convertible into or exercisable or exchangeable for such Ordinary Shares or capital stock, or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Ordinary Shares or capital stock whether any such transaction described above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.

Pricing of the Offering

Prior to this offering, there has been no public market for the Ordinary Shares. The initial public offering price will be determined by negotiations between us and the underwriters. In determining the initial public offering price, the underwriter and we expect to consider a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the underwriters;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change due to market conditions and other factors. Neither the underwriters nor we can assure investors that an active trading market will develop for our Ordinary Shares or that the shares will trade in the public market at or above the initial public offering price.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities.

Listing

We have applied to have our Ordinary Shares approved for listing on the Nasdaq under the symbol “SNI”. We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares will be so listed at completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Underwriter or by its affiliates. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as an underwriter, and should not be relied upon by investors. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Ordinary Shares will be determined through negotiations between us and the Underwriter. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Underwriter believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Ordinary Shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Ordinary Shares in this offering because such underwriter repurchases those shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq, in the over-the-counter market, or otherwise.

Selling Restrictions

No action may be taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

In addition to the public offering of the Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Ordinary Shares in certain countries and regions.

Cayman Islands. This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Ordinary Shares, whether by way of sale or subscription. The underwriter has not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares in the Cayman Islands.

Hong Kong. This prospectus may not be circulated or distributed in Hong Kong. Please note that the Ordinary Shares have not been offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Taiwan. The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee, and the NASDAQ listing fee, all amounts are estimates.

SEC registration fee	$2,806
NASDAQ listing fee	$75,000
FINRA filing fee	$2,850
Printing and engraving expenses	$8,000
Legal fees and expenses	$440,000
Accounting fees and expenses	$320,000
Miscellaneous expenses	$350,000

Total expenses	$1,198,656

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

The Company is being represented by FisherBroyles, LLP, with respect to legal matters of United States federal securities law. The Company is being represented by Maples and Calder (Hong Kong) LLP with regard to Cayman Islands law. The validity of the Ordinary Shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. The Company is being represented by AllBright Law Offices with regard to PRC law. FisherBroyles, LLP, may rely upon AllBright Law Offices with respect to matters governed by PRC law. Sichenzia Ross Ference Carmel LLP is acting as U.S. counsel for the Underwriter. Jiangsu Juniin Law Firm is acting as the PRC legal counsel for the Underwriter. Sichenzia Ross Ference Carmel LLP may rely upon AllBright Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of March 31, 2024 and 2023 included herein and in the registration statement have been so included in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The office of Audit Alliance LLP is located at 10 Anson Road #20-16 International Plaza, Singapore 079903.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares described herein. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We anticipate making these documents publicly available, free of charge, on our website at www.[     ] as soon as reasonably practicable after filing such documents with the SEC. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

You can read the registration statement and our future filings with the SEC, over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

SHENNI HOLDINGS LIMITED

SHENNI HOLDINGS LIMITED

SHENNI HOLDINGS LIMITED AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS

(Amounts in US$, except for number of shares and per share data, or otherwise noted)

	September 30, 2024	March 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$984,964	130,575
Accounts receivable, net	6,310,490	5,548,042
Other receivables, net	773,566	582,703
Other receivable - related party	-	1,132,007
Inventories	975,858	689,089
Advance to suppliers	283,687	153,687
TOTAL CURRENT ASSETS	9,328,565	8,236,103

Property and equipment , net	997,413	731,156
Right-of-use assets	771,450	774,405
Deferred tax assets	-	21,901
TOTAL ASSETS	$11,097,428	9,763,565

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	2,727,557	2,918,350
Other payables and accrued liabilities	1,524,341	1,746,384
Other payables - related party	486,030	1,561,640
Customer advances	323,450	125,776
Taxes payable	1,141,550	491,565
Lease liabilities – current	52,545	49,837
TOTAL CURRENT LIABILITIES	6,255,473	6,893,552

Lease liabilities – non-current	692,531	698,936
TOTAL LIABILITIES	6,948,004	7,592,488

COMMITMENTS AND CONTINGENCIES(see NOTE 12)

SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.00025 par value, 200,000,000 shares authorized, 30,000,000 and 30,000,000 shares issued and outstanding as of September 30, 2024 and March 31, 2024 respectively*	7,500	7,500
Additional paid in capital	1,042,583	1,042,583
Retained earnings	3,060,598	1,195,285
Accumulated other comprehensive income(loss)	38,743	(74,291)
TOTAL SHAREHOLDERS’ EQUITY	4,149,424	2,171,077
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,097,428	9,763,565

*	Shares and per share data are presented on a retroactive basis to reflect the recapitalization on August 30, 2024.

The accompanying notes are an integral part of these consolidated financial statements.

SHENNI HOLDINGS LIMITED AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Amounts in US$, except for number of shares and per share data, or otherwise noted)

	For the Six Months Ended September 30,
	2024	2023
	(Unaudited)	(Unaudited)
Revenues	$11,175,922	1,231,154
Cost of revenues	5, 425,449	571,970
Gross profit	5,750,473	659,184

Operating expenses:
Selling expenses	2,197,395	196,440
General and administrative	586,132	174,921
Research and development expenses	502,841	65,933
Total operating expenses	3,286,368	437,294
Income from operations	2,464,105	221,890

Other income, net:
Interest income	348	136
Interest expense	(3,913)	(164)
Other income, net	738	17,364
Total other (expense)income, net	(2,827)	17,336

Income before income taxes	2,461,278	239,226
Income tax expenses	595,965	61,326
Net income	1,865,313	177,900

Other comprehensive income(loss)
Foreign currency translation adjustments	113,034	(39,030)

Comprehensive income	$1,978,347	138,870

Earnings per ordinary share
Basic and diluted	$0.062	0.006

Weighted average number of ordinary shares outstanding*
Basic and diluted	30,000,000	30,000,000

*	Shares and per share data are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

SHENNI HOLDINGS LIMITED AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amounts in US$, except for number of shares and per share data, or otherwise noted)

	Ordinary shares		Additional paid in	Retained earnings (Accumulated	Accumulated other comprehensive	Total shareholders’
	Shares*	Amount	capital	deficit)	(loss)	equity
Balance as of April 1, 2023	30,000,000	7,500	985,079	(342,432)	(54,911)	595,236
Net income	-	-	-	177,900	-	177,900
Foreign currency translation adjustments	-	-	-	-	(39,030)	(39,030)
Balance as of September 30, 2023(Unaudited)	30,000,000	7,500	985,079	(164,532)	(93,941)	734,106
Net income	-	-	-	1,359,817	-	1,359,817
Common stock issued	-	-	57,504	-	-	57,504
Foreign currency translation adjustments	-	-	-	-	19,650	19,650
Balance as of April 1, 2024	30,000,000	7,500	1,042,583	1,195,285	(74,291)	2,171,077
Net income	-	-	-	1,865,313		1,865,313
Foreign currency translation adjustments	-	-	-		113,034	113,034
Balance as of September 30, 2024(Unaudited)	30,000,000	7,500	1,042,583	3,060,598	38,743	4,149,424

*	Shares and per share data are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

SHENNI HOLDINGS LIMITED AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in US$, except for number of shares and per share data, or otherwise noted)

	For the Six Months Ended September 30,
	2024 Unaudited	2023 Unaudited
Cash flows from operating activities:
Net income	$1,865,313	177,900
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	112,626	64,353
Amortization of right-of-use assets	24,675	19,671
Interest accrued for lease liabilities	18,158	18,856
Allowance for credit loss	16,651	11,299
Deferred tax provision	21,957	13,930
Changes in operating assets and liabilities:
Accounts receivables	(605,306)	(1,009,383)
Other receivables	(167,670)	2,235,392
Inventories	(260,020)	(110,306)
Advance to suppliers	(122,342)	(29,806)
Accounts payable	(252,430)	579,365
Other payables and accrued liabilities	(281,106)	691,087
Customer advances	189,065	41,108
Lease liabilities	(42,833)	(38,526)
Taxes payable	619,484	109,360
Net cash provided by operating activities	1,136,222	2,774,300

Cash flows from investing activity:
Purchase of property and equipment	(320,415)	(75,407)
Net cash used in investing activity	(320,415)	(75,407)

Cash flows from financing activity:
(Repayments to) proceeds from related parties	42,859	(2,724,774)
Net cash (used in) provided by financing activity	42,859	(2,724,774)
Effect of changes in currency exchange rates	(4,277)	(4,690)
Net increase(decrease) in cash and cash equivalent	854,389	(30,570)
Cash and cash equivalent, beginning of period	130,575	89,963
Cash and cash equivalent, end of period	984,964	59,393

Supplemental cash flow disclosures:
Cash paid for interest	$3,913	164

The accompanying notes are an integral part of these consolidated financial statements.

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Shenni Holdings Limited (“Shenni” or the “Company”) is a holding company that was incorporated under the laws of Cayman Islands on March 13, 2024. The Company owns Shenni Technology Limited, a company incorporated under the laws of Hong Kong on April 30, 2024. Jiangxi Shenni Sanitary Products Co., Ltd (“Shenni Sanitary”), a limited liability company established pursuant to PRC laws, is a China-based healthcare products provider owned by Shenni Medical Technology (Jiangxi) Co., Ltd (“Shenni Techology” or “WFOE”) and has 100% equity interests in the five subsidiaries which are all located in Jiangxi Province, China. Each of the subsidiaries offers healthcare products and medical equipment.

As of September 30, 2024, the Company’s subsidiaries and consolidated affiliated entities are as follows:

Subsidiaries	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
Shenni Sanitary	August 05, 2021	Jiangxi	100%	Sales and Distribution of Sanitary Products
Shenni Medical Device	March 05, 2021	Jiangxi	100%	Manufacture and Sale of Medical Devices
Zihong Trading	November 13, 2022	Jiangxi	100%	Trading of Stationery, Office Supplies, and Sanitary Products
Xiangyiyuan Healthcare	January 24, 2018	Jiangxi	100%	Sales of Food, Beverage, Health Food, Consumer Products, Cosmetics, Pharmaceutical products and Medical Devices
Shenkang Trading	March 15, 2024	Jiangxi	100%	Trading of Sanatory and Healthcare Products
Shenni HK	April 30, 2024	Hong Kong	100%	Holding Company
Shenni Technology/WFOE	August 19, 2024	Jiangxi	100%	Holding Company

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The unaudited consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances are eliminated upon consolidation. All intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meetings of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

Uses of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to allowance for credit losses, allowance for inventory reserve, useful lives of property and equipment, the recoverability of long-lived assets, provision necessary for contingent liabilities, revenue recognition and valuation allowance for deferred tax assets. Actual results could differ from those estimates.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. As of September 30, 2024 and March 31, 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur interest and penalties tax for the six months ended September 30, 2024 and 2023.

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash

Cash is comprised of cash at banks and on hand, which includes deposits with original maturities of three months or less with commercial banks in the PRC. Cash balances in bank accounts in the PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

Fair value of financial assets and liabilities

ASC 825-10 requires certain disclosures regarding the fair value of financial assets and liabilities. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial assets and liabilities, including cash, advance to suppliers, accounts receivable and other receivables, accounts payable, other payables and accrued liabilities, due to related parties, and taxes payable, approximates their recorded values due to their short-term maturities. The Company determined that the carrying value of the long-term debt approximated their present value as the interest rates applied reflect the current quoted market yield for comparable financial assets and liabilities.

Advance to suppliers

Advance to suppliers are funds deposited or advanced to outside vendors for future inventory or services to be received. The Company has legally binding contracts with its vendors, which require any outstanding advance to suppliers to be returned to the Company when the contract ends.

Accounts receivable, net

The Company’s accounts receivable balance consists of amount due from its sales of urology medical devices and care products as well as sales of cardiovascular and cerebrovascular medical devices. The Company records accounts receivable at the invoiced amount less an allowance for any potentially uncollectable accounts under the current expected credit loss (“CECL”) impairment model and presents the net amount of the financial instrument expected to be collected. The CECL impairment model requires an estimate of expected credit losses, measured over the contractual life of an instrument, that considers forecasts of future economic conditions in addition to information about past events and current conditions. Based on this model, the Company considers many factors, including the age of the balance, collection history, and current economic trends. Bad debts are written off after all collection efforts have ceased.

Property and equipment, net

Property and equipment are recorded at cost less accumulated depreciation. Depreciation commences upon placing the asset in usage and is recognized on a straight-line basis over the estimated useful lives of the assets with remaining residual value, as follows:

Useful life
Transportation vehicles	4 years
Mechanical equipment	5 – 10 years
Office equipment and furniture	3 – 5 years
Leasehold improvements	5 years

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The leasehold improvements relate to major renewals and betterments which substantially extend the useful life of plant assets, which are recorded as an asset in July 2021. The timing of recording this asset is when the renovation is completed and ready for use. As of September 30, 2024, the leasehold improvement costs are $228,436. As of March 31, 2024, the leasehold improvement costs are $265,769. In the consolidated balance sheets, Item “Property and equipment, net” includes this asset. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in other income or expenses within the consolidated statements of operations and comprehensive income. For the six months ended September 30, 2024 and 2023, the depreciation expenses are $112,626 and $64,353. The depreciation periods of these assets are estimates of their actual useful lives.

Inventories

Inventories are stated at the lower of cost or net realizable value. Costs include the cost of raw materials, freight, direct labor and related production overhead. The cost of inventories is calculated using the weighted average method. Any excess of the cost over net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is estimated using selling price in the normal course of business less any costs to Complete and sell products. The Company evaluates inventories on a quarterly basis for its realizable value adjustments and reduces the carrying value of those inventories that are obsoletes or in excess of the forecasted usage to their estimated net realizable value based on various factors including aging and future demand of each type of inventories.

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. No impairment charge was recognized for the six months ended September 30, 2024 and 2023, respectively.

Revenue recognition

The Company recognizes revenues pursuant to ASC 606, Revenue from Contracts with Customers (“ASC 606”). In accordance with ASC 606, revenues from contracts with customers are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services, reduced by value added tax (“VAT”). To achieve the core principle of this standard, the Company applies the following five steps:

1.	Identification of the contract, or contracts, with the customer;

2.	Identification of the performance obligations in the contract;

3.	Determination of the transaction price;

4.	Allocation of the transaction price to the performance obligations in the contract; and

5.	Recognition of the revenue when, or as, a performance obligation is satisfied.

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Each of significant performance obligations and the application of ASC 606 to the Company’s revenue arrangements are discussed in further detail below.

The Company generates revenues primarily from (1) sales of urology medical devices, (2) sales of urology care products and (3) sales of cardiovascular and cerebrovascular medical devices. Substantively, revenue will be recognized when the contract price has been set, there is a contract between the customers and the Company, the performance obligations have been satisfied and when funds have either been received or are reasonably expected to be collected.

Urology medical devices

The Company gets the urological medical equipment products through production and direct purchase, and then sells them to the customers who need them by signing sales contracts with them. For performance obligations that are fulfilled at a point in time, the Company should recognize revenue at the point in time when the customer obtains control of the relevant goods. When the customer receives the product for acceptance, the customer has gained control of the product.

The Company determines that the customer has acquired control over the product by the following five points. (1) The Company has a present right to receive payment for the merchandise, i.e., the customer has a present obligation to pay for the merchandise. (2) The Company has transferred legal ownership of the goods to the customer, i.e. the customer has legal ownership of the goods. (3) The Company has transferred the goods to the customer in kind, that is, the customer has physical possession of the goods. (4) The Company has transferred the main risks and rewards of ownership of the goods to the customer, i.e. the customer has acquired the main risks and rewards of ownership of the goods. (5) The customer has accepted the goods. Therefore, the Company is recognizing sales revenue of urology medical devices at the point of time.

Cardiovascular and cerebrovascular medical devices

The Company purchases cardiovascular and cerebrovascular medical devices products directly from reputable manufacturers, and resells them through its sales/distribution network to the customers who need them by signing sales contracts with them. For performance obligations that are fulfilled at a point in time, the Company should recognize revenue at the point in time when the customer obtains control of the relevant goods. When the customer receives the product for acceptance, the customer has gained control of the product.

We have determined that we are the principal based on the following factors: (1) Primary Responsibility for Fulfillment. We are primarily responsible for fulfilling the contract (e.g., shipping goods to the customer). (2) Inventory Risk. We bear inventory risk before or after the goods are transferred to the customer (e.g., during shipping or on return). (3) Discretion in Pricing. We have the discretion to set the prices for the goods provided. (4) Form of Consideration. Our compensation is the full amount for the goods provided, not a commission or a net amount.

The Company determines that the customer has acquired control over the product by the following five points: (1) The Company has a present right to receive payment for the merchandise, i.e., the customer has a present obligation to pay for the merchandise, (2) The Company has transferred legal ownership of the goods to the customer, i.e. the customer has legal ownership of the goods, (3) The Company has transferred the goods to the customer in kind, that is, the customer has physical possession of the goods, (4) The Company has transferred the main risks and rewards of ownership of the goods to the customer, i.e. the customer has acquired the main risks and rewards of ownership of the goods, (5) The customer has accepted the goods. Therefore, the Company is recognizing sales revenue of cardiovascular and cerebrovascular medical devices at the point of time.

Urology care products

As above, the Company sells care products through sales contracts with customers and recognizes revenue at the point at which the customer obtains control of the product.

The Company determines that the customer has acquired control over the product by the following five points: (1) The Company has a present right to receive payment for the merchandise, i.e., the customer has a present obligation to pay for the merchandise; (2) The Company has transferred legal ownership of the goods to the customer, i.e. the customer has legal ownership of the goods; (3) The Company has transferred the goods to the customer in kind, that is, the customer has physical possession of the goods; (4) The Company has transferred the main risks and rewards of ownership of the goods to the customer, i.e. the customer has acquired the main risks and rewards of ownership of the goods; (5) The customer has accepted the goods. Therefore, the Company is recognizing sales revenue of urology care products at the point of time.

The Company's business does not involve contract assets and contract liabilities.

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company has no warranties. No variable considerations exist in the contract. For medical equipment and healthcare products, the Company’s payment terms are generally less than one year. The Company has elected the practical expedient under ASC 606-10-32-18 to not assess whether a contract has a significant financing component.

For the six months ended September 30, 2024 and 2023, the disaggregation of revenue by major revenue stream is as follows:

	For the six months ended September 30,
	2024	2023
Urology medical devices	$2,102,192	$169,051
Cardiovascular and cerebrovascular medical devices	6,707,788	672,506
Urology care products	2,365,942	389,597
Total	$11,175,922	$1,231,154

	For the six months ended September 30,
	2024	2023
Timing of Revenue Recognition:
Revenue at a point in time	11,175,922	1,231,154
Total	$11,175,922	$1,231,154

Cost of revenues

Cost of revenues mainly consists of producing medical devices and care products, such as material costs and labor costs.

Operating leases

A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases.

Value added tax (“VAT”)

Revenue represents the invoiced value of goods and services, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold or service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

Income taxes

The Company accounts for income taxes under ASC 740, Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the combined financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for combined financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company believes there were no uncertain tax positions on September 30, 2024 and 2023.respectively

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s affiliated entities in the PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent, The statute of limitations is extended to five years under special circumstances. As of March 31, 2024, the tax years for the Company’s affiliated entities in the PRC remain open for statutory examination by PRC tax authorities. There were no ongoing examinations by tax authorities as of September 30, 2024 and 2023.

Employee benefits

Full-time employees of the Company in the PRC participate in a government-mandated employer contribution social insurance plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to eligible full-time employees. Chinese labor regulations require that the Company make contributions to the government for these benefits based on government prescribed percentage of the employee’s salaries. The contributions to the plan are expensed as incurred. Obligations for contributions to employer contribution social insurance plans are recognized as an employee benefit expenses in the period during which services are rendered by employees.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis of the potential Ordinary Shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Foreign currency translation

The functional currency of the Company is the local currency of the country in which the subsidiaries operate. The Company’s financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect on that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component in accumulated other comprehensive income included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

Since the Company operates primarily in the PRC, the Company’s functional currency is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into the reporting currency of U.S. Dollars (“US$”). The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in the translation.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	September 30, 2024	September 30, 2023
Balance sheet items, except for equity accounts	US$1 = RMB0.1425	US$1 = RMB0.1371
Items in the statements of income and cash flows	US$1 = RMB0.1388	US$1 = RMB0.1403

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Comprehensive (loss) income

Comprehensive income consists of two components, net income and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustment resulting from the Company not using US$ as its functional currency.

Risks and uncertainties

High cost and high level of integration of urological devices are also estimated to be the restraining factors hindering the overall growth of the market. In addition, rising concerns regarding risks associated with surgery may also pose a challenge to the growth of the market.

Segment reporting

The Company’s chief operating decision-maker (“CODM”) has been identified as its Chief Executive Officer, who reviews the consolidated results when making decisions about allocating resources and assessing the performance of the Company as a whole and the management of the Company concludes that it has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company’s long-lived assets are all located in the PRC and substantially all of the Company’s revenues are derived from the PRC. Therefore, no geographical segments are presented.

Concentrations of risks

(a) Concentration of credit risk

Assets that potentially subject the Company to a significant concentration of credit risk primarily consist of cash, accounts receivable and other current assets. The maximum exposure of such assets to credit risk is their carrying amounts as at the balance sheet dates. As of September 30, 2024 and March 31, 2024, the aggregate amount of cash and cash equivalent of $984,964 and $ 130,575, respectively, was held at major financial institutions in PRC, where there is no requirement for the financial institutions to maintain insurance to cover bank deposits in the event of bank failure. To limit the exposure to credit risk relating to deposits, the Company primarily places cash deposits with large financial institutions in the PRC. The Company conducts credit evaluations of its customers and suppliers, and generally does not required collateral or other security from them. The Company establishes an accounting policy to provide for allowance for doubtful accounts based on the individual customer’s and supplier’s financial condition, credit history, and the current economic conditions.

For the six months ended September 30, 2024, there are four customers accounted for more than 10% of the Company’s total revenue, respectively. One customer accounted for 24%, one customer accounted for 17%, one customer accounted for 16%, and one customer accounted for 16% of total revenue, respectively. For the six months ended September 30, 2023, there are two customers accounted for more than 10% of the Company’s total revenue, respectively. One customer accounted for 32% and one customer accounted for 25% of total revenue, respectively.

For the six months ended September 30, 2024, there is one supplier accounted for more than 10% of the Company’s total purchase, the ratio is 72%. For the six months ended September 30, 2023, there are one supplier accounted for more than 10% of the Company’s total purchase, respectively. The supplier accounted for 72% of total purchase.

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(b) Foreign currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect the Company’s financial results reported in U.S. dollar terms without giving effect to any underlying changes in the Company’s business or results of operations. Currently, the Company’s assets, liabilities, revenues and costs are denominated in RMB. To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollars would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollars for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollars against RMB would have a negative effect on the U.S. dollar amount available to the Company.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In January 2025, the FASB issued ASU No. 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. This ASU amends the effective date of ASU 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted. The Company plans to adopt this guidance effective January 1, 2025, and the adoption of this ASU is not expected to have a material impact on its financial statements.

In November 2024, the FASB issued No. 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments. This ASU clarify the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. The ASU is effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. The Company believes the future adoption of this ASU is not expected to have a material impact on its financial statements.

In November 2024, the FASB issued No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The ASU requires Public Business Entities (PBEs) to make detailed disclosure of relevant expense captions presented on the face of the income statement within continuing operations into specified categories in the notes to financial statements within a new tabular disclosure requirement. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company plans to adopt this guidance effective January 1, 2025, and the adoption of this ASU is not expected to have a material impact on its financial statements.

In March 2024, the FASB issued ASU 2024-02, “Codification Improvements—Amendments to Remove References to the Concepts Statements”. This update contains amendments to the Codification that remove references to various FASB Concepts Statements. These issues to remove references to various Concepts Statements and the amendments apply to all reporting entities within the scope of the affected accounting guidance. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2024. Early application of the amendments in this Update is permitted for any fiscal year or interim period for which financial statements have not yet been issued (or made available for issuance). The Company believes the future adoption of this ASU is not expected to have a material impact on its financial statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated financial position, statements of operations and cash flows.

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	September 30, 2024	March 31, 2024
Accounts receivable	$6,345,507	$5,563,571
Less: allowance for credit losses	(35,017)	(15,529)
Accounts receivable, net	$6,310,490	$5,548,042

Allowance for expected credit loss movements:

	September 30, 2024	March 31, 2024
Beginning balance	$15,529	$2,439
Provision	16,530	13,309
Exchange rate effect	2,958	(219)
Ending balance	$35,017	$15,529

For accounts receivable, approximately 66%, or $4.16 million of the date of issuance of the financial statements balance have been subsequently collected.

NOTE 4 — OTHER RECEIVABLES, NET

Other receivables, net consisted of the following:

	September 30, 2024	March 31, 2024
Other receivables	$845,776	$654,780
Less: allowance for credit losses	(72,210)	(72,077)
Other receivables, net	$773,566	$582,703

Allowance for expected credit loss movements:

	September 30, 2024	March 31, 2024
Beginning balance	$72,077	$27,828
Provision	121	45,946
Exchange rate effect	12	(1,697)
Ending balance	$72,210	$72,077

Other receivables primarily include advances to employees for business development, rental security deposit for the Company’s office lease and balances to be collected from third-party entities that do not relate to the Company’s normal sales activities. For other receivables, approximately 35%, or $0.3 million of the date of issuance of the financial statements balance have been subsequently collected.

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — INVENTORIES

Inventories consist of the following:

	September 30,	March 31,
	2024	2024
Raw materials	$293,824	$299,978
Finished goods	682,034	389,111
Total	$975,858	$689,089

As of September 30, 2024, inventory were approximately $0.98 million, an increase of 42% from the balance of $0.69 million as of March 31, 2024. As of the date of issuance of the financial statements, the finish goods as of March 31, 2024, have been sold for approximately $328,657, and the finish goods as of September 30, 2024, have been sold for approximately $593,550. The reason for the increase in inventories is the rise in the finished goods. Theare is no impairment of inventories.

NOTE 6 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consist of the following:

	September 30, 2024	March 31, 2024
Office equipment and furniture	$12,086	$11,463
Transportation vehicles	159,360	18,115
Mechanical equipment	708,430	505,981
Leasehold improvements	450,103	437,466
Subtotal	1,329,979	973,025
Less: accumulated depreciation	(332,566)	(241,869)
Property and equipment, net	$997,413	$731,156

Depreciation expenses for the six months ended September 30, 2024 and 2023 amounted to $112,626 and $64,353, respectively. For the six months ended September 30, 2024 and 2023, the Company recorded no impairment of property and equipment.

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — RELATED PARTIES BALANCES AND TRANSACTIONS

Related party balances

Receivable from related parties

The following table shows our receivables to certain related parties as of the dates presented:

Name of related party	Relationship	September 30, 2024	March 31, 2024
Minghai Zhou	Holding 57% shares of Jiangxi Shenni Sanitary Products Co., Ltd.	$-	$138,498
Xiaoping Zhou	Holding 23.75% shares of Jiangxi Shenni Sanitary Products Co., Ltd., and is the executive director and general manager of the company.	$-	$439,515
Huachuan Pharmaceutical Co., Ltd.	Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd. holds 70% of the shares, and Zhou Minghai is the executive director of the company.	$-	$553,994
Total		$-	$1,132,007

Loan Transactions with Minghai Zhou

Shenni Sanitary approved several unsecured interest-free loans to Minghai Zhou. As of March 31, 2024, the total outstanding principal amount was US$138,498.

Loan Transactions with Xiaoping Zhou

Shenni Medical Device and Shenni Sanitary approved unsecured interest-free loans to Xiaoping Zhou. As of March 31, 2024, the total outstanding principal amount was US$439,515.

Loan Transactions with Huachuan Pharmaceutical Co., Ltd.

Shenni Medical Device approved unsecured interest-free loans to Huachuan Pharmaceutical Co., Ltd. for daily operation purposes. As of March 31, 2024, the total outstanding principal amount was US$553,994. As of September 30, 2024, the total outstanding principal amount was nil.

Payable to related party

The following table shows our payables to certain related party as of the dates presented:

Name of related party	Relationship	September 30, 2024	March 31, 2024
Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd.	Zhou Minghai holds 65% of the company’s shares and Zhou Xiaoping holds 35% of the company’s shares.	$486,031	$1,561,640
Total		$486,031	$1,561,640

Loan Transactions with Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd

Shenni Medical Device has obtained unsecured interest-free loans from Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd for daily operation purposes. As of March 31, 2024, the total outstanding principal amount was US$1,353,387. As of September 30, 2024, the total outstanding principal amount was US$486,031. Shenni Sanitary has obtained several unsecured interest-free loans from Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd for daily operation purposes. As of March 31, 2024, the total outstanding principal amount was US$196,932. Zihong Trading has obtained unsecured interest-free loans from Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd for daily operation purposes. As of March 31, 2024, the total outstanding principal amount was $4,460. Xiangyiyuan Healthcare has obtained unsecured interest-free loans from Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd for daily operation purposes. As of March 31, 2024, the total outstanding principal amount was $5,489. Shenkang Trading has obtained unsecured interest-free loans from Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd for daily operation purposes. As of March 31, 2024, the total outstanding principal amount was $1,372. For payable to related party, all of the date of issuance of the financial statements balance have been subsequently paid.

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — LEASES

The Company has five lease contracts that were used for the Company’s business operations, including production, offices and warehouses, located in South District Biological Medicine Industrial Park of Yongfeng County Industrial Park of Jian City, the terms of the leases are from February 1, 2021 to January 31, 2041, July 1, 2021 to June 30, 2031, November 1, 2022 to October 31, 2027, January 1, 2023 to December 31, 2025, and March 1, 2024 to February 28, 2027, respectively, and the leaseholders are Jiangxi Yuansheng Wolf and Pharmaceutical Co., LTD. The Company has another lease contract was also for the Company’s office use, located in Qingshanhu District of Nanchang City. The lease term is from June 1, 2023 to October 31, 2023 and the Company did not renew the lease upon expiration. For lease liability, the Company has classified current portion and non-current portion liabilities. Total lease liability equals the total amount of present value of future lease payments. Current portion equals the present value of the future 12 months lease payments. Non-current portion equals the remaining of lease liability balance.

Supplemental balance sheet information related to operating leases was as follows:

	September 30,	March 31,
	2024	2024
Right-of-use assets, net	$771,450	$774,405

Operating lease liabilities – current	52,545	49,837
Operating lease liabilities – non-current	692,531	698,936
Total	$745,076	$748,773

The weighted average remaining lease terms and discount rates for all of operating leases were as follows as of September 30, 2024

	September 30,	September 30,
Remaining lease term and discount rate:	2024	2023
Weighted average discount rate	4.90%	4.90%

Operating lease cost
Amortization of right-of-use assets	24,675	19,671
Interest of operating lease liabilities	18,158	18,856
Total Operating lease cost	$42,833	$38,527

The five-year maturity of the Company’s lease obligations is presented below:

For the six months ended September 30,	Operating lease amount
2025	$43,961
2026	86,039
2027	82,745
2028	79,803
Thereafter	739,961
Total lease payments	1,032,509
Less: interest	(287,433)
Present value of lease liabilities	$745,076

NOTE 9 — SHAREHOLDERS’ EQUITY

The Company was established by founding shareholders under the laws of the Cayman Islands on March 13, 2024 with 200,000,000 ordinary shares authorized, $0.00025 par value, 30,000,000 and 30,000,000 ordinary shares issued and outstanding.

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — SEGMENTS AND GEOGRAPHIC INFORMATION

In accordance with ASC (“Accounting Standard Codification”) 280, Segment Reporting, an operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker (“CODM”) in order to allocate resources and assess performance of the segment.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews consolidated results when making decisions about allocating resources and assessing the performance of the Company.

The Company has determined that there is only one reportable operating segment which is comprised of two major lines of revenue. As all types of the services provided and are viewed as an integrated business process and allocation of the resources and assessment of the performance are not separately evaluated by the Company’s CODM.

NOTE 11 — INCOME TAX

Cayman Islands

The Company is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong

Under Hong Kong tax laws, Shenni HK is subject to a statutory income tax rate at 16.5% if revenue is generated in Hong Kong and they are exempted from income tax on their foreign-derived income. There are no withholding taxes in Hong Kong on remittance of dividends.

PRC

The Company is subject to profits tax rate at 25% for income generated for its operation in China and net operating losses can be carried forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred.

The current and deferred portions of income tax expense included in the unaudited consolidated statements of operations and comprehensive income were as follows:

	For the Six Months Ended September 30,
	2024	2023
Current	$595,965	$61,326
Deferred	-	-
Income tax expenses	$595,965	$61,326

The following table reconciles the statutory rates to the Company’s effective tax rate:

	For the Six Months Ended September 30,
	2024	2023
PRC statutory income tax rate	25%	25%
Effect of Non-deductible items	(1)%	—
Effect of additional deduction unallowed for tax purposes	—	1%
Effective tax rate	24%	26%

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — INCOME TAX (cont.)

As of September 30, 2024 and March 31, 2024, the significant components of the deferred tax assets and deferred tax liability were summarized below:

	As of
	September 30, 2024	March 31, 2024
Deferred tax asset:
Net operating loss carrying forward	-	21,901
Less: Valuation allowance	-	-
Deferred tax asset, net of valuation allowances	-	21,901

NOTE 12 — COMMITMENTS AND CONTINGENCIES

The Company may be involved in certain legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. There were no commitments or contingencies as of September 30, 2024 and March 31, 2024.

NOTE 13 — SUBSEQUENT EVENTS

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 14, 2025, the date the consolidated financial statements were available to be issued. No other events require adjustment to or disclosure in the consolidated financial statements except the following:

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — RESTRICTED NET ASSETS OR PARENT COMPANY’S CONDENSED FINANCIAL STATEMENTS

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiaries exceeded 25% of the consolidated net assets of the Company. Therefore, the condensed financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which, as of the end of the most recent fiscal year, may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party.

The condensed financial information of the parent company, Shenni, has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company has used equity method to account for its investment in its subsidiaries.

Shenni’s share of income and losses from its subsidiaries is reported as incomes from subsidiaries in the accompanying condensed financial information of parent company.

Shenni is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, as a result is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary. Relevant PRC statutory laws and regulations permit payments of dividends by the PRC subsidiaries only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying combined financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the PRC entities.

The PRC entities are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, the PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. The PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company outside of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

As a result of the foregoing restrictions, the PRC entities are restricted in their ability to transfer their assets to the Company. Foreign exchange and other regulation in the PRC may further restrict the PRC entities from transferring funds to the Company in the form of dividends, loans, and advances. As of September 30, 2024 and March 31, 2024, amounts restricted are the paid-in-capital and statutory reserve of the PRC entities, which amounted to $1.04 million and $0.99 million, respectively.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the audited consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of September 30, 2024 and March 31, 2024, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

SHENNI HOLDINGS LIMITED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — RESTRICTED NET ASSETS OR PARENT COMPANY’S CONDENSED FINANCIAL STATEMENTS (cont.)

SHENNI HOLDINGS LIMITED
PARENT COMPANY BALANCE SHEETS

	September 30, 2024	March 31, 2024
ASSETS
Non-current asset
Investments in subsidiaries	$4,149,424	$2,171,077
Total asset	$4,149,424	$2,171,077

SHAREHOLDERS’ EQUITY
Ordinary shares, $0.00025 par value, 200,000,000 shares authorized, 30,000,000 and 30,000,000 shares issued and outstanding as of September 30, 2024 and March 31, 2024, respectively*	7,500	7,500
Additional paid-in capital	1,042,583	1,042,583
Retained earnings	3,060,598	1,195,285
Accumulated other comprehensive income(loss)	38,743	(74,291)
Total shareholders’ equity	$4,149,424	$2,171,077

*	The share amounts are presented on a retroactive basis.

SHENNI HOLDINGS LIMITED
PARENT COMPANY STATEMENTS OF COMPREHENSIVE INCOME

	For the Six Months ended September 30
	2024	2023
EQUITY IN EARNINGS OF SUBSIDIARIES	$1,865,313	$177,900
NET INCOME	1,865,313	177,900
FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	113,034	(39,030)
COMPREHENSIVE INCOME ATTRIBUTABLE TO THE SHAREHOLDERS OF THE COMPANY	$1,978,347	$138,870

SHENNI HOLDINGS LIMITED
PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Six Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,865,313	177,900
Adjustments to reconcile net cash flows from operating activities:
Equity in gain of subsidiaries	(1,865,313)	(177,900)
Net cash used in operating activities	-	-

Report of Independent Registered Public Accounting Firm

To: The Board of Directors and the shareholders   of Shenni Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Shenni Holdings Limited and its subsidiaries (the “Company”) as of March 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years ended March 31, 2024 and 2023 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years ended March 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Audit Alliance LLP

We have served as the Company’s auditor since 2024

Singapore

November 15, 2024

SHENNI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Amounts in US$, except for number of shares and per share data, or otherwise noted)

	As of March 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$130,575	89,963
Accounts receivable, net	5,548,042	90,274
Other receivables, net	582,703	3,350,869
Other receivable - related party	1,132,007	379,780
Inventories	689,089	202,753
Advance to suppliers	153,687	60,350
TOTAL CURRENT ASSETS	8,236,103	4,173,989

Property and equipment, net	731,156	575,943
Right-of-use assets	774,405	830,657
Deferred tax assets	21,901	90,409
TOTAL ASSETS	$9,763,565	5,670,998

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	2,918,350	117,223
Other payables and accrued liabilities	1,746,384	268,042
Other payables - related parties	1,561,640	3,715,669
Customer advances	125,776	152,823
Taxes payable	491,565	15,871
Lease liabilities – current	49,837	41,343
TOTAL CURRENT LIABILITIES	6,893,552	4,310,971

Lease liabilities – non-current	698,936	764,791
TOTAL LIABILITIES	7,592,488	5,075,762

COMMITMENTS AND CONTINGENCIES(see NOTE 16)

SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.00025 par value, 200,000,000 shares authorized, 30,000,000 and 30,000,000 shares issued and outstanding as of March 31, 2024 and 2023 respectively*	7,500	7,500
Additional paid in capital	1,042,583	985,079
Retained earnings(Accumulated deficit)	1,195,285	(342,432)
Accumulated other comprehensive Loss	(74,291)	(54,911)
TOTAL SHAREHOLDERS’ EQUITY	2,171,077	595,236
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,763,565	5,670,998

*	Shares and per share data are presented on a retroactive basis to reflect the recapitalization on August 30, 2024.

The accompanying notes are an integral part of these consolidated financial statements.

SHENNI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME(LOSS)

(Amounts in US$, except for number of shares and per share data, or otherwise noted)

	For the Years Ended March 31,
	2024	2023

Revenues	$10,510,226	572,447
Revenues-related party	67,336	43,001
Total revenues	10,577,562	615,448
Cost of revenues	5,428,929	237,637
Gross profit	5,148,633	377,811

Operating expenses:
Selling expenses	2,232,110	17,279
General and administrative	890,667	363,701
Research and development expenses	168,947	155,228
Total operating expenses	3,291,724	536,208
Income(loss) from operations	1,856,909	(158,397)

Other income, net:
Interest income	437	126
Interest expense	(625)	(136)
Other income, net	19,089	2,117
Total other income, net	18,901	2,107

Income(loss) before income taxes	1,875,810	(156,290)
Income taxes expenses(benefit)	338,093	(35,889)
Net income(loss)	1,537,717	(120,401)

Other comprehensive income
Foreign currency translation adjustments	(19,380)	(50,177)

Comprehensive income(loss)	$1,518,337	(170,578)

Earnings(loss) per ordinary share
Basic and diluted	$0.051	(0.004)

Weighted average number of ordinary shares outstanding*
Basic and diluted	30,000,000	30,000,000

*	Shares and per share data are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

SHENNI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED MARCH 31, 2024 AND 2023

(Amounts in US$, except for number of shares and per share data, or otherwise noted)

	Ordinary shares		Additional paid in	Retained earnings (Accumulated	Accumulated other comprehensive	Total shareholders’
	Shares*	Amount	capital	deficit)	(loss)	equity
Balance as of March 31, 2022	30,000,000	7,500	781,285	(222,031)	(4,734)	562,020
Net loss	-	-	-	(120,401)	-	(120,401)
Common stock issued	-	-	203,794	-	-	203,794
Foreign currency translation adjustments	-	-	-	-	(50,177)	(50,177)
Balance as of March 31, 2023	30,000,000	7,500	985,079	(342,432)	(54,911)	595,236
Net income	-	-	-	1,537,717	-	1,537,717
Common stock issued	-	-	57,504	-	-	57,504
Foreign currency translation adjustments	-	-	-	-	(19,380)	(19,380)
Balance as of March 31, 2024	30,000,000	7,500	1,042,583	1,195,285	(74,291)	2,171,077

*	Shares and per share data are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

SHENNI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in US$, except for number of shares and per share data, or otherwise noted)

	For the Years Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income(loss)	$1,537,717	(120,401)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	135,201	93,298
Amortization of right-of-use assets	45,646	39,461
Interest accrued for lease liabilities	37,907	40,708
Allowance for credit loss	59,255	30,337
Deferred tax provision(benefit)	64,567	(72,790)
Changes in operating assets and liabilities:
Accounts receivables	(5,516,018)	(92,929)
Accounts receivables – Related Parties	-	(83,388)
Other receivables	2,635,464	(2,810,443)
Inventories	(499,923)	(191,629)
Advance to suppliers	(96,999)	(34,087)
Accounts payable	2,811,258	94,755
Other payables and accrued liabilities	1,518,928	79,208
Customer advances	(19,726)	66,040
Lease liabilities	(85,876)	(80,619)
Taxes payable	480,002	41,829
Net cash provided by operating activities	3,107,403	(3,000,200)

Cash flows from investing activity:
Purchase of property and equipment	(319,909)	(459,457)
Net cash used in investing activity	(319,909)	(459,457)

Cash flows from financing activity:
(Repayments to) proceeds from related parties	(2,763,659)	3,522,053
Net cash (used in) provided by financing activity	(2,763,659)	3,522,053
Effect of changes in currency exchange rates	16,777	(2,459)
Net increase in cash and cash equivalent	40,612	59,938
Cash and cash equivalent, beginning of year	89,963	30,025
Cash and cash equivalent, end of year	130,575	89,963

Supplemental cash flow disclosures:
Cash paid for interest	$625	136

Supplemental non-cash activities:
Lease liabilities arising from obtaining right-of-use assets	$7,752	-

The accompanying notes are an integral part of these consolidated financial statements.

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Shenni Holdings Limited (“Shenni” or the “Company”) is a holding company that was incorporated under the laws of Cayman Islands on March 13, 2024. The Company owns Shenni Technology Limited, a company incorporated under the laws of Hong Kong on April 30, 2024. Jiangxi Shenni Sanitary Products Co., Ltd (“Shenni Sanitary”), a limited liability company established pursuant to PRC laws, is a China-based healthcare products provider owned by Shenni Medical Technology (Jiangxi) Co., Ltd (“Shenni Techology” or “WFOE”) and has 100% equity interests in the five subsidiaries which are all located in Jiangxi Province, China. Each of the subsidiaries offers healthcare products and medical equipment.

As of March 31, 2024, the Company’s subsidiaries and consolidated affiliated entities are as follows:

Subsidiaries	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
Shenni Sanitary	August 05, 2021	Jiangxi	100%	Sales and Distribution of Sanitary Products
Shenni Medical Device	March 05, 2021	Jiangxi	100%	Manufacture and Sale of Medical Devices
Zihong Trading	November 13, 2022	Jiangxi	100%	Trading of Stationery, Office Supplies, and Sanitary Products
Xiangyiyuan Healthcare	January 24, 2018	Jiangxi	100%	Sales of Food, Beverage, Health Food, Consumer Products, Cosmetics, Pharmaceutical products and Medical Devices
Shenkang Trading	March 15, 2024	Jiangxi	100%	Trading of Sanatory and Healthcare Products
Shenni HK	April 30, 2024	Hong Kong	100%	Holding Company
Shenni Technology/WFOE	August 19, 2024	Jiangxi	100%	Holding Company

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances are eliminated upon consolidation. All intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meetings of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

Uses of estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to allowance for credit losses, allowance for inventory reserve, useful lives of property and equipment, the recoverability of long-lived assets, provision necessary for contingent liabilities, revenue recognition and valuation allowance for deferred tax assets. Actual results could differ from those estimates.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. As of March 31, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur interest and penalties tax for the years ended March 31, 2024 and 2023.

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash

Cash is comprised of cash at banks and on hand, which includes deposits with original maturities of three months or less with commercial banks in the PRC. Cash balances in bank accounts in the PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

Fair value of financial assets and liabilities

ASC 825-10 requires certain disclosures regarding the fair value of financial assets and liabilities. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

●	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial assets and liabilities, including cash, advance to suppliers, accounts receivable and other receivables, accounts payable, other payables and accrued liabilities, due to related parties, short term bank loans and taxes payable, approximates their recorded values due to their short-term maturities. The Company determined that the carrying value of the long-term debt approximated their present value as the interest rates applied reflect the current quoted market yield for comparable financial assets and liabilities.

Advance to suppliers

Advance to suppliers are funds deposited or advanced to outside vendors for future inventory or services to be received. The Company has legally binding contracts with its vendors, which require any outstanding advance to suppliers to be returned to the Company when the contract ends.

Accounts receivable, net

The Company’s accounts receivable balance consists of amount due from its sales of urology medical devices and care products as well as sales of cardiovascular and cerebrovascular medical devices. The Company records accounts receivable at the invoiced amount less an allowance for any potentially uncollectable accounts under the current expected credit loss (“CECL”) impairment model and presents the net amount of the financial instrument expected to be collected. The CECL impairment model requires an estimate of expected credit losses, measured over the contractual life of an instrument, that considers forecasts of future economic conditions in addition to information about past events and current conditions. Based on this model, the Company considers many factors, including the age of the balance, collection history, and current economic trends. Bad debts are written off after all collection efforts have ceased.

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property and equipment, net

Property and equipment are recorded at cost less accumulated depreciation. Depreciation commences upon placing the asset in usage and is recognized on a straight-line basis over the estimated useful lives of the assets with remaining residual value, as follows:

Useful life
Transportation vehicles	4 years
Mechanical equipment	5 – 10 years
Office equipment and furniture	3 – 5 years
Leasehold improvements	5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The leasehold improvements relate to major renewals and betterments which substantially extend the useful life of plant assets, which are recorded as an asset in July 2021. The timing of recording this asset is when the renovation is completed and ready for use. As of March 31, 2024, the leasehold improvement costs are $265,769. As of March 31, 2023, the leasehold improvement costs are $348,637. In the consolidated balance sheets, Item “Property and equipment, net” includes this asset. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in other income or expenses within the consolidated statements of operations and comprehensive income (loss). For the years ended March 31, 2024 and 2023, the depreciation expenses are $135,201 and $93,298. The depreciation periods of these assets are estimates of their actual useful lives.

Inventories

Inventories are stated at the lower of cost or net realizable value. Costs include the cost of raw materials, freight, direct labor and related production overhead. The cost of inventories is calculated using the weighted average method. Any excess of the cost over net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is estimated using selling price in the normal course of business less any costs to Complete and sell products. The Company evaluates inventories on a quarterly basis for its realizable value adjustments and reduces the carrying value of those inventories that are obsoletes or in excess of the forecasted usage to their estimated net realizable value based on various factors including aging and future demand of each type of inventories.

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. No impairment charge was recognized for the years ended March 31, 2024 and 2023, respectively.

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue recognition

The Company recognizes revenues pursuant to ASC 606, Revenue from Contracts with Customers (“ASC 606”). In accordance with ASC 606, revenues from contracts with customers are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services, reduced by value added tax (“VAT”). To achieve the core principle of this standard, the Company applies the following five steps:

1.	Identification of the contract, or contracts, with the customer;

2.	Identification of the performance obligations in the contract;

3.	Determination of the transaction price;

4.	Allocation of the transaction price to the performance obligations in the contract; and

5.	Recognition of the revenue when, or as, a performance obligation is satisfied.

Each of significant performance obligations and the application of ASC 606 to the Company’s revenue arrangements are discussed in further detail below.

The Company generates revenues primarily from (1) sales of urology medical devices, (2) sales of urology care products and (3) sales of cardiovascular and cerebrovascular medical devices. Substantively, revenue will be recognized when the contract price has been set, there is a contract between the customers and the Company, the performance obligations have been satisfied and when funds have either been received or are reasonably expected to be collected.

Urology medical devices

The Company gets the urological medical equipment products through production and direct purchase, and then sells them to the customers who need them by signing sales contracts with them. For performance obligations that are fulfilled at a point in time, the Company should recognize revenue at the point in time when the customer obtains control of the relevant goods. When the customer receives the product for acceptance, the customer has gained control of the product.

The Company determines that the customer has acquired control over the product by the following five points. (1) The Company has a present right to receive payment for the merchandise, i.e., the customer has a present obligation to pay for the merchandise. (2) The Company has transferred legal ownership of the goods to the customer, i.e. the customer has legal ownership of the goods. (3) The Company has transferred the goods to the customer in kind, that is, the customer has physical possession of the goods. (4) The Company has transferred the main risks and rewards of ownership of the goods to the customer, i.e. the customer has acquired the main risks and rewards of ownership of the goods. (5) The customer has accepted the goods. Therefore, the Company is recognizing sales revenue of urology medical devices at the point of time.

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cardiovascular and cerebrovascular medical devices

The Company purchases cardiovascular and cerebrovascular medical devices products directly from reputable manufacturers, and resells them through its sales/distribution network to the customers who need them by signing sales contracts with them. For performance obligations that are fulfilled at a point in time, the Company should recognize revenue at the point in time when the customer obtains control of the relevant goods. When the customer receives the product for acceptance, the customer has gained control of the product.

We have determined that we are the principal based on the following factors: (1) Primary Responsibility for Fulfillment. We are primarily responsible for fulfilling the contract (e.g., shipping goods to the customer). (2) Inventory Risk. We bear inventory risk before or after the goods are transferred to the customer (e.g., during shipping or on return). (3) Discretion in Pricing. We have the discretion to set the prices for the goods provided. (4) Form of Consideration. Our compensation is the full amount for the goods provided, not a commission or a net amount.

The Company determines that the customer has acquired control over the product by the following five points: (1) The Company has a present right to receive payment for the merchandise, i.e., the customer has a present obligation to pay for the merchandise, (2) The Company has transferred legal ownership of the goods to the customer, i.e. the customer has legal ownership of the goods, (3) The Company has transferred the goods to the customer in kind, that is, the customer has physical possession of the goods, (4) The Company has transferred the main risks and rewards of ownership of the goods to the customer, i.e. the customer has acquired the main risks and rewards of ownership of the goods, (5) The customer has accepted the goods. Therefore, the Company is recognizing sales revenue of cardiovascular and cerebrovascular medical devices at the point of time.

Urology care products

As above, the Company sells care products through sales contracts with customers and recognizes revenue at the point at which the customer obtains control of the product.

The Company determines that the customer has acquired control over the product by the following five points: (1) The Company has a present right to receive payment for the merchandise, i.e., the customer has a present obligation to pay for the merchandise; (2) The Company has transferred legal ownership of the goods to the customer, i.e. the customer has legal ownership of the goods; (3) The Company has transferred the goods to the customer in kind, that is, the customer has physical possession of the goods; (4) The Company has transferred the main risks and rewards of ownership of the goods to the customer, i.e. the customer has acquired the main risks and rewards of ownership of the goods; (5) The customer has accepted the goods. Therefore, the Company is recognizing sales revenue of urology care products at the point of time.

The Company's business does not involve contract assets and contract liabilities.

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company has no warranties. No variable considerations exist in the contract. For medical equipment and healthcare products, the Company’s payment terms are generally less than one year. The Company has elected the practical expedient under ASC 606-10-32-18 to not assess whether a contract has a significant financing component.

For the years ended March 31, 2024 and 2023, the disaggregation of revenue by major revenue stream is as follows:

	For the years ended March 31,
	2024	2023
Urology medical devices	$2,130,174	$111,216
Cardiovascular and cerebrovascular medical devices	6,921,369	-
Urology care products	1,526,019	504,232
Total	$10,577,562	$615,448

	For the years ended March 31,
	2024	2023
Timing of Revenue Recognition:
Revenue at a point in time	10,577,562	615,448
Total	$10,577,562	$615,448

Cost of revenues

Cost of revenues mainly consists of producing medical devices and care products, such as material costs and labor costs.

Operating leases

A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases.

Value added tax (“VAT”)

Revenue represents the invoiced value of goods and services, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold or service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

Income taxes

The Company accounts for income taxes under ASC 740, Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the combined financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for combined financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company believes there were no uncertain tax positions on March 31.2024 and 2023.respectively

The Company’s affiliated entities in the PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent, The statute of limitations is extended to five years under special circumstances. As of March 31, 2024, the tax years for the Company’s affiliated entities in the PRC remain open for statutory examination by PRC tax authorities. There were no ongoing examinations by tax authorities as of March 31. 2024 and 2023.

Employee benefits

Full-time employees of the Company in the PRC participate in a government-mandated employer contribution social insurance plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to eligible full-time employees. Chinese labor regulations require that the Company make contributions to the government for these benefits based on government prescribed percentage of the employee’s salaries. The contributions to the plan are expensed as incurred. Obligations for contributions to employer contribution social insurance plans are recognized as an employee benefit expenses in the period during which services are rendered by employees.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common share outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis of the potential Ordinary Shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Foreign currency translation

The functional currency of the Company is the local currency of the country in which the subsidiaries operate. The Company’s financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect on that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component in accumulated other comprehensive income included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

Since the Company operates primarily in the PRC, the Company’s functional currency is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into the reporting currency of U.S. Dollars (“US$”). The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in the translation.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	March 31, 2024		March 31, 2023
Balance sheet items, except for equity accounts	US$	1 = RMB7.2203	US$	1 = RMB6.8676
Items in the statements of income and cash flows	US$	1 = RMB7.1671	US$	1 = RMB6.8516

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Comprehensive (loss) income

Comprehensive income consists of two components, net income and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustment resulting from the Company not using US$ as its functional currency.

Risks and uncertainties

High cost and high level of integration of urological devices are also estimated to be the restraining factors hindering the overall growth of the market. In addition, rising concerns regarding risks associated with surgery may also pose a challenge to the growth of the market.

Segment reporting

The Company’s chief operating decision-maker (“CODM”) has been identified as its Chief Executive Officer, who reviews the consolidated results when making decisions about allocating resources and assessing the performance of the Company as a whole and the management of the Company concludes that it has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company’s long-lived assets are all located in the PRC and substantially all of the Company’s revenues are derived from the PRC. Therefore, no geographical segments are presented.

Concentrations of risks

(a) Concentration of credit risk

Assets that potentially subject the Company to a significant concentration of credit risk primarily consist of cash, accounts receivable and other current assets. The maximum exposure of such assets to credit risk is their carrying amounts as at the balance sheet dates. As of March 31, 2024 and 2023, the aggregate amount of cash and cash equivalent of $ 130,575 and $89,963, respectively, was held at major financial institutions in PRC, where there is no requirement for the financial institutions to maintain insurance to cover bank deposits in the event of bank failure. To limit the exposure to credit risk relating to deposits, the Company primarily places cash deposits with large financial institutions in the PRC. The Company conducts credit evaluations of its customers and suppliers, and generally does not required collateral or other security from them. The Company establishes an accounting policy to provide for allowance for doubtful accounts based on the individual customer’s and supplier’s financial condition, credit history, and the current economic conditions.

For the years ended March 31, 2024, there are three customers accounted for more than 10% of the Company’s total revenue, respectively. One customer accounted for 32%, one customer accounted for 22%, one customer accounted for 18% of total revenue, respectively. For the years ended March 31, 2023, there is no customer accounted for more than 10% of the Company’s total revenue.

For the years ended March 31, 2024, there is one supplier accounted for more than 10% of the Company’s total purchase, the ratio is 85%. For the years ended March 31, 2023, there are three suppliers accounted for more than 10% of the Company’s total purchase, respectively. One supplier accounted for 16%, one supplier accounted for 16%, one supplier accounted for 15% of total purchase, respectively.

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(b) Foreign currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect the Company’s financial results reported in U.S. dollar terms without giving effect to any underlying changes in the Company’s business or results of operations. Currently, the Company’s assets, liabilities, revenues and costs are denominated in RMB. To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollars would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollars for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollars against RMB would have a negative effect on the U.S. dollar amount available to the Company.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In January 2025, the FASB issued ASU No. 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. This ASU amends the effective date of ASU 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted. The Company plans to adopt this guidance effective January 1, 2025, and the adoption of this ASU is not expected to have a material impact on its financial statements.

In November 2024, the FASB issued No. 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments. This ASU clarify the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. The ASU is effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. The Company believes the future adoption of this ASU is not expected to have a material impact on its financial statements.

In November 2024, the FASB issued No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The ASU requires Public Business Entities (PBEs) to make detailed disclosure of relevant expense captions presented on the face of the income statement within continuing operations into specified categories in the notes to financial statements within a new tabular disclosure requirement. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company plans to adopt this guidance effective January 1, 2025, and the adoption of this ASU is not expected to have a material impact on its financial statements.

In March 2024, the FASB issued ASU 2024-02, “Codification Improvements—Amendments to Remove References to the Concepts Statements”. This update contains amendments to the Codification that remove references to various FASB Concepts Statements. These issues to remove references to various Concepts Statements and the amendments apply to all reporting entities within the scope of the affected accounting guidance. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2024. Early application of the amendments in this Update is permitted for any fiscal year or interim period for which financial statements have not yet been issued (or made available for issuance). The Company believes the future adoption of this ASU is not expected to have a material impact on its financial statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated financial position, statements of operations and cash flows.

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	March 31, 2024	March 31, 2023
Accounts receivable	$5,563,571	$92,713
Less: allowance for credit losses	(15,529)	(2,439)
Accounts receivable, net	$5,548,042	$90,274

Allowance for expected credit loss movements:

	March 31, 2024	March 31, 2023
Beginning balance	$2,439	$-
Provision	13,309	2,444
Foreign currency translation adjustments	(219)	(5)
Ending balance	$15,529	$2,439

For accounts receivable, approximately 97%, or $5.39 million of the date of issuance of the financial statements balance have been subsequently collected.

NOTE 4 — OTHER RECEIVABLES, NET

Other receivables, net consisted of the following:

	March 31, 2024	March 31, 2023
Other receivables	$654,780	$3,378,697
Less: allowance for credit losses	(72,077)	(27,828)
Other receivables, net	$582,703	$3,350,869

Allowance for expected credit loss movements:

	March 31, 2024	March 31, 2023
Beginning balance	$27,828	$-
Provision	45,946	27,893
Foreign currency translation adjustments	(1,697)	(65)
Ending balance	$72,077	$27,828

Other receivables primarily include advances to employees for business development, rental security deposit for the Company’s office lease and balances to be collected from third-party entities that do not relate to the Company’s normal sales activities. The balances of third-party loan are nil and RMB20,000,000 as of March 31, 2024 and 2023, respectively. As of the date of issuance of the financial statements, the balance has been subsequently collected.

For other receivables, approximately 72%, or $0.47 million of the date of issuance of the financial statements balance have been subsequently collected.

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 —  INVENTORIES

Inventories consist of the following:

	March 31,	March 31,
	2024	2023
Raw materials	$299,978	$144,092
Finished goods	389,111	58,661
Total	$689,089	$202,753

As of March 31, 2024, inventory were approximately $0.69 million, an increase of 240% from the balance of $0.2 million as of March 31, 2023. The reason for the increase in inventory is that, with the expansion of business, both raw materials and finished goods have increased significantly.

NOTE 6 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consist of the following:

	March 31, 2024	March 31, 2023
Office equipment and furniture	$11,463	$2,490
Transportation vehicles	18,115	19,045
Mechanical equipment	505,981	226,909
Leasehold improvements	437,466	440,693
Subtotal	973,025	689,137
Less: accumulated depreciation	(241,869)	(113,194)
Property and equipment, net	$731,156	$575,943

Depreciation expenses for the years ended March 31, 2024 and 2023 amounted to $135,201 and $93,298, respectively. For the fiscal years ended March 31, 2024 and 2023, the Company recorded no impairment of property and equipment.

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — RELATED PARTIES BALANCES AND TRANSACTIONS

Related party balances

Receivable from related parties

The following table shows our receivables to certain related parties as of the dates presented:

Name of related party	Relationship	March 31, 2024	March 31, 2023
Minghai Zhou	Holding 57% shares of Jiangxi Shenni Sanitary Products Co., Ltd.	$138,498	$331,303
Xiaoping Zhou	Holding 23.75% shares of Jiangxi Shenni Sanitary Products Co., Ltd., and is the executive director and general manager of the company.	$439,515	$48,477
Huachuan Pharmaceutical Co., Ltd.	Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd. holds 70% of the shares, and Zhou Minghai is the executive director of the company.	$553,994	$-
Total		$1,132,007	$379,780

Loan Transactions with Minghai Zhou

Shenni Sanitary approved several unsecured interest-free loans to Minghai Zhou. As of March 31, 2023, the total outstanding principal amount was $331,303. As of March 31, 2024, the total outstanding principal amount was US$138,498.

Loan Transactions with Xiaoping Zhou

Shenni Medical Device approved unsecured interest-free loans to Xiaoping Zhou. As of March 31, 2023, the total outstanding principal amount was US$48,477. In FY2024, Shenni Medical Device and Shenni Sanitary approved unsecured interest-free loans to Xiaoping Zhou. As of March 31, 2024, the total outstanding principal amount was US$439,515.

Loan Transactions with Huachuan Pharmaceutical Co., Ltd.

Shenni Medical Device approved unsecured interest-free loans to Huachuan Pharmaceutical Co., Ltd. for daily operation purposes. As of March 31, 2023, the total outstanding principal amount was nil. As of March 31, 2024, the total outstanding principal amount was US$553,994.

For other receivable from the above 3 related party, as of the date of the prospectus, approximately 100%, or $1.13 million of the balance have been subsequently fully collected. There was no impairment noted as the balance were subsequently collected.

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — RELATED PARTIES BALANCES AND TRANSACTIONS (cont.)

Payable to related parties

The following table shows our payables to certain related parties as of the dates presented:

Name of related party	Relationship	March 31, 2024	March 31, 2023
Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd.	Zhou Minghai holds 65% of the company’s shares and Zhou Xiaoping holds 35% of the company’s shares.	$1,561,640	$2,259,556
Jiangxi Yuansheng Langfeng Medical Equipment Co., Ltd.	Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd. holds 100% of the shares, and Zhou Minghai is the executive director of the company.	$-	$1,456,113
Total		$1,561,640	$3,715,669

Loan Transactions with Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd

Shenni Medical Device has obtained unsecured interest-free loans from Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd for daily operation purposes. As of March 31, 2023, the total outstanding principal amount was $761,964. As of March 31, 2024, the total outstanding principal amount was US$1,353,387. Shenni Sanitary has obtained several unsecured interest-free loans from Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd for daily operation purposes. As of March 31, 2023, the total outstanding principal amount was $1,497,592. As of March 31, 2024, the total outstanding principal amount was US$196,932. Zihong Trading has obtained unsecured interest-free loans from Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd for daily operation purposes. As of March 31, 2024, the total outstanding principal amount was $4,460. Xiangyiyuan Healthcare has obtained unsecured interest-free loans from Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd for daily operation purposes. As of March 31, 2024, the total outstanding principal amount was $5,489. Shenkang Trading has obtained unsecured interest-free loans from Jiangxi Yuansheng Langhe Pharmaceutical Co., Ltd for daily operation purposes. As of March 31, 2024, the total outstanding principal amount was $1,372.

Loan Transactions with Jiangxi Yuansheng Langfeng Medical Equipment Co., Ltd.

Shenni Medical Device has obtained unsecured interest-free loans from Jiangxi Yuansheng Langfeng Medical Equipment Co., Ltd. for daily operation purposes. As of March 31, 2023, the total outstanding principal amount was US$1,456,113.

Related party transactions

For the years ended March 31, 2024 and 2023, the Company had the following related party transactions:

Revenue from related parties:

Name of related party	Relationship	March 31, 2024	March 31, 2023
Xiaoping Zhou	Holding 23.75% shares of Jiangxi Shenni Sanitary Products Co., Ltd., and is the executive director and general manager of the company	-	43,001
Guangzhou Zhuyuan Bao Biotechnology Co., Ltd.	Zhou Xiaoping holds 70% of the company’s shares.	67,336	-
Total		$67,336	$43,001

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — LEASES

The Company has five lease contracts that were used for the Company’s business operations, including production, offices and warehouses, located in South District Biological Medicine Industrial Park of Yongfeng County Industrial Park of Jian City, the terms of the leases are from February 1, 2021 to January 31, 2041, July 1, 2021 to June 30, 2031, November 1, 2022 to October 31, 2027, January 1, 2023 to December 31, 2025, and March 1, 2024 to February 28, 2027, respectively, and the leaseholders are Jiangxi Yuansheng Wolf and Pharmaceutical Co., LTD. The Company has another lease contract was also for the Company’s office use, located in Qingshanhu District of Nanchang City. The lease term is from June 1, 2023 to October 31, 2023 and the Company did not renew the lease upon expiration. For lease liability, the Company has classified current portion and non-current portion liabilities. Total lease liability equals the total amount of present value of future lease payments. Current portion equals the present value of the future 12 months lease payments. Non-current portion equals the remaining of lease liability balance.

Supplemental balance sheet information related to operating leases was as follows:

	March 31,	March 31,
	2024	2023
Right-of-use assets, net	$774,405	$830,657

Operating lease liabilities – current	49,837	41,343
Operating lease liabilities – non-current	698,936	764,791
Total	$748,773	$806,134

The weighted average remaining lease terms and discount rates for all of operating leases were as follows as of March 31, 2024

	March 31,	March 31,
Remaining lease term and discount rate:	2024	2023
Weighted average discount rate	4.90%	4.90%

Operating lease cost
Amortization of right-of-use assets	45,646	39,461
Interest of operating lease liabilities	37,907	40,708
Total Operating lease cost	$83,553	$80,169

The five-year maturity of the Company’s lease obligations is presented below:

For the year ended March 31,	Operating lease amount
2025	$85,453
2026	83,624
2027	80,422
2028	77,563
Thereafter	719,187
Total lease payments	1,046,249
Less: interest	(297,476)
Present value of lease liabilities	$748,773

NOTE 9 — SHAREHOLDERS’ EQUITY

The Company was established by founding shareholders under the laws of the Cayman Islands on March 13, 2024 with 200,000,000 ordinary shares authorized, $0.00025 par value, 30,000,000 and 30,000,000 ordinary shares issued and outstanding.

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — SEGMENTS AND GEOGRAPHIC INFORMATION

In accordance with ASC (“Accounting Standard Codification”) 280, Segment Reporting, an operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker (“CODM”) in order to allocate resources and assess performance of the segment.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews consolidated results when making decisions about allocating resources and assessing the performance of the Company.

The Company has determined that there is only one reportable operating segment which is comprised of two major lines of revenue. As all types of the services provided and are viewed as an integrated business process and allocation of the resources and assessment of the performance are not separately evaluated by the Company’s CODM.

NOTE 11 — INCOME TAX

Cayman Islands

The Company is incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong

Under Hong Kong tax laws, Shenni HK is subject to a statutory income tax rate at 16.5% if revenue is generated in Hong Kong and they are exempted from income tax on their foreign-derived income. There are no withholding taxes in Hong Kong on remittance of dividends.

PRC

The Company is subject to profits tax rate at 25% for income generated for its operation in China and net operating losses can be carried forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred.

The current and deferred portions of income tax expense included in the consolidated statements of operations and comprehensive income were as follows:

	For the Years Ended March 31,
	2024	2023
Current	$280,193	$29,020
Deferred	57,900	(64,909)
Income tax expenses(benefits)	$338,093	$(35,889)

The following table reconciles the statutory rates to the Company’s effective tax rate:

	For the Years Ended March 31,
	2024	2023
PRC statutory income tax rate	25%	25%
Effect of Non-deductible items	(1)%	—
Effect of additional deduction unallowed for tax purposes	—	1%
Effective tax rate	24%	26%

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — INCOME TAX (cont.)

As of March 31, 2024 and 2023, the significant components of the deferred tax assets and deferred tax liability were summarized below:

	As of
	March 31, 2024	March 31, 2023
Deferred tax asset:
Net operating loss carrying forward	21,901	179,891
Less: Valuation allowance	-	(89,482)
Deferred tax asset, net of valuation allowances	21,901	90,409

NOTE 12 — RESTRICTED NET ASSETS OR PARENT COMPANY’S CONDENSED FINANCIAL STATEMENTS

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiaries exceeded 25% of the consolidated net assets of the Company. Therefore, the condensed financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which, as of the end of the most recent fiscal year, may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party.

The condensed financial information of the parent company, Shenni, has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company has used equity method to account for its investment in its subsidiaries.

Shenni’s share of income and losses from its subsidiaries is reported as incomes from subsidiaries in the accompanying condensed financial information of parent company.

Shenni is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, as a result is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary. Relevant PRC statutory laws and regulations permit payments of dividends by the PRC subsidiaries only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying combined financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the PRC entities.

The PRC entities are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, the PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. The PRC entities may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company outside of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

As a result of the foregoing restrictions, the PRC entities are restricted in their ability to transfer their assets to the Company. Foreign exchange and other regulation in the PRC may further restrict the PRC entities from transferring funds to the Company in the form of dividends, loans, and advances. As of March 31, 2024 and 2023, amounts restricted are the paid-in-capital and statutory reserve of the PRC entities, which amounted to $1.04 million and $0.99 million, respectively.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the audited consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of March 31, 2024 and 2023, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — RESTRICTED NET ASSETS OR PARENT COMPANY’S CONDENSED FINANCIAL STATEMENTS (cont.)

SHENNI HOLDINGS LIMITED
PARENT COMPANY BALANCE SHEETS

	March 31, 2024	March 31, 2023
ASSETS
Non-current asset
Investments in subsidiaries	$2,171,077	$595,236
Total asset	$2,171,077	$595,236

SHAREHOLDERS’ EQUITY
Ordinary shares, $0.00025 par value, 200,000,000 shares authorized, 30,000,000 and 30,000,000 shares issued and outstanding as of March 31, 2024 and 2023, respectively*	7,500	7,500
Additional paid-in capital	1,042,583	985,079
Retained earnings(Accumulated deficit)	1,195,285	(342,432)
Accumulated other comprehensive loss	(74,291)	(54,911)
Total shareholders’ equity	2,171,077	595,236
Total shareholders’ Equity	$2,171,077	$595,236

*	The share amounts are presented on a retroactive basis.

SHENNI HOLDINGS LIMITED
PARENT COMPANY STATEMENTS OF COMPREHENSIVE INCOME

	For the Years ended March 31
	2024	2023
EQUITY IN EARNINGS OF SUBSIDIARIES	$1,537,717	$(120,401)
NET INCOME(LOSS)	1,537,717	(120,401)
FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	(19,380)	(50,177)
COMPREHENSIVE INCOME(LOSS) ATTRIBUTABLE TO THE SHAREHOLDERS OF THE COMPANY	$1,518,337	$(170,578)

SHENNI HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — RESTRICTED NET ASSETS OR PARENT COMPANY’S CONDENSED FINANCIAL STATEMENTS (cont.)

SHENNI HOLDINGS LIMITED
PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Years Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income(loss)	$1,537,717	(120,401)
Adjustments to reconcile net cash flows from operating activities:
Equity in (gain) loss of subsidiaries	(1,537,717)	120,401
Net cash used in operating activities	-	-

NOTE 13 — SUBSEQUENT EVENTS

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through November 15, 2024, the date the consolidated financial statements were available to be issued. No other events require adjustment to or disclosure in the consolidated financial statements except the following:

Shenni Holdings established its directly wholly owned subsidiary Shenni Technology Limited, a Hong Kong company, on April 30, 2024. Shenni HK established a wholly foreign-owned subsidiary Shenni Technology in China, on August 19, 2024.

The Company was recapitalized on August 30, 2024.

NOTE 14 — COMMITMENTS AND CONTINGENCIES

The Company may be involved in certain legal proceedings, claims and other disputes arising from the commercial operations, projects, employees and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. There were no commitments or contingencies as of March 31, 2024 and 2023.

3,000,000 Ordinary Shares

Shenni Holdings Limited

Until ●, 2025 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

D. Boral Capital

The date of this prospectus is ●, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. Indemnification of Directors and Officers

We are a Cayman Islands exempted company with limited liability. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Memorandum and Articles of Association provides for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own wilful negligence or default.

Pursuant to the indemnification agreements, the form of which will be filed as an exhibit to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriter was involved in these issuances of securities.

Ordinary Shares:

Purchaser	Date of Issuance	Number of Ordinary Shares	Consideration
YuanShengLangHe (BVI) Limited	3/8/2024	18,000,000	$4,500
YingBeiJia (BVI) Limited	3/8/2024	7,500,000	$1,875
WeiHao (BVI) Limited	3/8/2024	1,500,000	$375
OugOng (BVI) Limited	3/8/2024	1,500,000	$375
XiangYiYuan (BVI) Limited	3/8/2024	1,500,000	$375

Upon our incorporation on March 8, 2024, we issued 1 Ordinary Shares to three shareholders in connection with the incorporation of the Company, among which 1 share was issued to our registered agent, who transferred the share to YuanShengLangHe (BVI) Limited a company wholly owned by Mr. Minghai Zhou, our Chairman and Chief Executive Officer, on the same day. These issuances were exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

ITEM 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit Title
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Memorandum and Articles of Association*
4.1	Specimen Certificate for Ordinary Shares*
5.1	Opinion of Maplesand Calder (Hong Kong) LLP as to the legality of the Ordinary Shares being registered and certain Cayman Islands tax matters*
8.1	Opinion of AllBright Law Offices regarding PRC legal matters*
10.1	Employment Agreement by and between Minghai Zhou and the Company dated November 14, 2024 ***
10.2	Employment Agreement by and between Xiaoping Zhou and the Company dated November 14, 2024 ***
10.3	Employment Agreement by and between Lili Hu and the Company dated November 14, 2024***
10.4	Form of Indemnification Agreement by between the Company and its directors and executive officers***
10.5	Medical Device Procurement Contract**
21.1	List of subsidiaries of the Registrant***
23.1	Consent of Audit Alliance LLP**
23.2	Consent of and Calder (Hong Kong) LLP (included in Exhibit 5.1)*
23.3	Consent of AllBright Law Offices (included in Exhibit 8.1)*
23.4	Consent of CEVSN Information Consulting Co., Ltd. *
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Code of Business Conduct and Ethics***
107	Filing Fee Table***

*	To be filed by amendment

**	Filed herewith

***	Previously filed

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

ITEM 9. Undertakings

The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreements certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jian, on March 31, 2025.

Shenni Holdings Limited

By:	/s/ Xiaoping Zhou
Name:	Xiaoping Zhou
Title:	Chief Executive Officer
(Principal Executive Officer)

Power Of Attorney

Each person whose signature appears below constitutes and appoints each of Minghai Zhou and Xiaoping Zhou as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Minghai Zhou	Chairman of Board and Director	March 31, 2025
Minghai Zhou

/s/ Xiaoping Zhou	Chief Executive Officer and Director	March 31, 2025
Xiaoping Zhou	(Principal Executive Officer)

/s/ Lili Hu	Chief Financial Officer	March 31, 2025
Lili Hu	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Shenni Holdings Limited has signed this registration statement on March 31, 2025.

Authorized U.S. Representative COGENCY GLOBAL INC.

/s/Colleen A. DeVries
Name: Colleen A. DeVries
Title: Senior Vice President